Exhibit 10.19

Connecticut General Life Insurance Company
Loan No.
Master Loan Agreement

MASTER LOAN AGREEMENT

THIS MASTER LOAN AGREEMENT (the “Loan Agreement”) is executed and delivered as of July 8, 2011 by and between STAG GI INVESTMENTS HOLDINGS, LLC, a Delaware limited liability company (“Prime Borrower” and, together with the Site Borrowers, as defined below, collectively and individually referred to as the “Borrower” or “Borrowers”); and CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation (together with its successors, affiliates, nominees, subsidiaries, investors, participants and assignees, “Lender”).

Recitals

A.            Lender and Prime Borrower are parties to a Letter of Intent dated March 23, 2011, as amended (the “Commitment”), pursuant to which, inter alia, Lender will make a mortgage loan to Prime Borrower and Site Borrowers in the maximum aggregate original principal amount of Sixty-Five Million and No/100 Dollars ($65,000,000) (the “Loan” or the “Portfolio Loan”).

B.            Prime Borrower is wholly owned by STAG Industrial Operating Partnership L.P., a Delaware limited partnership (“STAG Industrial”).  Prime Borrower intends to own all of the membership interests in one or more special purposes entities (each, a “Site Borrower” and, collectively, the “Site Borrowers”) created to acquire various parcels of real property and all improvements thereon and all rights and appurtenances thereto (each a “Site” and, collectively, the “Portfolio Properties”).

C.            The Portfolio Loan will be evidenced and secured by (i) one or more promissory notes by Prime Borrower and one or more Site Borrowers (as the same may be amended, modified, substituted or supplemented from time to time, collectively and individually referred to as the “Notes” or the “Portfolio Notes”), (ii) a mortgage, deed of trust, or indemnity deed of trust, assignment of leases, rents and contracts, security agreement and fixture filing that encumbers a Site (one from the applicable Site Borrower for each Site, each, a “Portfolio Mortgage” and collectively, the “Portfolio Mortgages,” as the same may be amended, modified, substituted or supplemented from time to time) and other items of collateral, and (iii) such other security agreements, loan agreements, disbursement agreements, supplemental agreements, environmental indemnity agreements, guaranties, assignments (both present and collateral) and other instruments of indebtedness or security, including, without limitation, those set forth on Exhibit B hereto (including the Notes, the Portfolio Mortgages and this Loan Agreement, as the same may be amended, modified, substituted or supplemented from time to time, the “Loan Documents”).  All indebtedness and obligations hereunder and under the other Loan Documents are collectively referred to as the “Indebtedness.”

D.            Reference is made to the Master Loan Agreement (as the same may be amended, modified, substituted or supplemented from time to time, the “STAG IV Loan Agreement”), dated as of July 9, 2010, as amended, by and between  Prime Borrower and Lender, among others, whereby, inter alia, Lender agreed, subject to the terms of the STAG IV Loan Agreement, to make a mortgage loan (the “STAG IV Loan”) to Prime Borrower and certain affiliates of the Prime Borrower (the “STAG IV Site Borrowers”) in the maximum aggregate original principal amount of Sixty-Three Million and No/100 Dollars ($63,000,000) (together with all other obligations under the STAG IV Loan, collectively referred to as the “STAG IV Indebtedness”).

E.             Reference is made to the Master Loan Agreement (as the same may be amended, modified, substituted or supplemented from time to time, the “STAG V Loan Agreement”), dated as of October 12, 2010, as amended, by and between  Prime Borrower and Lender, among others, whereby, inter alia, Lender agreed, subject to the terms of the STAG V Loan Agreement, to make a mortgage loan (the “STAG V Loan”) to Prime Borrower and certain affiliates of the Prime Borrower (the “STAG V Site Borrowers”) in the maximum aggregate original principal amount of Sixty-Five Million and No/100 Dollars ($65,000,000) (together with all other obligations under the STAG V Loan, collectively referred to as the “STAG V Indebtedness”).

F.             Lender, Prime Borrower, Site Borrowers, STAG IV Site Borrowers and STAG V Site Borrowers have agreed that this Loan Agreement shall provide additional security for the payment of all amounts payable now and in the future under (i) the STAG IV Loan Agreement and the other STAG IV Loan Documents (as defined below) and (ii) the STAG V Loan Agreement and the other STAG V Loan Documents (as defined below).

G.            Lender and Borrowers are entering into this Loan Agreement to reflect the agreements of Lender and Borrowers regarding the terms of the Loan.

Agreements

NOW THEREFORE, for and in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrowers, jointly and severally, hereby agree as follows:

1.             Incorporation of Recitals; Defined Terms.  The recitals are hereby incorporated into this Agreement.  Initially capitalized terms used but not otherwise defined in this Loan Agreement have the same meanings given them in the Loan Documents.

2.             Initial Advance and Additional Advances.

2.1           Initial Advance.

(a)           Subject to fulfilling the requirements of this Loan Agreement, Lender has agreed to advance to Prime Borrower and one or more to-be-determined Site Borrowers (the “Initial Site Borrower(s)”), and Prime Borrower has agreed to accept, and shall cause the Initial Site Borrower(s) to accept, an initial advance of the Loan proceeds in the original principal amount equal to sixty-two and one-half percent (62.5%) of (i) the gross purchase price of the Sites to be purchased by the Initial Site Borrower(s) (the “Initial Site(s)”), to be set forth on Exhibit H hereto, plus (ii) all amounts due to Lender or its attorneys or Affiliates (as defined below) with respect to the closing and funding of the initial advance of the Loan, plus (iii) any fees payable to Prime Borrower or STAG Industrial or their respective Affiliates or successors in connection with the acquisition of the Initial Site(s) in accordance with the Amended and Restated Limited Partnership Agreement of STAG Industrial dated as of April 20, 2011, plus (iv) the fees payable to Holliday, Fenoglio, Fowler, L.P. in connection with the initial advance of the Loan, plus (v) all other reasonable third party costs incurred in connection with the underwriting and acquisition of the Initial Site(s) including, without limitation, for the Title Commitment, Title Policy and Survey (as those terms are defined below) expenses, brokerage fees, recording fees and transfer taxes, mortgage recording fees, legal fees and disbursements, the cost of obtaining the Zoning Materials and Environmental and Engineering Reports, and the cost of the Searches, Tenant Bankruptcy Searches (as those terms are defined below) and similar searches and reports (the “Initial Advance”).  Borrower and Lender shall update Exhibit H simultaneously with the acquisition of the Initial Site(s) in accordance with the terms of this Loan Agreement.

As used in this Loan Agreement, “Affiliate(s)” means a person or an entity that controls, is controlled by, or is under common control with the person or entity with respect to which the determination is to be made, and the terms “control,” “controls,” and “under common control with,” mean the direct or indirect power to direct or cause the direction of the management and policies of the company, partnership, limited liability company, trust or entity with respect to which the determination is to be made, whether through the ownership of voting securities, by contract or otherwise.

(b)           Prime Borrower may seek to obtain the Initial Advance hereunder by identifying the Initial Site(s) to secure the Loan.  Prime Borrower shall deliver to Lender preliminary underwriting materials in support thereof (the “Preliminary Underwriting Materials”).  Lender shall have the right to review, underwrite, accept or reject any proposed Initial Site(s) and the Initial Advance, in accordance with its then current underwriting standards, which will be applied in Lender’s sole and absolute discretion, including Lender’s right to review such proposed Initial Site(s) and Initial Advance in accordance with Lender’s customary application and approval process.  Without limiting the generality of the foregoing, the Preliminary Underwriting Materials shall contain the items identified in Section 2.1(c)(i) below, together with a “Transaction Summary,” describing the primary salient features of the Initial Site(s) and the Initial Advance.  Prime Borrower shall reimburse Lender for all actual costs and expenses incurred in connection with the proposed Initial Site(s) and the Initial Advance, whether or not the Initial Advance is ever made, including, without limitation, consultant’s fees for the Environmental and Engineering Reports, the costs of the Title Commitments and Surveys and legal fees of in-house and outside counsel.

Lender shall notify Prime Borrower in writing within fourteen (14) days following receipt of the Preliminary Underwriting Materials whether or not the Initial Site(s), or any of them, and the Initial Advance are approved.  In all events, as of the Initial Advance (a) the loan-to-value ratio of the Initial Site(s) as reasonably determined by Lender must be less than or equal to sixty-two and one-half percent (62.5%), (b) the Debt Coverage Ratio (as defined below) for each Initial Site must be at least 1.50 times, (c) each Initial Site must be an industrial property, primarily used for warehouse/distribution, manufacturing and flex/R&D purposes, (d) each Initial Site must be located in a primary or secondary market, as reasonably determined by

Lender, and (e) each Initial Site must be a Class A or Class B property, as reasonably determined by Lender.

If approved by Lender as provided above, Lender shall notify Prime Borrower in writing of its agreement regarding the Initial Site(s) and Initial Advance, whereupon Lender shall be obligated to make the Initial Advance pursuant to this Loan Agreement so long as the requirements of Section 2.1(c) below are satisfied.

(c)           Prior to making the Initial Advance, and as a condition of Borrower’s right to receive any Loan proceeds as contemplated by this Agreement, the following conditions shall be satisfied to Lender’s satisfaction:

(i)            Borrower shall have delivered to Lender true, correct and complete copies of each fully-executed Lease (as hereinafter defined) affecting each Initial Site, together with a current rent roll and an abstract of each Lease prepared by Borrower, which Leases shall be in form and substance reasonably satisfactory to Lender.

(ii)           Borrower shall have delivered to Lender a Lease Estoppel Certificate from each tenant under each Lease of each Initial Site, substantially in the form attached hereto as Exhibit C (unless the Lender shall expressly agree, in Lender’s sole discretion, to accept a Lease Estoppel Certificate from Borrower for any of the Initial Site(s) in a form that differs from the form attached hereto as Exhibit C), and otherwise in form and substance reasonably satisfactory to Lender (a “Tenant Estoppel”).

(iii)          Borrower shall have delivered to Lender a Subordination Non-Disturbance and Attornment Agreement from each tenant under each Lease of each Initial Site, substantially in the form attached hereto as Exhibit D, and otherwise in form and substance reasonably satisfactory to Lender (a “SNDA”).

(iv)          Borrower shall have delivered to Lender a true, correct and complete copy of the outstanding Purchase and Sale Agreement for each Initial Site.

(v)           Borrower shall have delivered to Lender true, correct and complete copies of the organizational documents of each Site Borrower, together with evidence of the authority of Prime Borrower and each Site Borrower to execute and deliver the Loan Documents and perform its obligations thereunder, all in form and substance reasonably satisfactory to Lender.

(vi)          Borrower shall have delivered a title commitment for a mortgagee’s title insurance policy in form and substance acceptable to Lender (the “Title Commitment”), issued by a title insurance company or companies acceptable to Lender (the “Title Company”), with the Title Company’s assurance that all of the requirements for the issuance of the mortgagee’s title insurance policy contemplated thereby have been satisfied and that the Title Company is unconditionally and irrevocably prepared to issue such policy to Lender, with such endorsements, reinsurance and/or co-insurance as Lender may reasonably require, insuring the first priority lien of the Portfolio Mortgage on each Initial Site Borrower’s interests in its applicable Initial Site, free from all liens and encumbrances other than those expressly approved by Lender and without exception for (A) filed or unfiled mechanics’ liens, (B) survey matters, (C) rights of parties in possession (except for tenants under Leases as specifically noted on the Title Commitment), (D) environmental liens, and (E) any other matters of any kind or nature whatsoever other than those expressly approved by Lender and the Loan Documents (the “Title Policy”).

(vii)         Borrower shall have delivered to Lender a current instrument survey of each Initial Site, acceptable in form and content to Lender and the Title Company, prepared in accordance with the requirements set forth in EXHIBIT E attached hereto (the “Survey”), and a certificate substantially in the form of EXHIBIT F attached hereto (the “Surveyor’s Certificate”), prepared and signed by a surveyor, acceptable to Lender and the Title Company, licensed to do business in the State/Commonwealth of the applicable Initial Site with his or her seal affixed thereto.  The Survey must show that all buildings and improvements are within lot and building lines and must locate all above or below ground easements, improvements, appurtenances, utilities and rights of way, and ingress and egress, number and size of parking spaces and otherwise contain information outlined on EXHIBIT E attached hereto.

(viii)        Borrower shall have delivered to Lender such evidence as Lender may reasonably require that all outstanding Impositions (as hereinafter defined) pertaining to each Initial Site which are due and payable as of the date hereof have been paid in full.

(ix)          Borrower shall have delivered evidence, reasonably acceptable to Lender, that Borrower and each Initial Site are not subject to any federal or state tax liens, outstanding judgments or bankruptcy matters (collectively, the “Searches”) and that the tenants under the Leases are not subject to any bankruptcy matters (the “Tenant Bankruptcy Searches”), which, in the case of the Tenant Bankruptcy Searches, may be satisfied by a representation to that effect from the tenant in its Tenant Estoppel.

(x)           Borrower shall have delivered to Lender engineering, environmental, asbestos and other reports reasonably requested by Lender, in form and content satisfactory to the Lender, regarding the physical and environmental condition of each Initial Site (collectively, the “Environmental and Engineering Reports”).

(xi)          Borrower shall have delivered to Lender a report prepared by Planning and Zoning Resources, Inc. (a “PZR Report”) regarding the zoning for each Initial Site, in form and substance reasonably acceptable to Lender, together with copies of certificates of occupancy (if reasonably available)

and zoning certificates from the local jurisdiction of the applicable Initial Site (if reasonably available) (together with the PZR Report, the “Zoning Materials”).

(xii)        Borrower shall have delivered to Lender insurance policies and/or certificates of insurance required pursuant to the terms and provisions of this Loan Agreement.

(xiii)       Borrower shall have delivered to Lender any Management Agreements (as hereinafter defined), together with a written subordination of the Management Agreements by the managers thereunder to the terms of the Loan Documents, all in form and substance satisfactory to Lender.

(xiv)        Borrower shall have delivered financial statements (A) of Borrower, covering at least the previous three (3) calendar years in reasonable detail, sworn by Borrower to be true and complete, in form and substance acceptable to Lender, and (B) of each Initial Site for the previous three (3) calendar years, or such shorter time as may be reasonably available to Borrower, in reasonable detail, sworn by Borrower, to the best of Borrower’s knowledge, to be true and complete in all material respects, in form and substance acceptable to Lender.

(xv)         Borrower shall have delivered such evidence as Lender may require as to the satisfaction of such of the terms and conditions of the Commitment, this Loan Agreement and the other Loan Documents as may by their nature be satisfied prior to the making of the Initial Advance.

(xvi)        Borrower shall have fully executed and delivered the Loan Documents, in form and substance satisfactory to Lender.

(xvii)       Borrower shall have delivered opinions, in form and substance reasonably acceptable to Lender, subject to customary limitations and qualifications in opinions for transactions of this type, from Borrower’s counsel and from local counsel for each Initial Site, regarding (A) the due execution, authority and enforceability of the Loan Documents, (B) the compliance of the Loan Documents with applicable usury laws, and (C) such other matters as Lender may reasonably require (collectively the “Opinions”), substantially in the forms attached hereto as Exhibit G.

(xviii)     Borrower shall have delivered such evidence as Lender may reasonably require that (A) there has been no material adverse change in (I) the financial position of Borrower or any Constituent Owner (as hereinafter defined), (II) each Initial Site, (III) the Rents, (IV) the Leases, (V) any other material features or characteristics of the transaction or due diligence materials and documentation submitted to Lender by or on behalf of the Borrower from that which existed on the date Borrower submitted the Commitment to the Lender, and/or (B) Borrower is not involved in any bankruptcy, reorganization or insolvency proceeding, or in any criminal, government receivership or FDIC proceeding, investigation or review (each, a “Material Adverse Change”).

(xix)        Borrower shall have fully executed and delivered amendments to the STAG IV Loan Documents, in form and substance satisfactory to Lender, evidencing the cross-collateralization and the cross-default of the STAG IV Loan and the Loan.

(xx)         Borrower shall have fully executed and delivered amendments to the STAG V Loan Documents, in form and substance satisfactory to Lender, evidencing the cross-collateralization and the cross-default of the STAG V Loan and the Loan.

(xxi)        No Event of Default, nor any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, shall exist hereunder or under any other Loan Document.

(xxii)       All of the representations and warranties made hereunder and under the other Loan Documents shall be true and correct in all material respects.

(xxiii)      Such other conditions as Lender may reasonably require.

(d)           All conditions for Lender’s making the Initial Advance must be satisfied by Borrowers within sixty (60) days after the date hereof, or Lender’s obligations under this Loan Agreement shall terminate, Lender shall not be required to make the Initial Advance or any Additional Advances under the Loan and this Loan Agreement and all other Loan Documents shall terminate and be of no further force or effect, except for such obligations of Borrower as expressly survive the termination of the Loan Documents.

2.2         Additional Advances.

(a)           Prime Borrower, together with each Site Borrower that is the owner of an Additional Portfolio Property (as hereinafter defined), may elect to obtain one or more additional advances of the Loan proceeds prior to the expiration of the Advancement Period (as hereinafter defined) in the maximum aggregate original principal amount as of the date hereof of up to the difference of (i) Sixty-Five Million and No/100 Dollars ($65,000,000) less (ii) the amount of the Initial Advance (individually and collectively, the “Additional Advances”) under the terms and provisions provided herein.  The amount of the Additional Advances will be equal to sixty-two and one-half percent (62.5%) of (a) the gross purchase price of the applicable Additional Portfolio Property, to be set forth on Exhibit H hereto, plus (b) all amounts due to Lender or its attorneys or Affiliates (as defined below) with respect to the closing and funding of the applicable Additional Advance, plus (c) any fees payable to Prime Borrower or STAG Industrial or their respective Affiliates or successors in connection with the acquisition of the applicable Additional Portfolio Property in accordance with the Amended and Restated Limited Partnership Agreement of STAG Industrial dated as of April 20, 2011, plus (d) the fees payable to Holliday, Fenoglio, Fowler, L.P. in connection with the applicable Additional Advance, plus (e) all other reasonable third party costs incurred in connection with the underwriting and acquisition of the applicable Additional Portfolio Property including, without limitation, for the Title Commitment,

Title Policy and Survey expenses, brokerage fees, recording fees and transfer taxes, mortgage recording fees, legal fees and disbursements, the cost of obtaining the Zoning Materials and Environmental and Engineering Reports, and the cost of the Searches, Tenant Bankruptcy Searches and similar searches and reports.  Borrower and Lender shall update Exhibit H simultaneously with the acquisition of each Additional Portfolio Property in accordance with the terms of this Loan Agreement.

(b)           Prime Borrower may seek to obtain Additional Advances hereunder by identifying additional Site(s) (each, an “Additional Portfolio Property,” which also constitute Sites and Portfolio Properties hereunder) to secure the Loan.  Prime Borrower shall deliver to Lender the Preliminary Underwriting Materials in support thereof.  Lender shall have the right to review, underwrite, accept or reject any proposed Additional Portfolio Properties and Additional Advances, in accordance with its then current underwriting standards, which will be applied in Lender’s sole and absolute discretion, including Lender’s right to review such proposed Additional Portfolio Properties and Additional Advances in accordance with Lender’s customary application and approval process.  Without limiting the generality of the foregoing, the Preliminary Underwriting Materials shall contain the items identified in Section 2.2(c)(i) below, together with a “Transaction Summary,” describing the primary salient features of the Additional Portfolio Property and Additional Advances.  Prime Borrower shall reimburse Lender for all actual costs and expenses incurred in connection with any proposed Additional Portfolio Properties and Additional Advances, whether or not the Additional Advance is ever made, including, without limitation, consultant’s fees for the Environmental and Engineering Reports, the costs of the Title Commitments and Surveys and legal fees of in-house and outside counsel.

Lender shall notify Prime Borrower in writing within fourteen (14) days following receipt of the Preliminary Underwriting Materials whether or not the Additional Portfolio Properties and Additional Advances are approved.  In all events, as of each Additional Advance (a) the loan-to-value ratio of the Portfolio Properties (including the Additional Portfolio Properties) as reasonably determined by Lender must be less than or equal to sixty-two and one-half percent (62.5%), (b) the Debt Coverage Ratio (as defined below) must be at least 1.50 times, (c) the Portfolio Properties (including the Additional Portfolio Properties) must be diversified with respect to geography, tenancy and industry, as reasonably determined by Lender, (d) the Portfolio Properties (including the Additional Portfolio Properties) must be industrial properties, primarily used for warehouse/distribution, manufacturing and flex/R&D purposes, (e) the Portfolio Properties must be located in primary and secondary markets, as reasonably determined by Lender, and (f) the Portfolio Properties must be Class A or Class B properties, as reasonably determined by Lender.

If approved by Lender as provided above, Lender shall notify Prime Borrower in writing of its agreement regarding the Additional Portfolio Properties and Additional Advances, whereupon Lender shall be obligated to make the Additional Advance(s) pursuant to this Loan Agreement so long as the requirements of Section 2.2(c) below are satisfied.  All of the terms and conditions of this Loan Agreement and all other Loan Documents shall pertain to the Site Borrowers, the Additional Notes (as defined below), the Additional Portfolio Mortgages (as hereinafter defined) and the Additional Portfolio Properties to the same extent as if part of the Initial Advance.

(c)           Prior to making any Additional Advances, and as a condition of Borrower’s right to receive any Loan proceeds beyond the Initial Advance as contemplated by this Agreement, the following conditions shall be satisfied to Lender’s satisfaction with respect to the Additional Portfolio Properties:

(i)            Borrower shall have delivered to Lender true, correct and complete copies of each fully-executed Lease (as hereinafter defined) affecting the Additional Portfolio Properties, together with a current rent roll and an abstract of each Lease prepared by Borrower, which Leases shall be in form and substance reasonably satisfactory to Lender.

(ii)           Borrower shall have delivered to Lender a Tenant Estoppel from tenants occupying not less than seventy-five percent (75%) of the leasable area of the Additional Portfolio Properties.

(iii)          Borrower shall have delivered to Lender a SNDA from tenants occupying not less than seventy-five percent (75%) of the leasable area of the Additional Portfolio Properties.

(iv)          Borrower shall have delivered to Lender true, correct and complete copies of each Purchase and Sale Agreement for each Additional Portfolio Property.

(v)           Borrower shall have delivered to Lender true, correct and complete copies of the organizational documents of each Site Borrower, together with evidence of the authority of each Borrower to execute and deliver the Additional Loan Documents (as hereinafter defined) and perform its obligations thereunder, all in form and substance reasonably satisfactory to Lender.

(vi)          Borrower shall have delivered a Title Commitment issued by the Title Company, with the Title Company’s assurance that all of the requirements for the issuance of the mortgagee’s title insurance policy contemplated thereby have been satisfied and that the Title Company is unconditionally and irrevocably prepared to issue such policy to Lender, with such endorsements, reinsurance and/or co-insurance as Lender may reasonably require, insuring the first priority lien of the Additional Portfolio Mortgages on the Site Borrowers’ interest in the Additional Portfolio Properties, free from all liens and encumbrances other than those expressly approved by Lender and without exception for (A) filed or unfiled mechanics’ liens, (B) survey matters, (C) rights of parties in possession (except for tenants under Leases as specifically noted on the Title Commitment), (D) environmental liens, and (E) any other matters of any kind or nature whatsoever other than those expressly approved by Lender and the Loan Documents; together with any endorsements to the existing Title Policy requested by Lender to evidence the Additional Advance and the Additional Portfolio Mortgages.

(vii)        Borrower shall have delivered to Lender a Survey of each Additional Portfolio Property and Surveyor’s Certificate with respect thereto, prepared and signed by a surveyor, acceptable to Lender and the Title Company, licensed to do business in the state of the respective Additional Portfolio Property with his or her seal affixed thereto.

(viii)       Borrower shall have delivered to Lender such evidence as Lender may reasonably require that all outstanding Impositions (as hereinafter defined) pertaining to the Additional Portfolio Properties which are due and payable as of the date of the Additional Advances have been paid in full.

(ix)          Borrower shall have delivered updated Searches for the Prime Borrower and the Site Borrower that will obtain the applicable Additional Advance (but not for the other Site Borrowers); provided, however, that (i) such Searches shall not be required (unless Lender otherwise so reasonably requests) for any Borrower as to which Lender has received and approved Searches within the last calendar quarter, and (ii) such Searches shall not be required with respect to any Site Borrower created within thirty (30) days of the closing of the Additional Advance.  Borrower shall have also delivered prior to each Additional Advance the Tenant Bankruptcy Searches related to the Additional Portfolio Property being acquired with the proceeds of the Additional Advance; provided, however, that such Bankruptcy Searches shall not be required with respect to any tenant that makes an appropriate representation in its Tenant Estoppel.

(x)           Borrower shall have delivered to Lender the Environmental and Engineering Reports with respect to the Additional Portfolio Properties.  Lender will use reasonable efforts to use Borrower’s existing Environmental and Engineering Reports in connection with the Additional Advances.

(xi)          Borrower shall have delivered to Lender the Zoning Materials with respect to the Additional Portfolio Properties.

(xii)         Borrower shall have delivered to Lender insurance policies and/or certificates of insurance required pursuant to the terms and provisions of this Loan Agreement.

(xiii)        Borrower shall have delivered to Lender any Management Agreements (as hereinafter defined), together with a written subordination of the Management Agreements by the managers thereunder to the terms of the Loan Documents, all in form and substance satisfactory to Lender.

(xiv)        Borrower shall have delivered financial statements for each Additional Portfolio Property for the previous three (3) calendar years, or such shorter time as may be reasonably available to Borrower, in reasonable detail, sworn by Borrower, to the best of Borrower’s knowledge, to be true and complete in all material respects, in form and substance acceptable to Lender.

(xv)         Borrower shall have delivered such evidence as Lender may require as to the satisfaction of such of the terms and conditions of the Commitment, this Loan Agreement and of the other Loan Documents as may by their nature be satisfied prior to the making of the Additional Advance.

(xvi)        Borrower shall have fully executed and delivered the Additional Loan Documents, in form and substance satisfactory to Lender.

(xvii)       Borrower shall have delivered the Opinions with respect to the Additional Loan Documents.

(xviii)     Borrower shall have delivered such evidence as Lender may reasonably require that there has been no Material Adverse Change since the date of the Preliminary Underwriting Materials.

(xix)        No Event of Default, nor any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, shall exist hereunder or under any other Loan Document.

(xx)         All of the representations and warranties made hereunder and under the other Loan Documents shall continue to be true and correct in all material respects (except to the extent modified consistent with the terms of the Loan Documents).

(xxi)        The Additional Advance must occur no later than twelve (12) months from the date of the Initial Advance (the “Advancement Period”).

(xxii)      Such other conditions as Lender may reasonably require.

2.3         Advances, Generally.

(a)           Without at any time waiving any of Lender’s rights hereunder, Lender shall have the right to make advances of Loan proceeds hereunder without the satisfaction of each and every condition precedent to Lender’s obligation to make such advance, and Borrower agrees to accept such advance as Lender may elect to make in connection with the acquisition of an Additional Portfolio Property.

(b)           The Initial Advance and the Additional Advances shall each be evidenced by one or more Portfolio Notes, in substantially the form attached hereto as Exhibit I, of even date with the Initial Advance or Additional Advances, as applicable, executed by Prime Borrower and each Site Borrower, each of which shall mature at the same time as the Note evidencing the Initial Advance (the “Initial Note(s)”) (i.e., approximately eight (8) years after the date of the Initial Advance).  The interest rate (the “Interest Rate”) for the Initial Notes shall be five and 88/100 percent (5.88%) per annum.  The Interest Rate for any Additional Note executed and delivered within six (6) months after the earlier to occur of (i) the date that is sixty (60) days after the date hereof and (ii) the date of the Initial Advance (the “Initial Interest Rate Period”) shall equal the Interest Rate set forth in the Initial Notes.  Thereafter, for each Additional Advance made within the immediately succeeding six (6) month period following the expiration of the Initial Interest Rate Period (the “Additional Interest Rate Period”), the Interest Rate on such Additional Notes shall be equal to the 8-Year Treasury Yield (hereinafter defined) plus a spread offered to borrowers of substantially similar reputation and experience as the Prime Borrower for a loan secured by properties substantially similar in quality and geographical diversification as the Portfolio Properties (including the Additional Portfolio Properties), such Interest Rate to be determined within thirty (30) days prior to the expiration of the Initial Interest Rate Period; provided, however, that the Interest Rate shall never be less than five and 88/100 percent (5.88%) per annum.  Lender agrees to provide prompt written notice to Prime Borrower of the Interest Rate for the Additional Interest Rate Period.  In no event will Lender receive interest in excess of that allowed by applicable law.  As used herein, the term “Additional Notes” means any Portfolio Note(s) evidencing the applicable Additional Advance(s).

If at any time on or after the date twelve months from the date of the Initial Advance the aggregate outstanding principal balance of the Loan is less than Forty-Five Million and No/100 Dollars ($45,000,000), then, notwithstanding anything to the contrary set forth in Section 37(a) hereof, this Loan must be repaid in full at the same time that the STAG IV Loan or the STAG V Loan is repaid (whichever is later).

The Portfolio Notes shall provide for monthly installments of interest only until the date twelve (12) months after the date of the Initial Advance, and thereafter monthly installments of interest and principal (based upon a 30-year amortization schedule from the date of the commencement of such principal payments), which shall be due and payable on each Monthly Payment Date (as defined in the Initial Notes).

As used herein, the “8-Year Treasury Yield” will be determined by reference to the end of day yields on U.S. Treasuries having an interpolated maturity date of 8 years and reported in the federal reserve Statistical Release H.15 (http://www.federalreserve.gov/releases/H15/update/), or in the event the website is discontinued or otherwise generally unavailable, any comparable electronic rate index that is readily available and verifiable to Lender, for the fifth (5th) Business Day prior to the Additional Advance.

Subject to the provisions of Section 4(b) hereof, the Initial Note(s) shall be secured by (a) one or more first priority mortgages, deeds of trust, or indemnity deeds of trust, assignments of leases, rents and contracts, security agreements and fixture filings, in the full amount of the Loan that encumber each Initial Site, substantially in the form attached hereto as Exhibit J (as the same may be amended, modified, substituted or supplemented from time to time, the “Initial Portfolio Mortgage(s)”), (b) one or more first priority assignments of rents and leases that encumber each Initial Site, substantially in the form attached hereto as Exhibit O, (c) the STAG IV Loan Documents (as defined below), and (d) the STAG V Loan Documents (as defined below).  All other Loan Documents shall be amended, as necessary, to reflect the Initial Advances, the Initial Site Borrowers and the Initial Site, to the extent necessary in Lender’s reasonable discretion, including, without limitation, pursuant to an Omnibus Amendment to Loan Documents substantially in the form attached hereto as Exhibit K (as the same may be amended, modified, substituted or supplemented from time to time, the “Omnibus

Amendment”).  The documents set forth above in this paragraph shall constitute part of the Loan Documents hereunder.

Subject to the provisions of Section 4(b) hereof, the Additional Notes shall be secured by (a) first priority mortgages, deeds of trust, or indemnity deeds of trust, assignments of leases, rents and contracts, security agreements and fixture filings, each in the full amount of the Loan (as the same may be amended, modified, substituted or supplemented from time to time, each, an “Additional Portfolio Mortgage” and collectively part of the Portfolio Mortgages and the Loan Documents) that encumber the Additional Portfolio Properties, substantially in the forms attached hereto as Exhibit J, (b) first priority assignments of rents and leases (as the same may be amended, modified, substituted or supplemented from time to time, each, an “Additional Assignment” and collectively part of the Loan Documents) that encumber the Additional Portfolio Properties, substantially in the forms attached hereto as Exhibit O, (c) the STAG IV Loan Documents, and (d) the STAG V Loan Documents.  All other Loan Documents shall be amended, as necessary, to reflect the Additional Advances, the Site Borrowers and the Additional Portfolio Properties, to the extent necessary in Lender’s reasonable discretion, including, without limitation, pursuant to an Omnibus Amendment.  The Additional Notes, the Additional Portfolio Mortgages, the Additional Assignments, the Omnibus Amendment and the amendments to the other Loan Documents as the same may be amended, modified, substituted or supplemented from time to time, are collectively called the “Additional Loan Documents,” which shall constitute part of the Loan Documents hereunder.

(c)           Commencing with the Initial Advance and continuing with each Additional Advance thereafter made, Borrowers shall deliver to Lender a rent roll that accurately reflects in all material respects the Leases and income from the Portfolio Properties as of the date indicated thereon, which rent roll shall be attached hereto at the time of such advance as Exhibit N.

(d)           Commencing with the Initial Advance and continuing with each Additional Advance thereafter made, Prime Borrower will use good faith efforts to deliver Preliminary Underwriting Materials for multiple Portfolio Properties with each requested advance to streamline Lender’s application and approval process described herein.

3.             Allocation of Loan Amount.  The original principal amount of the Loan advanced shall be allocated among the Sites as shown in the table attached as Exhibit L.  The amount allocated to each Site is referred to as the “Allocated Loan Amount.”

Allocated Loan Amounts shall be reduced on a Site-specific basis to reflect any release of a Site in accordance with Section 20 below, and the amount by which any Release Prepayment exceeds the applicable Allocated Loan Amount shall be allocated as provided for in Section 20.  Allocated Loan Amounts also shall be reduced on a Site-specific basis to reflect the application of any casualty or condemnation proceeds with respect to such Site or any other partial prepayment made with respect to such Site in accordance with the terms of the Loan Documents.  All other payments of any portion of the Principal Indebtedness (as defined in the Notes) shall be applied against the Allocated Loan Amounts in the manner determined by Lender in its reasonable discretion and shall cause a re-calculation of debt service payments based upon the reduced Loan balance, the remaining amortization schedule and the Interest Rate.  No Site shall be released from the lien of the Portfolio Mortgages until the applicable Allocated Loan Amount has been paid in full.

4.             Payment of Indebtedness.  (a) Borrower will pay the principal indebtedness and interest thereon in accordance with the provisions of the Notes and all prepayment charges, late charges and fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof, and will keep and perform all of the covenants, promises and agreements, and pay all sums provided in (i) each of the Notes or any other promissory note or notes at any time hereafter issued to evidence the Indebtedness, (ii) the Portfolio Mortgages, (iii) this Loan Agreement, and (iv) any and all other Loan Documents, all in the manner herein or therein set forth.  Each of the Borrowers hereunder shall be fully liable for such payment and performance, and such liability shall be joint and several.

(b)           Each Borrower acknowledges and agrees that each of the Portfolio Properties (including, without limitation, any Additional Portfolio Properties) is granted as security for the entire Loan (including, without limitation, the Initial Advance and all Additional Advances) and shall be deemed to be additional collateral securing the complete payment, performance, observance and fulfillment of all of the terms, covenants, conditions and warranties of this Loan Agreement and the other Loan Documents.  Notwithstanding the foregoing or anything else to the contrary in this Agreement or any other Loan Document, however, to the extent any state imposes a mortgage tax, transfer tax or other fee in an amount other than a nominal amount (collectively, a “Mortgage Tax”) on a Portfolio Mortgage based upon the full amount of the Loan, Lender agrees that such Portfolio Mortgage shall only secure 125% of the Allocated Loan Amount attributable to the Site, and Lender shall make such other adjustments to the Amended Loan Documents as may be reasonable and/or necessary, in Lender’s reasonable opinion, to reduce the burden of the Mortgage Tax on Borrower.

(c)           Each Borrower acknowledges and agrees that (i) each of the Portfolio Properties (including, without limitation, any Additional Portfolio Properties) is granted as security for the STAG IV Indebtedness and shall be deemed to be additional collateral securing the complete payment, performance, observance and fulfillment of all of the terms, covenants, conditions and warranties of the STAG IV Loan, the STAG IV Loan Agreement and all of the other security agreements, loan agreements, disbursement agreements, supplemental agreements, environmental indemnity agreements, guaranties, assignments (both present and collateral) and other instruments of indebtedness or security related to the STAG IV Loan (including, without limitation, the STAG IV Loan Agreement, as the same may be amended, modified or supplemented from time to time, the “STAG IV Loan Documents”), and (ii) any Event of Default under the STAG IV Loan Documents shall constitute an Event of Default under this Agreement and the other Loan Documents.

(d)           Each Borrower further acknowledges and agrees that (i) each of the Portfolio Properties (including, without limitation, any Additional Portfolio Properties) also is granted as security for the STAG V Indebtedness and shall be deemed to be additional collateral securing the complete payment, performance, observance and fulfillment of all of the terms, covenants, conditions and warranties of the STAG V Loan, the STAG V Loan Agreement and all of the other security agreements, loan agreements, disbursement agreements, supplemental agreements, environmental indemnity agreements, guaranties, assignments (both present and collateral) and other instruments of indebtedness or security related to the STAG V Loan (including, without limitation, the STAG V Loan Agreement, as the same may be amended, modified or supplemented from time to time, the “STAG V Loan Documents”), and (ii) any Event of Default

under the STAG V Loan Documents shall constitute an Event of Default under this Agreement and the other Loan Documents.

5.             Usury.  It is hereby expressly agreed that Borrowers and Lender intend for the Loan to comply in all respects with applicable federal and state law governing the maximum rate of interest and other charges that may be charged or received in connection with a commercial loan.  Notwithstanding the foregoing, if from any circumstances whatsoever fulfillment of any provision of the Notes, the Portfolio Mortgages, this Loan Agreement or any other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under the Loan Documents that is in excess of the limit of such validity.  In no event shall Borrower be bound to pay for the use, forbearance or detention of the money loaned pursuant to the Loan Documents, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by Lender and Lender further agrees that it is Lender’s express intent that all excess amounts taken if usury has been charged or collected shall be refunded to Borrower with interest, or credited to the outstanding principal Indebtedness, to the extent as provided under applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

6.             Impositions.  Borrower shall pay or cause to be paid, not later than the last day on which the same may be paid without penalty or interest, all real estate taxes, sewer rents, water charges, fees and other payments to be made to any local, State or federal department, board or agency, or any other agency or governmental board or entity having jurisdiction over the Portfolio Properties (a “Governmental Authority”) in connection with the Real Property (as defined in the Portfolio Mortgages), and all other municipal and governmental assessments, rates, charges, impositions and liens (collectively hereinafter referred to as “Impositions”) which now or hereafter are imposed by law upon the Portfolio Properties.  If any Imposition is not paid within the time hereinabove specified, Lender shall have the right to pay the same, together with any penalty and interest thereon, and the amount or amounts so paid or advanced shall forthwith be payable by Borrower to Lender and shall be secured by the lien of the Portfolio Mortgages.  Notwithstanding the foregoing, Borrower may in good faith contest, at its own cost and expense, by proper legal proceedings, the validity or amount of any Imposition, on the condition that Borrower first shall deposit with Lender, as security for the payment of such contested item, an amount equal to the contested item plus all penalties and interest that would be payable if Borrower is ultimately required to pay such contested item, and on the further condition that no amount so contested may remain unpaid for such length of time as shall permit the Portfolio Properties, or the lien thereon created by the item being contested, to be sold for the nonpayment thereof, or as shall permit an action, either of foreclosure or otherwise, to be commenced by the holder of any such lien.  Borrower will not claim any credit on, or make any deduction from the Indebtedness by reason of the payment of any Imposition.

Borrower hereby assigns to Lender all rights of Borrower now or hereafter arising in and to the refund of any Imposition and any interest thereon.  If following receipt of any such refund by Lender, there exists no Event of Default (as hereinafter defined) hereunder, then Lender shall pay over the same to Borrower promptly after demand; if there exists an Event of Default hereunder, Lender may apply said refund in reduction of the Indebtedness in whatever order Lender may elect (subject, however, to any refund or credit owed to any tenant under a Lease where such tenant is not in default under its Lease).

7.             Tax Deposits.  Borrower and Lender have entered into a Real Estate Tax Escrow and Security Agreement of even date herewith (as the same may be amended, modified, substituted or supplemented from time to time, the “Tax Escrow Agreement”), the terms of which provide for the escrow and payments of money with respect to real estate taxes, assessments and other payments to Governmental Authorities in lieu thereof (“Taxes”) that are not payable directly to the applicable Governmental Authority by tenants under Leases approved by Lender or otherwise entered into in accordance with the Loan Documents.  Notwithstanding the provisions of Section 6 hereof, Borrower covenants to perform its obligations under the Tax Escrow Agreement and Lender has agreed that Borrower may perform its obligations under this Loan Agreement with respect to the Taxes in accordance with the Tax Escrow Agreement.  In the event that Borrower defaults under the Tax Escrow Agreement, or the Tax Escrow Agreement is terminated for any reason, or in the event that the Tax Escrow Agreement becomes ineffective or otherwise unenforceable, then the balance of the terms and conditions of this Section shall be applicable and control with respect to the Taxes.

Subject to the last paragraph of this Section 7, Borrower shall deposit with Lender or with an escrow agent selected by Lender, on the first (1st) day of the calendar month immediately following the date of the Initial Advance and on the first (1st) day of each calendar month thereafter (each of which dates is hereinafter called the “Monthly Tax Deposit Date”) until the payment in full of the Indebtedness a sum equal to one-twelfth (1/12) of the Taxes to be levied, charged, assessed or imposed upon or for the Portfolio Properties within one (1) year after the Monthly Tax Deposit Date.  If on any Monthly Tax Deposit Date the amount of Taxes to be levied, charged, assessed or imposed within the ensuing one (1) year period shall not be fixed, such amount for the purpose of computing the deposit to be made by Borrower hereunder, shall be reasonably estimated by Lender, with appropriate adjustment when the amount of such Taxes is fixed.

The sums deposited by Borrower under this Section shall be held in an interest-bearing account with interest being retained by Lender and free of trust except to the extent, if any, that applicable law shall otherwise require and applied in payment of such Taxes when due and except as provided in the paragraph immediately below.  Borrower shall give thirty (30) days’ prior written notice to Lender in each instance when any Taxes are due, specifying the Taxes to be paid and the amount thereof, the place of payment and the last day on which the same may be paid in order to be within the time limit specified in Section 6 hereof entitled “Impositions.”

Notwithstanding the foregoing provisions and so long as Borrower holds title to and controls the Portfolio Properties (subject to any Site that has been released from the lien of the Loan Documents in  accordance with this Agreement), Taxes are paid in full when due (subject to Borrower’s right to contest as set forth herein) and there has been no Event of Default, or any state of facts which, with the passage of time or giving of notice, or both, would constitute an Event of Default under the Loan Documents, the interest earned by such escrows, less reasonable escrow costs, will be credited to Borrower against such escrow amounts next due, following Lender’s receipt of evidence that such Taxes have been paid in full.

If for any reason the sums on deposit with Lender or escrow agent under this Section shall not be sufficient to pay any Taxes within the time specified in Section 6 hereof, then Borrower shall, within ten (10) Business  Days after demand by Lender, deposit sufficient sums so that Lender may pay such Taxes in full, together with any penalty and interest thereon.  Lender, acting reasonably, may change its estimate of Taxes for any period, on the basis of a change in an assessment or tax rate or on the basis of a prior miscalculation or for any other reason, in which event Borrower shall deposit with Lender or escrow agent within ten (10) Business Days after demand the amount of any excess of the deposits which would theretofore have been payable under the revised estimate over the sums actually deposited.

If any Taxes shall be levied, charged, assessed or imposed upon or for the Portfolio Properties, or any portion thereof, and if such Taxes shall also be a levy, charge, assessment or imposition upon or for any other premises not covered by the lien of the Portfolio Mortgages, then the computation of the amounts to be deposited under this Section shall be based upon the entire amount of such Imposition and Borrower shall not have the right to apportion any deposit with respect to such Imposition.

Upon an assignment of the Portfolio Mortgages, Lender shall have the right to arrange to transfer all amounts deposited and still in its possession to the assignee and Lender shall thereupon be completely released from all liability with respect to such deposit and Borrower and/or any other owner of the Portfolio Properties shall look solely to the assignee or transferee in reference thereto.

Upon the payment in full by Borrower of the entire Indebtedness, any sums then held by Lender under this Section shall be refunded to Borrower.

All amounts deposited shall be held by Lender as additional security for the sums secured by the Portfolio Mortgages, and Borrower hereby grants to Lender a security interest in such sums, and upon the occurrence of an Event of Default hereunder Lender may, in its sole and absolute discretion, apply said amounts to the payment of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness in whatever order Lender may elect.

Promptly upon receipt of such by Borrower, Borrower shall deliver to Lender copies of all notices, demands, claims, bills and receipts in relation to the Impositions.  Additionally, within thirty (30) days after the final date that Taxes can be paid without penalty or interest, Borrower shall deliver to Lender evidence of the payment in full of all Taxes, whether or not such Taxes are payable directly to the applicable Governmental Authority by tenants under Leases approved by Lender or otherwise entered into in accordance with the Loan Documents.

Notwithstanding the foregoing provisions, (a) Lender hereby waives the requirement for deposits as to that portion of Taxes payable directly to the applicable Governmental Authority by tenants under the terms of Leases (as hereinafter defined) approved by Lender or otherwise entered into in accordance with the Loan Documents, provided satisfactory proof of payment is promptly furnished to Lender; and (b) Borrower may elect to provide Lender with an unconditional and irrevocable sight draft letter of credit, in form and substance reasonably satisfactory to Lender, drawn on a bank satisfactory to Lender, payable to Lender and in the amount that would otherwise be required to be funded into the escrow provided by this Section 7.

8.             Change in Taxes.  In the event any tax shall be due or become due and payable to the United States of America, the Commonwealth of Massachusetts, the state or commonwealth of any Site or any political subdivision thereof with respect to the execution and delivery or recordation of the Portfolio Mortgages or any other Loan Document or the interest of Lender in the Portfolio Properties, Borrower shall pay such tax at the time and in the manner required by applicable law and Borrower shall hold Lender harmless and shall indemnify Lender against any liability of any nature whatsoever as a result of the imposition of any such tax (provided that in no case shall the foregoing apply to any income tax, franchise tax, or similar tax on the income or profits of Lender).  In the event of the enactment, after the date of this instrument, of any law changing in any way the present law as to the taxation of notes or debts secured by mortgages, for Federal, State or local purposes, or the manner of collection of any Impositions, so as to affect this Loan Agreement, the Portfolio Mortgages or the Note secured thereby, then Borrower shall, within sixty (60) days from written demand, make such payments to Lender and take such other steps, as may be necessary in Lender’s reasonable judgment, to place Lender in the same financial position as it was prior to any such enactment, failing which, or if the Borrower is not permitted by law to make such payments, the Indebtedness shall, at the option of Lender, become due and payable one hundred and twenty (120) days after written notice to Borrower (provided that in no case shall the foregoing apply to any income tax, franchise tax, or similar tax on the income or profits of Lender).

9.             Sidewalks, Municipal Charges.  Borrower will, not later than the last day on which the same may be paid without penalty or interest, and except to the extent that the same is the obligation of a tenant to pay directly to the applicable Governmental Authority under a Lease approved by Lender or otherwise entered into in accordance with the Loan Documents, pay and discharge any and all license fees and similar charges, with penalties and interest thereon, which may be imposed by the municipality in which the Portfolio Properties are situated, for the use of vaults, chutes, areas and other space beyond the lot line and under or abutting the public sidewalks in front of or adjoining the Portfolio Properties, and except to the extent that the same is the obligation of a tenant to pay directly to the applicable Governmental Authority under a Lease approved by Lender or otherwise entered into in accordance with the Loan Documents, Borrower will promptly cure any violation of law and comply in all material respects with any order of such municipality respecting the repair, replacement or condition of the sidewalk or curb in front of or adjoining the Portfolio Properties, and in default thereof Lender may, upon ten (10) Business Days’ prior written notice to Borrower, pay any and all such license fees or similar charges, with penalties and interest thereon, and the charges of the municipality for such repair or replacement, and any amount so paid or advanced by Lender and all costs and expenses incurred in connection therewith (including, without limitation, attorneys’ fees), with interest thereon at the Default Rate (as defined below), shall be a demand obligation of Borrower to Lender, and, to the extent permitted by law, shall be added to the Indebtedness and shall be secured by the lien of the Portfolio Mortgages.

10.           Insurance.  Borrower shall at all times until the Indebtedness shall be paid in full, keep the Portfolio Properties insured against loss or damage for its full replacement cost (which cost shall be reset once a year at Lender’s option) under policies of All Risk Replacement Cost Insurance with Agreed Amount Endorsement (including nuclear explosion, if available), and otherwise upon the following terms and conditions:

(a)           Borrower shall further provide the following insurance in such amounts as shall be reasonably approved by Lender:  flood insurance (if any Site is situated in an area which is considered a flood risk area by the federal government or any agency thereof); boiler and machinery insurance; earthquake and windstorm insurance; rent loss insurance in an amount sufficient to cover the total of all Rents (as defined in the Portfolio Mortgages) accruing from the Portfolio Properties for a one (1) year period; worker’s compensation as required by law; comprehensive general liability insurance in a minimum amount of $1,000,000, and excess or umbrella liability of at least $10,000,000, a Demolition and Increased Cost of Construction endorsement; and such other appropriate insurance as Lender may reasonably require from time to time.

(b)           Such insurance shall contain no exclusion for acts of terrorism and shall include coverages, limits, deductibles and amounts relating to acts of terrorism acceptable to Lender in its sole discretion, including without limitation, (i) coverage for acts of domestic and international terrorism, (ii) coverage whether or not a specific act is certified under the Terrorism Risk Insurance Act of 2002 as an act of terrorism by the U.S. Secretary of the Treasury, and (iii) coverage amounts, deductibles and limits/sublimits acceptable to Lender in its sole discretion; provided, however, that notwithstanding anything to the contrary herein, in no case shall Borrower be required to provide terrorism coverage with respect to any Site unless such coverage is generally available on commercially reasonable terms and unless the incremental premium for such coverage would not exceed 150% of the cost thereof as of the Initial Advance.

(c)           During any period of construction or restoration, Borrower shall provide a policy or policies of builder’s “all risk” insurance in an amount not less than the full insurable value of the Site(s).

(d)           The insurance policies must include a waiver of subrogation in favor of Lender.

(e)           Within 90 days after the issuance or renewal of any insurance policies required to be provided hereunder, Borrower will deliver to Lender certified copies of each such policy.  Each policy of insurance provided by Borrower shall (i) be issued by a company or companies approved by Lender and rated not less than A-/X in accordance with the latest “Best Insurance Guide,” (ii) name Lender as an additional insured, and as Mortgagee/Loss Payee under any mortgagee clauses, (iii) provide that all proceeds shall be payable to Lender, (iv) provide that it may not be cancelled or modified except upon thirty (30) days prior written notice to Lender (if an ACCORD 25 form is given as evidence of liability coverage, the words “endeavor to” and “but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives” must be stricken from the clause on the certificate(s)), (v) provide that no act or thing done by Borrower shall invalidate the policy as against Lender, (vi) be endorsed with standard noncontributory mortgagee clauses in favor of and in form acceptable to Lender, (vii) indicate the exact location of the Portfolio Properties, (viii) name Borrower as the named insured exactly as Borrower is named in the Loan Documents, and (ix) otherwise be in such form as shall be reasonably acceptable to Lender, so that at all times until the payment in full of the Indebtedness, Lender shall have and hold the said policy and policies as further collateral for the payment of all Indebtedness.  Throughout the term of this Loan, Borrower will provide reasonable evidence indicating the anticipated renewal of such insurance to Lender at least thirty (30) days prior to the expiration of any policy or policies of insurance.  Notwithstanding the foregoing, Borrower shall be permitted to maintain the policies with insurance companies that do not meet the above rating requirement (an “Otherwise Rated Insurer”), but in no event with a rating of less than A, provided Borrower obtains a so-called “cut-through” endorsement (i.e., an endorsement which permits recovery directly from insurer’s reinsurers) from the Otherwise Rated Insurer.  In addition, if Borrower desires to maintain insurance required hereunder from an insurance company which does not meet the rating set forth above but the parent company of such insurance company, which owns at least fifty-one percent (51%) of such insurance company, and is itself an insurance company, maintains such ratings, Borrower may use such insurance companies but only if such parent and the Otherwise Rated Insurer have contractually agreed to honor each other’s financial obligations.

(f)            If Borrower shall fail to obtain any such policy or policies required by Lender, or shall fail to assign and deliver the same to Lender, then Lender may obtain such insurance and pay the premium or premiums therefor, in which event Borrower shall, on demand of Lender, repay such premium or premiums to Lender and such repayment shall be secured by the lien of the Portfolio Mortgages. If Borrower fails to maintain the level of insurance required under this Loan Agreement, then Borrower shall indemnify Lender to the extent that a casualty occurs and insurance proceeds would have been available had such insurance been maintained.

(g)           Borrower shall promptly provide to Lender copies of any and all notices (including notice of non-renewal), claims, and demands which Borrower receives from insurers of the Portfolio Properties.

(h)           Effective from and after any Event of Default, Borrower hereby assigns to Lender all rights of Borrower in and to any unearned premiums on any insurance policy required to be furnished by Borrower.

Notwithstanding anything to the contrary in this Section 10, to the extent that the provisions of a Lease, existing as of the date hereof or entered into after the date hereof with Lender’s prior written approval, requires the tenant to maintain and/or pay for insurance that does not satisfy the above requirements, the insurance required by such Lease will be deemed to satisfy the above provisions with respect to the applicable Site.  The foregoing sentence, however, shall not apply to a Lease that otherwise satisfies the Approval Waiver Requirements set forth below and is not otherwise previously approved in writing by Lender.

11.           Insurance/Condemnation Proceeds.  Subject to the provisions of this Section and of Sections 12 and 13 hereof, Borrower hereby assigns to Lender all proceeds of any insurance or condemnation awards which Borrower may be entitled to receive for loss or damage to, or a taking of, the Portfolio Properties.  In the event of loss or damage to, or a taking of, any Site, the proceeds of said insurance or condemnation award shall be payable to Lender alone and Borrower hereby authorizes and directs any affected insurance company or government agency to make payment of the insurance proceeds or condemnation awards directly to Lender; provided, however, that so long as (a) no Event of Default exists hereunder, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, (b) the insurance proceeds or condemnation awards do not exceed Two Hundred Fifty Thousand Dollars ($250,000) (the “Loss Threshold”), and (c) if the casualty or condemnation affects any Site owned under a ground lease, such ground lease remains in full force and effect and is not terminable as a result of a casualty or condemnation, Lender hereby authorizes payment of the insurance proceeds or condemnation awards directly to Borrower.  In the event that any such insurance proceeds or condemnation awards are paid directly to Borrower in contravention of the provisions of this Loan Agreement, Borrower shall make such proceeds or awards available to

Lender within five (5) Business Days of Borrower’s receipt thereof.  No such loss or damage shall itself reduce the Indebtedness.  Upon any Event of Default, Lender is authorized to adjust and compromise such loss without the consent of Borrower, to collect and receive such proceeds or awards in the name of Lender and Borrower and to endorse Borrower’s name upon any check in payment thereof.  Subject to the provisions of Sections 12, 13 and 14 hereof, such proceeds or awards shall be applied first toward reimbursement of all costs and expenses of Lender in collecting said proceeds or awards, then toward payment of the Indebtedness or any portion thereof, whether or not then due and payable, in whatever order Lender may elect, or Lender may, at its option, apply said insurance proceeds or condemnation awards in whole or in part toward restoration of the Site(s) for which such insurance proceeds or condemnation awards shall have been paid.

In the event of foreclosure of the Portfolio Mortgages or other transfer of title to the Portfolio Properties and extinguishment, in whole or in part, of the Indebtedness, all right, title, and interest of Borrower in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale.  Nothing contained herein shall prevent the accrual of interest as provided in the Notes on any portion of the principal balance due under the Notes until such time as the insurance proceeds or condemnation awards are actually received and applied to reduce the principal balance outstanding.

12.           Restoration Following Fire and Other Casualty or Condemnation.  In the event of damage to any Site by reason of fire or other hazard or casualty, Borrower shall give prompt written notice thereof to Lender and shall proceed with reasonable diligence to perform repair, replacement and/or rebuilding work (hereinafter referred to as the “Work”) to restore the Site(s) to its condition prior to such damage in full compliance with all legal requirements.  In the event of a taking by power of eminent domain or conveyance in lieu thereof (“condemnation”), if restoration is feasible as reasonably determined by Borrower and Lender, then Borrower shall proceed with reasonable diligence to perform such restoration (also referred to as the “Work”).  Before commencing the Work with a cost in excess of the Loss Threshold, Borrower shall obtain the approval of Lender with respect to any plans and specifications and any material design or construction contracts, which approval shall not be unreasonably withheld, conditioned, or delayed, and thereafter Borrower shall perform the Work diligently and in good faith substantially in accordance with the approved plans and specifications and shall cause the lien free completion of such Work.  Upon completion of the Work, Borrower shall deliver to Lender a reasonably acceptable survey, architect’s and/or engineer’s certificate, title endorsement, certificate of occupancy, and such other documentation as is reasonably required by Lender.  If  Lender shall have elected or, as provided in Section 13 hereof, is required to apply any insurance proceeds or condemnation awards toward repair or restoration of the Site(s), then Borrower shall enter into escrow/construction funding arrangements reasonably satisfactory to Lender prior to the disbursement of any proceeds.

13.           Disposition of Condemnation or Insurance Proceeds.

(a)           Loss Less Than or Equal to Loss Threshold.  Notwithstanding anything herein to the contrary, with respect to any casualty or condemnation as to which the insurance proceeds or condemnation awards do not exceed the Loss Threshold, and so long as (a) no Event of Default exists hereunder, or any event which, with the giving of notice or the passage of time, or both would constitute an Event of Default (other than an Event of Default that will be cured by the repair of the casualty in question), and (b) if the casualty or condemnation affects a Site owned under a ground lease, such ground lease remains in full force and effect and is not terminable as a result of a casualty or condemnation (or any such termination rights have been irrevocable waived), Lender agrees to make insurance proceeds and condemnation awards available to Borrower for repair and restoration of the Site(s).  If the above conditions are not satisfied with respect to any casualty or condemnation as to which the insurance proceeds or condemnation awards do not exceed the Loss Threshold, Lender, in its absolute discretion (except as set forth below), may decide whether and to what extent, if any, proceeds of insurance or condemnation awards will be made available to Borrower for repair or restoration of the Site(s), but (except if an Event of Default exists) Borrower shall be relieved of any repair or restoration obligations to the extent that Lender does not make such proceeds available for that purpose.

(b)           Loss In Excess of Loss Threshold.  With respect to any casualty or condemnation as to which the insurance proceeds or condemnation awards exceed the Loss Threshold, Lender, in its absolute discretion (except as set forth below), may decide whether and to what extent, if any, proceeds of insurance or condemnation awards will be made available to Borrower for repair or restoration of the Site(s), but (except if an Event of Default exists) Borrower shall be relieved of any repair or restoration obligations to the extent that Lender does not make such proceeds available for that purpose.  Notwithstanding the foregoing to the contrary, with respect to any insurance proceeds or condemnation awards that exceed the Loss Threshold, Lender agrees to make such casualty insurance and condemnation proceeds available to Borrower for restoration or repair of the Real Property, provided:

(i)                                   In the case of a condemnation, the portion of the Real Property remaining after the taking is still an economically viable unit for the purposes set forth in the Loan Documents in the reasonable opinion of Lender;

(ii)                                There has been no Event of Default under the Loan Documents in the twelve (12) months preceding the damage or taking, and there does not then exist an Event of Default, or any state of facts which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under any of the Loan Documents (other than an Event of Default that will be cured by the repair of the casualty in question);

(iii)                             Borrower can demonstrate to Lender’s reasonable satisfaction that Borrower has the financial ability to make all scheduled payments when due under the Loan Documents during reconstruction from the proceeds of rent insurance and/or Borrower’s own funds;

(iv)                            Such damage or destruction (or renovation or restoration of the remainder of the Site(s) in the event of a condemnation) can be fully restored or repaired prior to the last six (6) months of the term of the Loan;

(v)                               The funds are released under escrow/construction funding arrangements reasonably satisfactory to Lender;

(vi)                            Annual income from Leases in place and approved by Lender that are not terminable as a result of the casualty or condemnation provide annual debt service coverage on the portion of the Loan allocated to the Site(s) that is at least equal to that which existed as to the Site(s) prior to such casualty or condemnation;

(vii)                         The repairs and restoration will restore the Improvements to substantially the size, design and utility (or in the event of a condemnation, to an economically viable unit for purposes set forth in the Loan Documents) as existed immediately prior to the casualty or condemnation;

(viii)                      Borrower can demonstrate to Lender’s reasonable satisfaction that Borrower has the financial ability to complete such repair and restoration from the proceeds of such insurance and Borrower’s own funds; and

(ix)                              if the casualty or condemnation affects a Site owned under a ground lease, such ground lease remains in full force and effect and is not terminable as a result of a casualty or condemnation (or any such termination rights have been irrevocably waived).

If the conditions set forth in this Section 13 are not satisfied and Lender elects not to make the proceeds available for the Work, then notwithstanding anything in the Loan Documents to the contrary:  (1) so long as there exists no Event of Default at the time of prepayment other than one related to the casualty or condemnation in question, such proceeds shall be applied to reduce the Indebtedness by first applying the same to any accrued but unpaid expenses, then to any accrued but unpaid interest and then to principal; (2) so long as there exists no Event of Default at the time of prepayment other than one related to the casualty or condemnation in question, any principal reduction from an early involuntary payment as a result of the application of condemnation awards or insurance proceeds will be at par without payment of any Prepayment Fee with respect to such awards or proceeds and shall cause a re-calculation of debt service payments based upon the reduced Loan balance, the remaining amortization schedule and the Interest Rate; provided, however, that if there exists an Event of Default other than one related solely to the casualty or condemnation in question, a pro rata Prepayment Fee (as provided for in the Note) shall also be due, (3) if the insurance or condemnation proceeds that Lender applies to the Indebtedness equal or exceed the Allocated Loan Amount for the applicable Site, and provided that no Event of Default exists (other than one related to the casualty or condemnation in question), (y) Lender shall release such Site from the lien and other provisions of the applicable Portfolio Mortgage and all other Loan Documents and (z) any amount by which such proceeds exceed the applicable Allocated Loan Amount shall be applied to the Indebtedness (without Prepayment Fee) and shall cause a re-calculation of debt service payments based upon the reduced Loan balance, the remaining amortization schedule and the Interest Rate, and (4) if the insurance or condemnation proceeds that Lender applies to the Indebtedness are less than the Allocated Loan Amount for the applicable Site, Borrower shall have the right to prepay the balance of the applicable Allocated Loan Amount at par without payment of any Prepayment Fee, in which event Lender shall release such Site from the lien and other provisions of the applicable Portfolio Mortgage and all other Loan Documents.

14.           Fire and Other Casualty; Self-Help.  If within one hundred twenty (120) days after the occurrence of any damage to the Site(s) in excess of the Loss Threshold or the condemnation of any material portion of the Site(s), Borrower shall not have submitted to Lender and received Lender’s approval of plans and specifications for the Work pursuant to Section 12, or shall not have obtained approval of such plans and specifications from all Governmental Authorities whose approval is required, or if, after such plans and specifications are approved by Lender and all such Governmental Authorities, Borrower shall fail to promptly commence the Work, or if thereafter Borrower fails to perform the Work diligently or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with the Work, or, in the case of any loss or damage not in excess of the Loss Threshold, if Borrower shall fail to complete the Work promptly, then, in addition to all other rights herein set forth, and after giving Borrower thirty (30) days’ written notice of the nonfulfillment of one or more of the foregoing conditions Lender, or any lawfully appointed receiver of the Site(s), may at its respective option, and subject to the rights of tenants under Leases, perform or cause the Work to be performed, and may take such other steps as it deems advisable to perform the Work, and may enter upon the Site(s) for any of the foregoing purposes, and Borrower hereby waives, for Borrower and all others holding under Borrower, any claim against Lender or such receiver arising out of anything done by Lender or such receiver pursuant to this Section, and Lender may apply insurance proceeds (without the need to fulfill the requirements of Section 13 hereof) to reimburse Lender, and/or such receiver for all amounts expended or incurred by them, respectively, in connection with the performance of the Work, and any excess costs shall be paid by Borrower to Lender upon demand, with interest at the Default Rate (as hereinafter defined), and such payment shall be secured by the lien of the Portfolio Mortgages.  Notwithstanding the foregoing, provided that no Event of Default exists, (1) the foregoing time periods for obtain approvals and commencing the Work shall be extended as reasonably necessary so long as Borrower has commenced and is diligently pursuing cure of such matters not to exceed a total of an additional one hundred twenty (120) days, and (2) except if an Event of Default exists, Borrower shall be relieved of any obligation to repair or restore to the extent that Lender elects not to make insurance or condemnation proceeds available for such purpose.

15.           Rent Insurance Proceeds.  So long as Borrower is proceeding diligently under the terms of Section 12 and/or 13 hereof, and there is no Event of Default under the Loan Documents, then (a) Lender shall hold the rent insurance proceeds in an interest-bearing account, with interest for the benefit of Borrower, and (b) Lender shall each month pay to Borrower out of the rent insurance proceeds held by Lender a sum equal to that amount, if any, of the rent insurance proceeds paid by the insurer which is allocable to the rental loss for the current month.  Lender, at its option, may waive any of the foregoing conditions to the payment of rent insurance proceeds.  If Borrower does not fulfill the foregoing conditions entitling Borrower to monthly disbursements of rent insurance proceeds, together with the interest thereon, then such rent insurance proceeds may be applied by Lender, at Lender’s option, to the payment of the Indebtedness in whatever order Lender may elect.

16.           Transfers; Encumbrances.  Except as specifically provided in this Agreement, (i) Borrower shall not transfer, sell or assign the Portfolio Properties, (ii) Borrower shall not permit or suffer any Prohibited Change in Control, and (iii) Borrower shall not (a) encumber the Portfolio Properties with any lien other than the lien of the Portfolio Mortgages, nor (b) pledge or otherwise encumber all or any of the direct interests in any Borrower as security for any financings.  For avoidance of doubt, any transfer of direct or indirect interests in Borrower shall be permitted without notice to Lender or payment of any fee or other expense, so long as no Prohibited Change in Control occurs.

For purposes of this Section, the term “Prohibited Change of Control” means that either (1) STAG Industrial (or an Affiliate thereof) no longer owns and controls, directly or indirectly, all of the beneficial interests in Prime Borrower, or (2) Prime Borrower no longer owns and controls, directly or indirectly, all of the beneficial interests in each Site Borrower.

17.           Right to Transfer Portfolio Properties.  Notwithstanding the provisions contained in Section 16 hereof or in any other provision of the Loan Documents, Borrower shall have the right to a one-time sale, transfer or assignment in whole or in part of its interest in the Portfolio Properties to any party that is a Qualified Real Estate Investor (hereinafter defined) or that, directly or indirectly, is at least 51% owned by one or more Qualified Real Estate Investors (collectively, a “Permitted Transferee”), provided:

(a)           there is no Event of Default under the Loan Documents at the time of transfer;

(b)           a property inspection by Lender or Lender’s designee shows that all reasonably necessary maintenance on or damage or destruction to the Portfolio Properties has been completed or repaired (except to the extent that the same is the responsibility of the tenant under a Lease that is in full force and effect);

(c)           the Debt Coverage Ratio on the Loan exceeds 1.50 times;

(d)           At least thirty (30) days prior to such a transfer, Borrower provides Lender with all of the material provisions of such transfer, including without limitation the proposed date of transfer, and the name, net worth, background and address of the proposed transferee and the purchase price;

(e)           The proposed transferee executes and delivers to Lender such documents as Lender may reasonably require evidencing that the proposed transferee shall fulfill each and every obligation of Borrower under the Loan Documents arising from and after the transfer and that such transfer shall not affect or impair Lender’s security and rights under the Loan Documents;

(f)            Except as otherwise expressly provided below, at the closing of the assignment and assumption, Borrower or the transferee pays Lender a non-refundable fee in the amount of one-half of one percent (0.5%) of the then outstanding principal balance of the Loan in cash or certified check or by wire transfer of immediately available funds to be retained by Lender in order to induce Lender to allow the proposed transferee to assume the obligations of Borrower under the Loan Documents;

(g)           the loan-to-value ratio of the Loan based on the purchase price in the applicable sale must not exceed sixty-two and one-half percent (62.5%) (Borrower or the transferee shall have the right to make a partial paydown of the Loan at the time of the transfer to the extent necessary to satisfy this condition, subject to payment of the Prepayment Fee);

(h)           Borrower provides Lender with such evidence as Lender may reasonably require that such transfer shall not affect or impair Lender’s security and rights under the Loan Documents; and

(i)            Borrower or the transferee pays for all of Lender’s costs and expenses associated with the transfer, including without limitation, attorney’s fees charged by Lender’s counsel.

If Prime Borrower is a Publicly Traded Entity (as defined below) or is owned (directly or indirectly) by a Publicly Traded Entity during the Term and all other requirements of this Section 17 are satisfied, Lender agrees to waive the requirement of payment of the fee pursuant to Section 17(f) above.  As used herein, “Publicly Traded Entity” means an entity whose stock is listed on the New York Stock Exchange or any other nationally recognized stock exchange.

As used in this Agreement, the following terms have the following meanings:

“Debt Coverage Ratio” means the ratio, as reasonably determined by Lender, of (i) Net Operating Income from the Portfolio Properties for the applicable period of time to (ii) Total Annual Debt Service for the applicable period of time.

“Net Operating Income” means all gross income from the operation and ownership of the Portfolio Properties for the previous twelve (12) month period from Leases of space therein (to the extent Lender reasonably projects such income will continue for the immediately succeeding twelve (12) month period), including, without limitation, Rents, Taxes, fees, utility charges and all other amounts paid by tenants under their Leases (whether payable to Borrower or directly to third parties such as taxing authorities) (collectively, “Gross Revenues”); subtracting therefrom, to the extent (and only to the extent) payable by Borrower without any right of reimbursement from tenants, all necessary and ordinary operating expenses applicable to the Portfolio Properties for such period of time (both fixed and variable to the extent reasonably projected by lender to continue for the next succeeding twelve (12) month period), including but not limited to, utilities, administrative, cleaning, landscaping, security, repairs and maintenance, ground rent payments, management fees, real estate and other taxes, assessments and insurance, but excluding therefrom deductions for federal, state and other income taxes, debt service expenses, depreciation or amortization of capital expenditures and other similar noncash items.  Gross Revenues shall not be anticipated for any greater time period than that approved by generally accepted accounting principles nor shall ordinary operating expenses be prepaid.  Documentation of Net Operating Income shall be certified by an officer of Prime Borrower with detail reasonably satisfactory to Lender and shall be subject to the reasonable approval of Lender.

“Total Annual Debt Service” means the sum of (i) the aggregate regularly scheduled debt service payments on the Portfolio Loan for the applicable time period, plus (ii) the aggregate regularly scheduled debt service payments (including principal and interest) on all other indebtedness (other than the STAG IV Indebtedness and the STAG V Indebtedness) secured by a lien on all or part of the Portfolio Properties for the applicable time period.

“Qualified Real Estate Investor” is defined as any reputable corporation, partnership, limited liability company, real estate investment trust, listed property trust, bank, saving and loan association, trust company, commercial credit corporation, public or private pension fund or endowment, joint venture, joint-stock company, trust or other legal entity or individual (i) based in the United States, (ii) free from any bankruptcy, reorganization or insolvency proceedings or any criminal charges or proceedings, and (iii) that shall not have been, at the time of transfer or within the ten (10) year period prior thereto, a litigant, plaintiff or defendant in any suit brought against or by Lender (other than uncontested foreclosures).  Further, a Qualified Real Estate Investor (alone or together with entities controlled or under common control with it) shall: (a) have a minimum net worth of Forty Million Dollars ($40,000,000), and (b) own and/or

manage at least five million (5,000,000) square feet of industrial space or retain a property manager reasonably acceptable to Lender.

18.           [Intentionally deleted].

19.           Substitution of Collateral.  Borrower shall have the right from time to time, provided no Event of Default or an event or condition that, with notice or the passage of time, or both, would constitute an Event of Default by Borrower under the Loan Documents has occurred, to substitute other real estate collateral reasonably acceptable to Lender in accordance with its then current underwriting standards (“Substitute Collateral”) for any of the Sites and to obtain a release of the applicable Site from the lien of the Loan Documents (“Substitution of Collateral”).  Anything herein to the contrary notwithstanding, the right may not be exercised more than two (2) times in any 12 month period.  The Substitute Collateral for a Site, as reasonably determined by Lender must (i) be of similar or better quality than the existing Site, and (ii) provide similar geographic diversification to the Portfolio Properties.  In addition, no substitution shall be allowed that would cause: (i) the substitution of more than six (6) Sites in the aggregate over the Term; (ii) the loan-to-value ratio of all of the Portfolio Properties (including the proposed Substitute Collateral) as reasonably determined by Lender immediately after the proposed substitution to be greater than the lesser of (y) the loan-to-value ratio of all of the Portfolio Properties immediately prior to the proposed substitution, or (z) sixty-two and one-half percent (62.5%), or (iii)  the aggregate Debt Coverage Ratio of all of the Portfolio Properties (including the proposed Substitute Collateral) immediately after the proposed substitution to be less than the greater of (y) the aggregate Debt Coverage Ratio for all of the Portfolio Properties immediately prior to the proposed substitution, or (z) 1.50 times.  Notwithstanding anything to the contrary in the Loan Documents, Borrower shall have the right to make a partial paydown of the Loan to the extent necessary to satisfy the above requirements, subject to payment of the Prepayment Fee.

Lender shall have the right to review, underwrite, accept or reject any proposed Substitute Collateral, in Lender’s sole and absolute discretion in accordance with its then current underwriting standards (subject to the loan-to-value and debt coverage tests as aforesaid), including Lender’s right to review such proposed Substitute Collateral in accordance with Lender’s customary application and approval process.  Without limiting the generality of the foregoing, Lender shall have the right to review and approve:  (i) an ALTA survey and Title Commitment, (ii) as-built plans and specifications of all improvements, if available, (iii) certificates of occupancy, if available, (iv) all Leases, (v) tenant estoppel certificates from tenants occupying not less than seventy-five percent (75%) of the leasable area of the Substitute Collateral, (vi) insurance coverage, (vii) rent rolls, (viii) tenant lease subordination agreements from tenants occupying not less than seventy-five percent (75%) of the leasable area of the Substitute Collateral on forms reasonably acceptable to Lender, (ix) financial statements, operating statements, budgets and other financial information concerning the operation of the proposed Substitute Collateral, (x) engineering reports, (xi) environmental reports, and (xii) appraisals.  In the event of any approved Substitution of Collateral, Lender shall be paid a fee in the amount equal to Twenty Thousand Dollars ($20,000) for each proposed substitution.  Borrower shall reimburse Lender for all actual costs and expenses incurred in connection with any proposed substitution or actual Substitution of Collateral, including, without limitation, reasonable legal fees of outside counsel.  Lender shall apply diligence standards with respect to Substitute Collateral that are generally consistent with the standards applied in connection with the Initial Loan.

If approved by Lender as provided above, the Substitute Collateral shall be substituted so long as (a) there is as of the date of substitution no Event of Default or an event or condition that, with notice or the passage of time, or both, would constitute an Event of Default by Borrower under the Loan Documents, (b) all the conditions set forth in this Section above have been satisfied, and (c) Lender has received (i) a title insurance policy (or an endorsement to the title policy) for the proposed Substitute Collateral, (ii) executed and recorded, as applicable, amendments to the Loan Documents necessary to evidence and secure the Substitute Collateral, and (iii) legal opinions and such other items as Lender may reasonably require.

20.           Prepayment Limitations; Release of a Site.  So long as no Event of Default or an event or condition that, with notice or the passage of time, or both, would constitute an Event of Default by Borrower under the Loan Documents has occurred, Borrower may from time to time request that one or more Site(s) be released from the lien of the Loan Documents.  Lender will grant such request(s) for release, subject to the satisfaction of the following conditions:  (i) Borrowers shall pay to Lender (A) one hundred ten percent (110%) of the Allocated Loan Amount for such Site (such amount, the “Release Prepayment”), (B) if applicable in accordance with the Portfolio Note, a pro rata Prepayment Fee calculated on such Release Prepayment, and (C) all costs and expenses, including reasonable legal fees of outside counsel, incurred by Lender in connection with the partial release, and (ii) Lender shall have reasonably determined that (A) the loan-to-value ratio of the remaining Portfolio Properties (i.e., without consideration of the Site(s) proposed to be released) immediately after such proposed release will be less than or equal to the loan-to-value ratio of the Portfolio Properties (including the Sites proposed to be released) immediately prior to the proposed release, and in all events not more than sixty-two and one-half percent (62.5%), and (B) the aggregate Debt Coverage Ratio of the remaining Portfolio Properties (i.e., without consideration of the income from and the debt service attributable to the Allocated Loan Amount(s) applicable to the Site(s) proposed to be released) immediately after such proposed release will be greater than or equal to the aggregate Debt Coverage Ratio for the Portfolio Properties (including that attributable to the Sites proposed to be released) immediately prior to the proposed release, but in no event less than 1.50 times.  Notwithstanding anything to the contrary in the Loan Documents, Borrower shall have the right to make a partial paydown of the Loan to the extent necessary to satisfy the above requirements, subject to payment of the Prepayment Fee.

Anything herein to the contrary notwithstanding, (a) Borrower’s right to partial releases may not be exercised more than two (2) times in any 12 month period, and (b) at all times Sites shall have cumulative aggregate Allocated Loan Amounts equal to at least Forty-Five Million Dollars ($45,000,000) and shall remain subject to the lien of the Portfolio Mortgages.  Additionally, the Loan is closed to prepayment and partial releases until the date one (1) year after the Initial Advance.

Following any Release Payment, monthly payments under the applicable Portfolio Note shall be revised to reflect the reduction of that Portfolio Note by the applicable Release Prepayment.  The amount by which the Release Prepayment exceeds the Allocated Loan Amount for such Site will be applied against the Allocated Loan Amounts in the manner determined by Lender in its reasonable discretion.

If a Portfolio Property to be released is located in a state where there are mortgage recording taxes or fees, Lender shall, at the request of Borrower deliver an assignment of the applicable Portfolio Mortgage rather than a release, provided that the assignment shall be without representation or warranty by Lender (other than that Lender is the Holder of the Loan, free of pledges or encumbrances) and the assignment documentation otherwise shall be reasonably acceptable to Lender.

Upon the release of any Site from the lien of the Loan Documents in accordance with the terms of this Agreement, Lender promptly shall cause the applicable Portfolio Mortgage, Assignment of Leases and Rents, Uniform Commercial Code Financing Statements and other security documents to be released of record.

21.           Representations and Warranties.  Borrower hereby makes the following representations and warranties to, and for the benefit of Lender:

(a)           A true and accurate copy of Borrower’s organizational chart is attached as Exhibit M.

(b)           Except as disclosed in writing to Lender, no actions, suits, investigations, litigation, bankruptcy, reorganization or other proceedings are pending at law or in equity before any Governmental Authority, or to its actual knowledge, are threatened by any Governmental Authority, against or affecting (A) any Borrower, (B) STAG Industrial, or (C) STAG Industrial GP, LLC, a Delaware limited liability company and the sole general partner of STAG Industrial (the entities identified in (B) and (C) collectively referred to as the “Constituent Owners”). None of the Borrowers or any Constituent Owners or any manager of any Borrower have ever been adjudicated as bankrupt, have ever filed or have had filed against them, any petition in bankruptcy or have otherwise ever taken advantage of any bankruptcy, insolvency or other readjustment of debt laws.

(c)           The execution, delivery and performance of the Commitment, this Loan Agreement, or any of the other Loan Documents will not constitute a breach or default under any other agreement to which any Borrower or any other party thereto (other than Lender or Escrow Holder) is or may be bound or affected.

(d)           To the actual knowledge of Borrower, no Borrower is in violation of or in default with respect to any term or provision of any other loan commitment, mortgage, deed of trust, indenture, contract, or instrument applicable to such Borrower or by which such Borrower is bound or with respect to any order, writ, injunction, decree or demand of any court or any governmental agency or authority.

(e)           To Borrower’s actual knowledge, all factual information set forth in the Commitment and its exhibits, and all financial statements previously furnished by or on behalf of any Borrower to Lender in connection with the Portfolio Loan and all other submissions referred to herein or required by the Commitment are true, complete and correct in all material respects as of the date indicated thereon, are not misleading in any material respect as of their respective dates and do not omit any information required to prevent such statements, loan submissions or materials from being materially misleading under the circumstances; provided that as to any third party reports provided to Lender by or on behalf of Borrower, the foregoing representation of Borrower is limited to having provided true and complete copies of such reports, and does not constitute a representation of Borrower that all statements and conclusions therein are accurate (although Borrower is not aware of any inaccuracy).

(f)            Except as disclosed to Lender in writing, to the actual knowledge of Borrower, no material adverse change in the financial condition of any Borrower has occurred since the date of preparation of the most recent financial statements delivered to Lender.

(g)           Borrower covenants as of the date hereof and until such time as the Indebtedness is paid in full that, unless otherwise agreed to in writing by Lender, each Site Borrower shall be a single-purpose entity, and in furtherance thereof:

(i)            No Site Borrower shall dissolve or liquidate (or suffer any liquidation or dissolution).

(ii)           No Site Borrower will enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any entity, except as expressly contemplated by this Loan Agreement.

(iii)          Except as otherwise provided in this Loan Agreement, no Site Borrower will guarantee or otherwise hold out its credit as being available to satisfy obligations of any other person or entity.

(iv)          Each Site Borrower was organized for the sole purpose of acquiring leasing, managing and operating its respective Portfolio Property and activities ancillary thereto.

(v)           No Site Borrower has engaged or shall engage in any business unrelated to the acquisition, ownership, leasing, management and operation of the Portfolio Properties and activities ancillary thereto; and the same shall conduct and operate its business as presently conducted and operated at all times relevant hereto.

(vi)          No Site Borrower has made or shall make any loans or advances to any third party and will not pledge such Borrower’s assets for the benefit of any third party.

(vii)         Each Site Borrower shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate thereof) and shall otherwise conduct its business and own its assets in its own name and shall correct any known misunderstanding regarding its separate identity.

(viii)        The sole assets of each Site Borrower are, and for the entire Term of the Loan shall be, its respective Portfolio Property(ies).

(ix)           Each Site Borrower shall observe all in all material respects the formalities applicable to its form of organization.

22.           OFAC and Patriot Act Provisions.

(a)           OFAC.  The Office of Foreign Assets Control (“OFAC”) administers a set of laws imposing economic sanctions against hostile targets in order to further United States national security and foreign policy objectives.  These laws include any and all federal laws (whether under common law, statute or otherwise), regulations, executive orders and guidance documents now in force, as amended from time to time, in any way relating to regulations or prohibitions on transactions with individuals and entities owned or controlled by, or acting for or on behalf of, the governments of target countries or associated with international narcotics trafficking or terrorism, and includes, without limitation, the Trading With the Enemy Act, 50 U.S.C.A. App. §1, et seq., the International Emergency Economic Powers Act, 50 U.S.C.A. §1701, et seq., the United Nations Participation Act, 22 U.S.C.A. §287c, the International Security and Development Cooperation Act, 22 U.S.C.A. §2151, et seq., the Cuban Democracy Act 22 U.S.C.A. §6001, et seq., The Cuban Liberty and Democratic Solidarity Act 22 U.S.C.A. §6021, et seq., the Antiterrorism and Effective Death Penalty Act, Pub.L. 104-132, 1996 Stat. 735, the Foreign Narcotic Kingpin Designation Act, Pub.L. 106-120, Title VIII, §801, 113 Stat. 1626, all regulations adopted under the foregoing acts, and Executive Order 13224 (the “OFAC Laws”).  Each Borrower represents and warrants to Lender that it has not taken or failed to take any actions, directly or indirectly, in violation of the OFAC Laws.

Each Borrower and holders of any beneficial or ownership interest in any Borrower agree, during the Term of the Portfolio Loan, that no interest in the Portfolio Properties or in any Borrower will be transferred to any party in interest with respect to any of the persons or entities listed on the OFAC Specially Designated Nationals and Blocked Persons List, as it is amended from time to time, nor will any actions be taken, or fail to be taken, in violation of the OFAC Laws.

Borrowers hereby jointly and severally indemnify, defend, and hold harmless Lender of, from and against any and all losses, liabilities, damages, claims, injunctions, suits, proceedings, disbursements or expenses (including, without limitation, reasonable attorneys’ and experts’ fees and disbursements and court costs) of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, which may be imposed upon, suffered by, incurred by, or asserted against Lender that directly or indirectly arise out of or in connection with a breach of the representations and warranties contained in this Section.

(b)           Patriot Act.  In addition to, and not by way of limitation of, any provision of the Loan Documents regarding compliance with laws, each Borrower hereby represents and warrants that as of the date hereof and throughout the Term (as defined in the Portfolio Note) of the Portfolio Loan, the following statements are and shall be true, correct and complete without material misrepresentation or omission:

(i)            No Borrower nor, to Borrower’s actual knowledge, any of its constituent members or partners is in violation of any Anti-Terrorism Law (defined below).

(ii)           No Borrower nor, to Borrower’s actual knowledge, any of its constituent members or partners is a Prohibited Person.

(iii)          No Borrower nor, to Borrower’s actual knowledge, any of its constituent members or partners (A) conducts any business or engages in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose or intent of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Each Borrower covenants and agrees that upon request by Lender from time to time, such Borrower will deliver to Lender a certification addressed to Lender confirming such Borrower’s ongoing compliance with the foregoing requirements, or such other evidence as may be required to enable Lender to perform its obligations under Anti-Terrorism law.  Each Borrower further covenants and agrees that in the event Lender delivers to Borrowers a list of persons or entities with whom Lender is prohibited from dealing or engaging in any transaction by any Anti-Terrorism Law (a “Lender List”), each Borrower shall review such Lender List and deliver a certification that conforms to clause (iii)(A) above with respect to the persons and/or entities on the applicable Lender List.

As used in this Loan Agreement, the following terms have the following meanings:

“Anti-Terrorism Law” means any Law relating to terrorism or money-laundering in effect at any time and from time to time, including Executive Order No. 13224 and the USA Patriot Act and the regulations promulgated thereunder.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.”

“Prohibited Person” means:

(i)            a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii)           a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii)          a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(iv)          a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf, or at any replacement website or other official publication of such list.

“USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56).

Borrowers hereby jointly and severally indemnify, defend, and hold harmless Lender of, from and against any and all losses, liabilities, damages, claims, injunctions, suits, proceedings, disbursements or expenses (including, without limitation, reasonable attorneys’ and experts’ fees and disbursements and court costs) of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, which may be imposed upon, suffered by, incurred by, or asserted against Lender that directly or indirectly arise out of or in connection with a breach of the representations and warranties contained in this Section.

23.           Leases; Property Management.

(a)           Lease Subordination. Borrowers have agreed under the Portfolio Mortgages and other Loan Documents that Rents payable under any Lease affecting any of the Portfolio Properties shall (after the notice to the tenant described in the following sentence) be paid directly by the tenant to Lender upon any Event of Default under the Loan Documents.  Borrowers agree that after a tenant’s receipt of notice from Lender to such tenant that rentals under its Lease should be paid to Lender, such tenant may pay to Lender, or at the direction of Lender, all monies due or to become due to the landlord under such Lease, and that such tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Loan Documents, or to inquire into the existence of an Event of Default.  Each Borrower hereby waives any right, claim, or demand it may now or hereafter have against any such tenant by reason of such payment to Lender, and any such payment shall discharge the obligations of such tenant to make such payment to the landlord under the applicable Lease.

(b)           Lease Approvals.  Except as provided herein, all leases and any amendments, modifications, replacements, extensions, renewals, terminations (except on account of a tenant default), subleases or assignments thereof (each a “Lease” and collectively, the “Leases”) executed after the date hereof must be submitted to Lender for prior written approval accompanied by the proposed Lease and supporting economic data in reasonable detail.  Lender shall use commercially reasonable efforts to respond within ten (10) Business Days from its receipt of a written request for approval.  Lender’s approval shall not be unreasonably withheld and shall be deemed given if Lender fails to respond in writing within thirty (30) days from its receipt of a written request for approval and supporting documentation, provided, however, Lender’s approval shall not be deemed given in such event where the proposed Lease contains any provision which would materially impair Lender’s lien on such Site.  Borrower shall promptly deliver to Lender a fully-executed copy of all such approved Leases.

Notwithstanding the forgoing provisions, whenever Lender’s approval or consent is required pursuant to the above provisions of this Section 23(b), Borrower shall have the right to submit a term sheet or letter of intent of such transaction to Lender for Lender’s approval prior to the submission of the proposed lease.   Any such term sheet or letter or intent submitted to Lender shall set forth all material terms of the proposed transaction including, without limitation, identity of tenant, square footage, term, rent, rent credits, abatements, work allowances and tenant improvements to be constructed by Borrower.  Lender’s approval shall not be unreasonably withheld and shall be deemed given if Lender fails to respond in writing within thirty (30) days from its receipt of a written request for approval and supporting documentation, provided, however, Lender’s approval shall not be deemed given in such event where the proposed Lease contains any provision which would materially impair Lender’s lien on such Site.  Borrower shall promptly deliver to Lender a fully-executed copy of all such approved Leases.

Notwithstanding the foregoing or the provisions of Section 8 of the Portfolio Mortgages or any other provision of the Loan Documents, for so long as there is no Event of Default under any of the Loan Documents, nor any event or condition that, with notice or the passage of time, or both, would constitute an Event of Default, Lender shall waive its requirement to approve all Leases provided the following requirements are met (the “Approval Waiver Requirements”):

(i)            The Lease covers an area no greater than 100,000 square feet of net rentable area;

(ii)           The Lease is written on a standard form of lease which Lender has previously approved in writing, with no material changes that are adverse to the interest of landlord (or, in the case of a renewal, is on the same form as the existing Lease);

(iii)          The length of the Lease term is not less than one (1) year and no greater twenty (20) years, including any renewal or extension options;

(iv)          The effective Rent provided for over the Lease term is consistent with the then current market effective rent of comparable space in competitive properties.  The schedule of Rent shall not decline over the term of the Lease, including any extension;

(v)           The Lease does not (i) grant the tenant any purchase option or right of first refusal to purchase all or any portion of the Portfolio Property, (ii) grant the tenant any interest in the ownership of the Portfolio Property or provide any incentives equivalent to an ownership interest in the Portfolio Property, or (iii) otherwise contain terms that would cause a material impairment of the Lender’s security;

(vi)          The Lease does not provide for the payment for tenant improvement work or leasing commissions, or the granting of any rental concessions, at any time other than at or about the commencement of the Lease;

(vii)         The Lease shall be an arm’s length transaction and not be to Borrower, an Affiliate of Borrower, or a creditor of Borrower, and Borrower shall not assign any portion of the Rent to any third party; and

(viii)        The tenant shall be obligated to take possession promptly upon completion of any required improvements to the leased premises.

Notwithstanding the Approval Waiver Requirements, Lender agrees to conditionally modify subsection (i) above by increasing the square footage requirement to 200,000 square feet, provided that all other requirements of subsections (ii) through (viii) are met.  Borrower acknowledges that Lender will from time to time review and evaluate the status of the Loan and that Lender shall retain the right, in its sole discretion, to reinstate the lower square footage requirement at any time and for any reason.  Upon Borrower’s receipt of Lender’s written notice to reinstate the lower square footage requirement, the square footage requirement shown in subsection (i) above shall be immediately reinstated.

Lender agrees to enter into non-disturbance and attornment agreements with tenants under approved Leases, provided that each such agreement is substantially in the form attached hereto or is otherwise reasonably acceptable to Lender.

(c)           Property Management.  Borrower shall not be required to engage a third party property manager for any of the Sites.  If, however, any of the Sites is subject to a third party management agreement (the “Management Agreement”), the management company and the form and substance of the Management Agreement shall be subject to Lender’s written approval (which shall not be unreasonably withheld or delayed).  Any such Management Agreement may not be modified or amended in any material respect, nor any successor management agreement entered into, nor any management company appointed, without Lender’s prior written approval (which shall not be unreasonably withheld or delayed), and any attempted change to any such Management Agreement without such consent shall be void.  Any such Management Agreement and any successor management agreement, and any liens and rights to payment to which the manager under any such Management Agreement or any successor management agreement may be entitled, shall be expressly subordinate to the lien and to the terms and conditions of the Portfolio Mortgages or terminable without cause upon thirty (30) days’ prior written notice, and may not be modified or amended in any material manner without Lender’s prior written approval, which approval shall not be unreasonably withheld or delayed.  Except to the extent otherwise required by applicable law, management fees shall not constitute a lien upon the Security (as defined in the Portfolio Mortgages).

24.           Financial Reporting.  On an ongoing basis, Borrower will give to Lender the following financial statements and information, all of which reports shall be in hardcopy and electronic format (and prepared utilizing tax basis accounting rather than GAAP, unless Borrower elects to report using GAAP accounting):

(a)           a quarterly rent roll, delivered within twenty (20) days after the end of the calendar quarter;

(b)           quarterly financial statements including a balance sheet and a statement of revenues and expenses, within twenty (20) days after the end of each calendar quarter;

(c)           annual audited balance sheets for the Portfolio Properties and annual audited financial statements for Borrower, within ninety (90) days after the end of each calendar year;

(d)           annual capital expenditure summaries for the Portfolio Properties, within ninety (90) days after the end of the calendar year; and

(e)           such other financial information as Lender or any rating agency may reasonably request in writing.

In addition to the regularly scheduled reports required above, Borrower agrees to provide Lender within five (5) Business Days of a written request therefor the following:  (i) a current rent roll, (ii) a balance sheet and year-to-date operating statements for the Portfolio Properties certified as accurate in all material respects by the Borrower, and (iii) if the any Portfolio Property is operated as a shopping center, all sales information of tenants and anchors that make up the center (total sales and sales per square foot) and that report sales to Borrower.  Unless an Event of Default exists, Lender agrees not to request items (i)-(iii) above more than two (2) times in any twelve (12) month period.  Borrower also agrees to cooperate as reasonably requested with Lender and Lender’s loan servicer in providing information and access to the Portfolio Properties in connection with the annual inspection of the Portfolio Properties, or such other inspections as Lender may reasonably require.

Notwithstanding the provisions of Sections (a) and (b) above, Lender agrees to conditionally modify such reporting requirements on the terms set forth below, but shall retain the right, in its sole discretion and at any time and from time to time, to reinstate such requirements of subsections (a) and (b) by written notice to Borrower effective upon receipt by Borrower of such notice:

(i)            Subsection (a) above shall be modified such that Borrower shall be required to submit the rent roll described therein annually, instead of quarterly; and

(ii)           Subsection (b) above shall be waived.

If Borrower omits to prepare and deliver promptly any report required by this Section, Lender may, following written notice to Borrower and its continuing failure to cure within ten (10) Business Days, elect, in addition to exercising any remedy for an Event of Default as provided for in this Loan Agreement or any other Loan Document, to make an audit of all books and records of Borrower, including without limitation each Borrower’s bank accounts, which in any way pertain to the Portfolio Properties, and to prepare the statement or statements which Borrower failed to procure and deliver.  Such audit shall be made and such statements shall be prepared by an independent Certified Public Accountant to be selected by Lender.  Borrower shall pay all out-of-pocket expenses of the audit and other services, which expenses shall be secured hereby as part of the Indebtedness and shall be immediately due and payable with interest thereon at the Default Rate.

Lender shall afford any information received pursuant to this Section the same degree of confidentiality that Lender affords similar information proprietary to Lender; provided, however, that Lender does not in any way warrant or represent that such information received from Borrower will remain confidential, and, provided further, that Lender shall have the unconditional right to disclose, as necessary, any such information in the event Lender sells, transfers, conveys, or assigns the Portfolio Mortgages or any portion of the Indebtedness.

25.           Plans and Specifications.  Borrowers shall keep and maintain, at the applicable Site or at Prime Borrower’s corporate office specified in the notice provisions of this Agreement, any as-built plans and specifications for each Site, to the extent in Borrower’s possession or control, for inspection by Lender or its agent upon reasonable prior notice.  Upon Lender’s request, Borrowers shall also send copies of any plans to Lender or its agent to the extent that the same are in Borrower’s possession or control.

26.           Repair; Alterations; Waste; ADA.  Borrower shall keep, or cause to be kept, all of the Portfolio Properties in good and substantial repair, and expressly agree that they will neither permit nor commit any physical waste upon the Portfolio

Properties, nor do any act or suffer or permit any act to be done, whereby the lien of the Portfolio Mortgages  may be impaired and shall comply, or cause the compliance, in all material respects with all zoning laws, building codes, subdivision laws, environmental laws, and other laws, ordinances, rules and regulations made or promulgated by any government or municipality, or by any agency thereof or by any other lawful authority, which are now or may hereafter become applicable to the Portfolio Properties.  Subject to the provisions of Sections 12, 13 and 14, Borrower shall repair or restore, or cause the repair or restoration of, any building now or hereafter under construction on the Portfolio Properties and shall complete, or cause the completion of, the same within a reasonable period of time.  Borrower shall not initiate or acquiesce in any zoning variance or reclassification, without Lender’s prior written consent.  Except to the extent required under any Lease approved by Lender or otherwise entered into in accordance with the Loan Documents or as required by applicable law, Borrower shall not construct any additional building or buildings or make any other material improvements on the Land, nor materially alter, remove or demolish any building or other Improvements on the Land, without the prior written consent of Lender, which shall not be unreasonably withheld, conditioned, or delayed.

Without limiting the generality of the foregoing, Borrower covenants that the Portfolio Properties, to the extent applicable, and any additions or alterations thereto, shall be maintained in material compliance with the provisions of the Americans with Disabilities Act of 1990, including all regulations promulgated thereunder, as heretofore and hereinafter amended (the “ADA”), except for any non-compliance disclosed in writing to Lender before the date hereof (or, with respect to any Additional Portfolio Property, disclosed before the Additional Advance with respect to such Additional Portfolio Property).  Furthermore, Borrower shall keep Lender informed from time to time if changed circumstances require Borrower to implement actions to ensure compliance with the ADA.

If Borrower fails to observe any of the provisions of this Section, or suffers or permits any Event of Default to exist under this Section, Lender or a lawfully appointed receiver of the Portfolio Properties at its option, from time to time, may, after written notice to Borrower and its continuing failure to cure within thirty (30) days of such notice (except in the case of an emergency, where no notice or cure period shall be applicable), perform, or cause to be performed, any and all repairs and such other work as it deems necessary to bring the Portfolio Properties into compliance with the provisions of this Section and may enter upon the Portfolio Properties for any of the foregoing purposes, and Borrower hereby waives any claim against Lender and/or such receiver, arising out of such entry or out of any other act carried out pursuant to this Section.  If Borrower has commenced and is diligently pursuing any required cure under this Section, the time for Borrower to complete such cure shall be extended as reasonably necessary, not to exceed a total of one hundred twenty (120) days.   Borrower shall upon demand repay to Lender and such receiver, with interest at the Default Rate, all amounts expended or incurred by them, respectively, in connection with any action taken pursuant to this Section, and such repayment shall be secured by the lien of the Portfolio Mortgages.

Borrower hereby covenants to maintain as part of the Portfolio Properties, at all times during the term of the Loan, the greater of: (a) the current number of parking spaces per Site, or (b) sufficient parking spaces to comply with all applicable governmental and private laws, rules, regulations, ordinances, approvals and agreements, any applicable ground lease of a Site and all Leases.

27.           [Intentionally deleted].

28.           General Reserve Escrow Agreement.  Borrower and Lender have entered into a General Reserve Escrow and Security Agreement of even date herewith (the “General Reserve Escrow Agreement”), the terms of which provide for monthly deposits of an amount equal to eight (8) basis points of the principal balance of the Loan outstanding from time to time (the “Monthly Reserve Deposit”) into an escrow account (the “Reserve Escrow Account”) for the purpose of establishing a reserve for replacement and third party capital costs, including, but not limited to, repairs, replacements, tenant improvements, and leasing commissions, subject to the Deposit Threshold, all as more particularly provided in the General Reserve Escrow Agreement.  The General Reserve Escrow Agreement is an additional Loan Document, and the obligations thereunder are secured by the Portfolio Mortgages and the other Loan Documents.

29.           Event of Default.  Each of the following shall constitute an event of default (“Event of Default”) hereunder:

(a)           Monetary and Performance Defaults.

(i)            Failure to make (A) any scheduled Monthly Payment due under the Portfolio Note (other than the final payment and Prepayment Fee) on or before the fifth (5th) Business Day after such payment is due, (B) the final payment and Prepayment Fee under the Portfolio Note when due, whether at maturity, by reason of acceleration, as part of a prepayment or otherwise, or (C) any scheduled escrow payment due under any Loan Document within five (5) Business Days after such payment is due; or

(ii)           Breach or default in the performance of any of the other monetary or non-monetary covenants or agreements of Borrowers contained herein or in any of the Loan Documents (“Performance Default”), if such Performance Default shall continue for thirty (30) days or more after written notice to a Borrower from Lender specifying the nature of the Performance Default; provided, however, that if such Performance Default is of a nature that it cannot be cured within the thirty (30) day period, then Borrower shall not be in default so long as Borrower have commenced and thereafter diligently pursue such cure to completion and provided further that such cure occurs within a reasonable period of time but in no event greater one hundred twenty (120) days after the date of the original written notice of the Performance Default.   Notwithstanding the foregoing, if the breach or default is one that is defined as an Event of Default elsewhere in any of the Loan Documents, then Borrower shall not be entitled to any notice or cure period upon the occurrence of such breach or default except for such notice and cure periods, if any, as may be expressly granted in such other defined Event of Default; or

(iii)          any Borrower changes its name, its organizational identification number, if it has one, its type of organization, or its jurisdiction of organization without giving Lender thirty (30) days’ prior notice.

(b)           Bankruptcy, Insolvency, Dissolution.

(i)            Any court of competent jurisdiction shall enter an order (A) adjudicating any Borrower or any general partner of any Borrower bankrupt or insolvent, (B) appointing a receiver, trustee or liquidator of any of the Portfolio Properties or of a substantial part of the property of any Borrower or any general partner of any Borrower, or (C) approving a petition for, or effecting an arrangement in bankruptcy, or any other judicial modification or alteration of the rights of Lender or of other creditors of any Borrower or any general partner of any Borrower, in each case unless such order is discharged, stayed or dismissed within one hundred and twenty (120) day; or

(ii)           any Borrower or any general partner of any Borrower shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator for it or for any of its property, (B) as debtor, file a voluntary petition in bankruptcy, or petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it and any proceeding under such law, (C) admit in writing an inability to pay its debts as they mature, or (D) make a general assignment for the benefit of creditors; or

(iii)          An involuntary petition in bankruptcy is filed against any Borrower or any general partner of Borrower and the same is not vacated or stayed within one hundred and twenty (120) days of the filing date.

(c)           Misrepresentation.  Any Borrower makes or furnishes a representation, warranty, statement, certificate, schedule and/or report to Lender in or pursuant to any of the Loan Documents that is false or misleading in any material respect as of the date made or furnished; provided, however, that if such misrepresentation was unintentional and is susceptible of cure, Borrower shall have thirty (30) days following written notice from Lender to cure the same to Lender’s reasonable satisfaction (for purposes of the foregoing, the term “material respect” shall mean that the information which is false or misleading, if fairly presented, would reflect a material adverse change in the value, financial condition or operations of the Prime Borrower from that which was represented or warranted).

(d)           Breach of Due on Sale or Encumbrance Provision.  Any occurrence of a prohibited Transfer or voluntary encumbrance under Section 16 hereof, except to the extent otherwise allowed by the Loan Documents.

(e)           Other Loan Documents.  An “Event of Default” shall have occurred under or as defined in any of the Portfolio Notes, the Portfolio Mortgages or the other Loan Documents after any applicable notice and cure period (if any).

(f)            STAG IV Event of Default.  An “Event of Default” shall have occurred under or as defined in any of the STAG IV Loan Documents.

(g)           STAG V Event of Default.  An “Event of Default” shall have occurred under or as defined in any of the STAG V Loan Documents.

30.           Remedies.  If an Event of Default shall occur, Lender shall have all of the rights and remedies available to it under any one or more or all of the Portfolio Notes, the Portfolio Mortgages, the other Loan Documents, the STAG IV Loan Documents and the STAG V Loan Documents, at law, in equity, or by statute.  No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy provided in the Loan Documents, the STAG IV Loan Documents, the STAG V Loan Documents or by law, but each shall be cumulative and shall be in addition to every other remedy given under the Loan Documents, the STAG IV Loan Documents, the STAG V Loan Documents or now or hereafter existing at law or in equity or by statute.  No delay or omission of Lender to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein.  Every power and remedy given by any one or more of the Portfolio Notes, the Portfolio Mortgages, the other Loan Documents, the STAG IV Loan Documents and the STAG V Loan Documents to Lender may be exercised separately, successively or concurrently from time to time as often as may be deemed expedient by Lender.  Lender may exercise its remedies under any one or more of the Loan Documents, the STAG IV Loan Documents and/or the STAG V Loan Documents and not under others at its sole discretion.

31.           Acceleration Interest.  In addition to any late payment charge which may be due under the Notes, this Loan Agreement, the Portfolio Mortgages or any other Loan Document (but without duplication thereof), following an Event of Default all sums due hereunder or under any other Loan Document shall bear interest at a rate (the “Default Rate”) equal to the lesser of (a) the interest rate set forth in the Notes plus four percent (4%) per annum, or (b) the maximum rate permitted by law, from and after the first to occur of the following events: (i) if Lender elects to cause the acceleration of the Indebtedness; (ii) if a petition under Title 11 of the Bankruptcy Code, shall be filed by or against Borrower or if Borrower shall seek or consent to the appointment of a receiver or trustee for itself or for any of the Portfolio Properties, file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, make a general assignment for the benefit of creditors, or be unable to pay its debts as they become due; (iii) if a court shall enter an order, judgment or decree appointing, with or without the consent of Borrower, a receiver or trustee for any of them or for any of the Portfolio Properties or approving a petition filed against Borrower which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and any such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered; or (iv) if all sums due hereunder are not paid on the Maturity Date as set forth in the Note.

32.           Late Charge.  If any scheduled Monthly Payment due under the Notes or scheduled escrow payment is not paid when due, without regard to any notice and/or grace period, Borrower shall pay to Lender a one-time late charge equal to the lesser of four percent (4%) of such installment or the maximum amount allowed by law, as the reasonable estimate by Lender and Borrower of a fair average compensation for the loss that may be sustained by Lender due to the failure of Borrower to make timely payments, and such amount shall be secured hereby, provided that such late charge shall in no event apply to the principal balance of the Loan at maturity or upon acceleration following an Event of Default.  Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare an Event of Default under this Loan Agreement or any other Loan Document.

33.           Estoppel Certificate.  Borrower, within fifteen (15) days after written request from Lender, will furnish a signed statement in writing, duly acknowledged, of the amount then due or outstanding hereunder and whether or not, to Borrower’s actual knowledge, any offsets or defenses exist against the Indebtedness, and if so, specifying such offsets and defenses.  Upon request by Lender, Borrower shall use commercially reasonable efforts to exercise any right it may have to request an estoppel certificate from any or all of the tenants of the Portfolio Properties within ten (10) Business Days following Lender’s reasonable request, provided that so long as there is no uncured Event of Default, Lender shall not request an estoppel certificate from any tenant more than once in any twelve (12) month period.

34.           Nonrecourse.  No direct or indirect owner of any Borrower, nor any officer, director, manager, advisor, trustee, employee, agent or representative of any Borrower,

shall be personally liable for the payment of any Indebtedness due hereunder or under the other Loan Documents or for the performance of any obligations of any Borrower hereunder or under the other Loan Documents, nor, except as expressly provided below in this Section 34, shall any Borrower be personally liable for such obligations.  Except as provided below, no judgment for the repayment of the Indebtedness or interest thereon will be enforced against any Borrower personally or against any property of any Borrower other than the Security and any other security furnished under the Loan Documents in any action to foreclose the Portfolio Mortgages or to otherwise realize upon any security furnished under the Loan Documents or to collect any amount payable hereunder or under the other Loan Documents.

Nothing herein contained, however, shall be construed as prohibiting Lender from exercising any and all remedies which the Loan Documents permit, including, without limitation, the right to bring actions or proceedings against any Borrower and to enter a judgment against any Borrower, so long as the exercise of any remedy does not extend to execution against or recovery out of any property other than the Security furnished to Lender under any of the Loan Documents.

Notwithstanding any of the foregoing, except as set forth in this Loan Agreement:

(a)           Borrowers shall be fully and personally liable for the following acts and omissions to the extent shown below, after any applicable notice and cure periods (if any) set forth herein or in any applicable Loan Documents:

ACT OR OMISSION:	LIABILITY:

(i) Any Borrower misappropriates any condemnation or insurance proceeds attributable to the Real Property,	To the extent of such misappropriation;

(ii) Any Borrower misappropriates any security deposits or reserves attributable to the Real Property,	To the extent of such misappropriation;

(iii) Any Borrower collects rents in advance in violation of any covenant under the Loan Documents,	To the extent of such rents collected in advance;

(iv) Any Borrower commits any (1) fraud, (2) intentional and material misrepresentation, (3) grossly negligent misrepresentation, or (4) physical waste of the Real Property,	To the extent of any remedies available at law or in equity;

(v)   Gross revenues from the Real Property are sufficient to pay any regularly scheduled payment of the Indebtedness then due and payable, operating and maintenance expenses (including real estate taxes) then due and payable,

To the extent of any funds diverted by any Borrower (or anyone acting on such Borrower’s behalf) from such payments or expenses during the period six (6) months prior to Lender’s notice of acceleration through the date Lender takes title to the Real

ACT OR OMISSION:	LIABILITY:

insurance premiums then due and payable, deposits then required to be made into a reserve account, or other sums then required to be paid by the Loan Documents, and any Borrower fails to make such payments or deposits when due,

Property; and

(vi)  Any Borrower or, to the extent applicable, any tenant under a Lease that is obligated to maintain insurance pursuant to the terms of such Lease, fails to maintain the levels, coverages and maximum deductibles of insurance required under the Loan Documents, to the extent that a casualty or liability occurs or arises and insurance proceeds would have been available had such insurance been maintained,

In the amount of the loss incurred as the result of such uninsured casualty or uninsured liability.

(b)           There shall be no limitation on or prejudice to the rights of Lender to proceed against any person or entity, including, without limitation, any Borrower, or on the exercise of any of Lender’s rights under any indemnity from Borrower to Lender;

(c)           There shall be no limitation on or prejudice to the rights of Lender to proceed against any entity or person whatsoever, including, without limitation, any Borrower, with respect to the enforcement of any guarantees of the Indebtedness or other sums due hereunder or under any of the other Loan Documents or any part thereof, any master leases, or any similar rights of payment.

35.           Notices.  Any notice, demand, request, statement, consent or other communication made hereunder shall be in writing, signed by the party giving such notice, request, demand, statement, consent or other communication, and shall be deemed to have been properly given when either delivered personally (whether or not refused by the recipient), delivered to a reputable overnight delivery service providing a receipt or deposited in the United States mail, postage prepaid and registered or certified return receipt requested, at the address set forth below, or at such other address within the continental United States of America as may have theretofore have been designated in writing.  The effective date of any notice given as aforesaid shall be the date of personal service or refusal thereof, one (1) Business Day after delivery to such overnight delivery service, or three (3) Business Days after being deposited in the United States mail, whichever is applicable.  For purposes hereof, the addresses are as follows:

If to Lender:

Connecticut General Life Insurance Company

c/o CIGNA Investments, Inc.

900 Cottage Grove Road, Wilde Building

Hartford, CT 06152

Attn:  Debt Asset Management, A4CRI

With copies to:

CIGNA Corporation

900 Cottage Grove Road, Wilde Building

Hartford, CT  06152

Attn:  Real Estate Law, A5LGL

and

Nutter, McClennen & Fish, LLP

155 Seaport Boulevard

Boston, Massachusetts 02210-2604

Attn:  Beth H. Mitchell, Esq.

If to Borrower:

c/o STAG Industrial, Inc.

99 High Street, 28th Floor

Boston, MA 02110

Attn:  Benjamin S. Butcher

With copies to:

c/o STAG Industrial, Inc.

99 High Street, 28th Floor

Boston, MA 02110

Attn:  General Counsel

and

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, MA 02110

Attn:  Barbara A. Trachtenberg, Esq.

36.           Participation.  Borrowers acknowledge that Lender may sell, transfer or assign the Portfolio Loan, or any interest therein (whether by the issuance of participation certificates in private unrated transactions, or in connection with a securitization of the Portfolio Loan individually or as part of a pool of loans in a public or private rated transaction, or otherwise).  In connection therewith, Borrowers agree that Lender shall be entitled to disclose, as Lender may deem necessary or desirable, to any and all investors, purchasers, transferees, servicers, participants, investors, rating agencies or organizations maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information that Lender has or may hereafter acquire relating to the Portfolio Loan, whether furnished by Borrowers or any guarantor or indemnitor.  Upon the assignment and assumption of the entire outstanding portion of the Portfolio Loan, the assigning Lender shall thereafter be released from its obligations and liability hereunder arising from and after such assignment.  Borrowers agree that all of the rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrowers by such assignee with the same force and effect and to the same extent as the same would have been enforceable by the assigning Lender but for such assignment.  Notwithstanding anything in Section 38 hereof or any other provision of the Loan Documents, (a) in no event shall Borrowers bear or be responsible for any costs of Lender incurred in connection with any assignment, participation, securitization, syndication or any similar transaction engaged in by Lender in connection with the Loan and (b) Lender named herein agrees to retain primary servicing responsibility for the Loan until the expiration of the Advancement Period, which shall include underwriting the Sites in accordance with Sections 2.1(b) and 2.2(b) hereof.

37.           Cross-Collateralization and Cross-Default.  (a)  Although each of the Portfolio Properties is granted as additional security for the STAG IV Indebtedness and the STAG V Indebtedness, and although the properties now or hereafter securing the STAG IV Indebtedness and/or the STAG V Indebtedness are granted as additional security for the Indebtedness, Borrower and Lender acknowledge that the STAG IV Loan and the STAG V Loan (i) mature prior to the Maturity Date of the Loan (as set forth in the Notes), and (ii) to the extent provided in the STAG IV Loan Documents and the STAG V Loan Documents, may be prepaid prior to the Maturity Date of the Loan.  Upon the payment in full of the STAG IV Loan and/or the STAG V Loan, (1) the Portfolio Properties will cease to be additional security for the STAG IV Indebtedness and the STAG V Indebtedness, as applicable, and (2) the properties now or hereafter securing the STAG IV Indebtedness and/or the STAG V Indebtedness (to the extent the STAG IV Indebtedness and/or the STAG V Indebtedness have been paid in full) will cease to be additional security for the Indebtedness.

(b)  Lender may, at any time and in Lender’s sole and absolute discretion and at Lender’s sole cost and expense, elect to amend the Loan Documents to delete all of the provisions contained therein or herein relating to the cross-collateralization and cross-default of the Indebtedness with the STAG IV Indebtedness and/or the STAG V Indebtedness.

38.           Lender Costs and Expenses.  Lender agrees that any cost, fee, expense or other charge (including attorneys’ fees and expenses) for which Lender seeks or is entitled to reimbursement from Borrowers or any related party under or in connection with the Loan Documents shall be reasonable in amount, except that no such limitation shall apply to any cost, fee, expense or other charge (including attorneys’ fees and expenses) that arise after the occurrence and continuance of, or are incurred in connection with or as a result of, an Event of Default.  Whenever a Borrower’s payment of Lender’s attorneys’ fees is referred to or required in the Loan Documents, such reference to “attorneys’ fees” shall be deemed to refer to the fees and expenses of Lender’s outside counsel and Lender’s in-house or staff counsel.

39.           Further Assurances.  Each Borrower, from time to time, will execute, acknowledge, subscribe and deliver to or at the direction of Lender such documents and further assurance as Lender may reasonably require for the purpose of evidencing, perfecting or confirming the lien and security interest created by the Portfolio Mortgages or the security to be afforded by the other Loan Documents, provided that in no case shall any such document or further assurance materially increase the obligations or materially decrease the rights of any Borrower under the Loan Documents.  Without limiting the foregoing and notwithstanding anything in the Portfolio Mortgages or other Loan Documents to the contrary, Borrowers hereby jointly and severally defend, indemnify and hold Lender harmless with respect to any suit or proceeding in which the validity, enforceability or priority of any such lien or security interest, or both, is endangered or contested, directly or indirectly.  If Borrowers fail to undertake the defense of any such claim in a timely manner or, in Lender’s sole determination, fail to prosecute such defense with due diligence, then, after ten (10) Business Days’ notice to Borrowers, Lender is authorized to take, at the sole expense of Borrowers, all necessary and proper action in defense of any such claim, including, without limitation, the retention of legal counsel, the prosecution or defense of litigation and the compromise or discharge of claims, including payment of all costs and attorneys’ and paralegals’ fees.  All costs, expenses and losses, if any, so incurred by Lender, including all attorneys’ and paralegals’ fees, regardless of whether suit is brought, for all administrative, trial and appellate proceedings, if any, will constitute advances by Lender as provided in the Portfolio Mortgages.

40.           Continued Existence.  Each Site Borrower shall at all times during the Term (as defined in the Note) of the Portfolio Loan maintain its legal existence and qualification to do or transact business in the state in which the Site it owns is located.  So long as any portion of the Portfolio Loan remains outstanding, each Borrower will provide Lender with thirty (30) days’ prior written notice of any change in such Borrower’s name, organizational identification number, state of organization or, if any individual, principal residence.

41.           Rights Personal to Borrowers.  The rights granted to Borrowers in this Loan Agreement shall be personal to Borrowers and shall not inure to the benefit of any subsequent owner of any of the Portfolio Properties, except in the case of a transfer permitted in accordance with the terms of the Loan Documents.

42.           Master Loan Agreement Governs.  In the event of any conflict or inconsistency between the terms and provisions hereof and those of any of the other Loan Documents (including, without limitation, the Commitment), the terms and provisions hereof shall govern and control to the extent of such conflict or inconsistency.

43.           Miscellaneous.

(a)           Amendment and Waiver.  This Agreement may not be amended except by a writing signed by Lender and Borrowers, nor shall observance of any term of this Agreement be waived except with the written consent of the Lender.

(b)           Governing Law.  Except as may be otherwise expressly provided in this Loan Agreement or in any other Loan Document, all claims relating, in any way, to the negotiation and/or consummation of the Portfolio Loan, Lender’s relationship with Borrower in connection with the Portfolio Loan and/or the performance of any obligation under this Loan Agreement or any of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts (the “State”) without regard to principles of conflicts of law.  Notwithstanding the foregoing choice of law:

(i)                                     the procedures governing the creation, perfection and priority of the liens pertaining to the Security and the enforcement by Lender of its rights and remedies under the Portfolio Mortgages and the other Loan Documents with respect to the Security, including without limitation, actions for foreclosure, for injunctive relief or for appointment of a receiver, shall be governed by the laws of the state where the Security is located; and

(ii)                                  Lender shall comply with applicable law in the state where the Security is located to the extent required by the law of such jurisdiction in connection with the foreclosure of the liens created by the Portfolio Mortgages and the other Loan Documents with respect to the Security.

Nothing contained herein or in any provisions of the other Loan Documents shall be construed to provide that the substantive law of the state where the Security is located shall apply to any parties’ rights and obligations under any of the Loan Documents, which, except as expressly provided above, are and shall continue to be governed by the substantive law of the State.  In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of the state where the Security is located is not intended, nor shall it be deemed, in any way, to derogate the parties’ choice of law as set forth or referred to in this Loan Agreement or in the other Loan Documents.  The parties further agree that, subject to clauses (a) and (b) above, Lender may enforce its rights under the Loan Documents, including, without limitation, its rights to sue Borrower or to collect any outstanding Indebtedness in accordance with the State law.

Borrower hereby consents to personal jurisdiction in any state or federal court located within the State, as well as to the jurisdiction of all courts from which an appeal may be taken from the courts within the State, for the purposes of any suit, action or other proceeding arising out of, or with respect to, any of the Loan Documents, the negotiation and/or consummation of the Portfolio Loan, Lender’s relationship with Borrower in connection with the Portfolio Loan and/or the performance of any obligation or the exercise of any remedy under any of the Loan Documents, and expressly waives any and all objections it may have as to venue in any of such courts.

(c)           Waivers.  With respect to the cross-collateralization of all or any portion of the Indebtedness and the cross-collateralization of the Indebtedness with the STAG IV Indebtedness and the STAG V Indebtedness as provided in this Loan Agreement, each Borrower hereby acknowledges that it is receiving a direct and substantial benefit from the Portfolio Loan, as a whole, and is receiving fair and adequate consideration for granting the Portfolio Mortgages to secure the entire Indebtedness, the STAG IV Indebtedness and the STAG V Indebtedness, and each Borrower waives any right to require Lender to:  (i) proceed against any other Borrower or STAG IV Site Borrower or STAG V Site Borrower regarding any of the Indebtedness or the STAG IV Indebtedness or the STAG V Indebtedness, or (ii) pursue any other remedy in Lender’s power whatsoever.  Each Borrower waives any defenses to the enforceability of this Loan Agreement, including, without limitation, by reason of any disability or other defense of any other Borrower or STAG IV Site Borrower or STAG V Site Borrower.  Until the complete payment and performance of all of the Indebtedness and the STAG IV Indebtedness and the STAG V Indebtedness, each Borrower hereby waives any right of subrogation arising against any other Borrower or any STAG IV Site Borrower or any STAG V Site Borrower in connection with the payment and/or performance of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness and Lender’s enforcement of any rights and remedies hereunder.  Each Borrower also hereby waives any right to enforce any remedy which Lender now has or may hereafter have against any other Borrower or STAG IV Site Borrower or STAG V Site Borrower, and hereby waives any benefit of rights to participate in any security now or hereafter held by Lender.  Each Borrower hereby waives any right or claim of right to cause a marshalling of the assets of any other Borrower or STAG IV Site Borrower or STAG V Site Borrower.  No delay on the part of Lender in the exercise of any right, power or privilege under any documentation with any Borrower hereunder or any STAG IV Site Borrower or any STAG V Site Borrower shall operate as a waiver of any such privilege, power or right.  Each Borrower hereby waives notice of acceptance hereof and reliance hereon, notice of any action taken or omitted by Lender in reliance hereon, suretyship defenses, presentment, demand, protest, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and giving notice of:

(X)          any default by any other Borrower or STAG IV Site Borrower or STAG V Site Borrower under any of the applicable Loan Documents or STAG IV Loan Documents or STAG V Loan Documents or the assertion of any right of Lender thereunder or hereunder;

(Y)           all other notices (except as otherwise expressly provided in the Loan Documents or the STAG IV Loan Documents or the STAG V Loan Documents) in connection with the delivery, acceptance, performance, default or enforcement of the payment and performance of the Indebtedness or the STAG IV Indebtedness or the STAG V Indebtedness; and

(Z)           notices of the existence, creation or incurring of new or additional indebtedness, liabilities, covenants, obligations or agreements which shall be included in the Indebtedness.

(d)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

(e)           Severability.  All provisions contained in this Agreement are severable and the invalidity or unenforceability of any provision shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement.

(f)            Headings.  The descriptive headings of the Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(g)           Loan Documents.  This Loan Agreement shall constitute one of the Loan Documents.

(h)           Joint and Several Obligations.  All obligations of Borrowers hereunder or under the Portfolio Notes, the Portfolio Mortgages, any of the other Loan Documents, any of the STAG IV Loan Documents and any of the STAG V Loan Documents shall be the joint and several obligations of Prime Borrower and every Site Borrower.

(i)            WAIVER OF TRIAL BY JURY.  BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY AS TO ANY MATTER ARISING OUT OF OR CONCERNING THE SUBJECT MATTER OF THIS LOAN AGREEMENT.

(j)            Business Days.  As used herein or in any other Loan Document, the term “Business Day” means any day other than (i) a Saturday, Sunday or federal or state holiday or any day on which the U.S. Postal Service offices are closed for business in Hartford, Connecticut or Boston, Massachusetts, or both, (ii) a day on which banking institutions in Boston, Massachusetts and/or Hartford, Connecticut are obligated or authorized by law or executive action to be closed to the transaction of normal banking business, or (iii) a day on which governmental functions in the Boston, Massachusetts and/or Hartford, Connecticut are interrupted because of extraordinary events such as hurricanes, blizzards, power outages or acts of terrorism.  Whenever the time of performance of any obligation under this Agreement or any other Loan Document falls on a day that it not a Business Day, the time for performance shall be extended until the next Business Day.

*              *              *              *              *

[Signature Page Follows]

IN WITNESS WHEREOF, this Loan Agreement has been executed as of the date first above written.

PRIME BORROWER:

STAG GI INVESTMENTS HOLDINGS, LLC

By:	/s/ Benjamin S. Butcher
Benjamin S. Butcher, President

LENDER:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut Corporation

By:	CIGNA INVESTMENTS, INC.,
Its Authorized Agent

	By:	/s/ Michael Q. Doyle
Name: Michael Q. Doyle
Title: Managing Director

EXHIBIT A

LEGAL DESCRIPTION OF
PORTFOLIO PROPERTIES

(CITY, STATE)

EXHIBIT B

SCHEDULE OF LOAN DOCUMENTS

GENERAL

Master Loan Agreement

Real Estate Tax Escrow Account

General Reserve Escrow Account

Environmental Indemnification Agreement

SITES

(CITY, STATE)

Note A

Mortgage, Security Agreement and Fixture Filing

Assignment of Rents and Leases

UCC Financing Statement

Subordination, Non-Disturbance and Attornment Agreement

Agreement to Perform Closing Obligations

EXHIBIT C

LEASE ESTOPPEL CERTIFICATE

Landlord:

Tenant:

Tenant Trade Name:

Lender: Connecticut General Life Insurance Company

New Landlord:

Premises:

Area:                                     Sq.Ft.            Lease Date:

The undersigned Tenant of the above-referenced lease (the “Lease”) hereby ratifies the Lease and certifies to Landlord, to Lender as mortgagee of the Real Property of which the premises demised under the Lease (the “Premises”) is a part and to New Landlord, as purchaser of the Premises and any other purchaser or potential purchaser, as follows:

1.                                      That the term of the Lease commenced on                                   , 20      and the Tenant is in full and complete possession of the Premises and has commenced full occupancy and use of the Premises, such possession having been delivered by the original landlord and having been accepted by the Tenant.

2.                                      That the Lease calls for monthly rent installments of $                       to date and that the Tenant is paying monthly installments of rent of $                      which commenced to accrue on the                  day of                         , 20      .

3.                                      That no advance rental or other payment has been made in connection with the Lease, except rental for the current month, there is no “free rent” or other concession under the remaining term of the lease and the rent has been paid to and including                      , 20     .

4.                                      That a security deposit in the amount $                            is being held by Landlord, which amount is not subject to any set-off or reduction or to any increase for interest or other credit due to Tenant.

5.                                      That all obligations and conditions under said Lease to be performed to date by Landlord or Tenant have been satisfied, free of defenses and set-offs including all construction work in the Premises.

6.                                      That the Lease is a valid lease and in full force and effect and represents the entire agreement between the parties; that there is no existing default on the part of the Landlord or the Tenant in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default; and that said Lease has:  (initial one)

(    ) not been amended, modified, supplemented, extended, renewed or assigned.

(    ) been amended, modified, supplemented, extended, renewed or assigned as follows by the following described agreements:

7.                                      That the Lease provides for a primary term of                          months; the term of the Lease expires on the                    day of                       20     ; and that:

(initial all applicable subparagraphs)

(    ) neither the Lease nor any of the documents listed above in Paragraph 6, if any, contain an option for any additional term or terms or an option to terminate the Lease prior to the expiration date set forth above.

(    ) the Lease and/or the documents listed above in Paragraph 6 contain an option for                       additional term(s) of                       year(s) and                       months(s) (each) at a rent to be determined as follows:

(    ) the Lease and/or the documents listed above in Paragraph 6 contain an option to terminate the lease prior to the date set forth above as follows:

8.                                     That Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, either orally or in writing, nor has Landlord provided financing for, made loans or advances to, or invested in the business of Tenant.

C-2

9.                                     That, to the best of Tenant’s knowledge, there is no apparent or likely contamination of the Real Property or the Premises by Hazardous Materials, and Tenant does not use, nor has Tenant disposed of Hazardous Materials in violation of Environmental Laws on the Real Property or the Premises.

10.                               That there are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

11.                               That this certification is made knowing that Lender, Landlord and New Landlord are relying upon the representations herein made.

Tenant:

By:
Name:
Title:

The undersigned New Landlord hereby ratifies the Lease and, certifies to Lender that, to the best of its knowledge, the foregoing is true, correct and complete in all material respects.

New Landlord:

By:
Name:
Title:

C-3

EXHIBIT D

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Tenant Name:

Trade Name:

Room/Unit No.:

THIS AGREEMENT is dated the             day of                                        , 20   , and is made by and among CONNECTICUT GENERAL LIFE INSURANCE COMPANY, having an address c/o CIGNA Investments, Inc., Wilde Building, A4-CR1, 900 Cottage Grove Road, Hartford, Connecticut  06152, Attn:  Debt Asset Management (“Mortgagee”),                                            , d/b/a                                        , having an address of                                            (“Tenant”), and                                                  , having an address of                                                  (“Landlord).

RECITALS:

A.            Tenant has entered into a lease (“Lease”) dated                                         with                                         as lessor (“Landlord”), covering the premises known as                                         (the “Premises”) within the property known as                                        , more particularly described as shown on Exhibit A, attached hereto (the “Real Property”).

B.            Mortgagee has agreed to make or has made a mortgage loan in the amount of                                         to Landlord, secured by a mortgage of the Real Property (the “Mortgage”), and the parties desire to set forth their agreement herein.

NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             The Lease and all extensions, renewals, replacements or modifications thereof are and shall be subject and subordinate to the Mortgage and all terms and conditions thereof insofar as it affects the Real Property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of amounts secured thereby and interest thereon.

2.             Tenant shall attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser(s), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease on the same terms and conditions set forth in the Lease.

3.             If it becomes necessary to foreclose the Mortgage, Mortgagee shall neither terminate the Lease nor join Tenant in summary or foreclosure proceedings for the purpose of terminating the Lease so long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease beyond any applicable notice and cure periods.

4.             If Mortgagee succeeds to the interest of Landlord under the Lease, Mortgagee shall not be: (a) liable for the return of any security deposit unless such deposit has been delivered to Mortgagee by Landlord or is in an escrow fund available to Mortgagee, (b) bound by any rent or additional rent that Tenant might have paid for more than the current month to any prior landlord (including Landlord), (c) bound by any amendment, modification, or termination of the Lease made without Mortgagee’s prior written consent (which consent shall not be unreasonably withheld or delayed), or (d) personally liable under the Lease, Mortgagee’s liability thereunder being limited to its interest in the Real Property.

5.             This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their successors and assigns.

6.             Tenant shall give Mortgagee, by commercial overnight delivery service, a copy of any notice of default served on Landlord at the same time such notice is sent to the Landlord, addressed to Mortgagee at Mortgagee’s address set forth above or at such other address as to which Tenant has been notified in writing.  Mortgagee shall have the right, but not the obligation, to cure such default within the time period specified in the Lease.

7.             Landlord has agreed under the Mortgage and other loan documents that rentals payable under the Lease shall be paid directly by Tenant to Mortgagee upon default by Landlord under the Mortgage.  After receipt of notice from Mortgagee to Tenant, at the address set forth above or at such other address as to which Mortgagee has been notified in writing, that rentals under the Lease should be paid to Mortgagee, Tenant shall pay to Mortgagee, or at the direction of Mortgagee, all monies due or to become due to Landlord under the Lease.  Tenant shall have no responsibility to ascertain whether such demand by Mortgagee is permitted under the Mortgage, or to inquire into the existence of a default.  Landlord hereby waives any right, claim, or demand it may now or hereafter have against Tenant by reason of such payment to Mortgagee, and any such payment shall discharge the obligations of Tenant to make such payment to Landlord.

IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

WITNESSES:	MORTGAGEE:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

	By:	CIGNA Investments, Inc., its authorized representative

Name:

By:
Name:			Name:
Title:

TENANT:

By:
Name:

Its:
Name:

LANDLORD:

By:
Name:

Its:
Name:

STATE OF CONNECTICUT
ss. Bloomfield
COUNTY OF HARTFORD

On this, the      day of             , 20  , before me, the undersigned officer, personally appeared                        , who acknowledged himself to be the                      of CIGNA Investments, Inc., authorized representative for Connecticut General Life Insurance Company, and signed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of such entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

Notary Public
My Commission Expires:

STATE OR COMMONWEALTH OF

COUNTY OF

On this, the       day of                 , 20   , before me, the undersigned officer, personally appeared                        , who acknowledged himself/herself to be the                              of                            , and signed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of such entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On this, the       day of                 , 20   , before me, the undersigned officer, personally appeared                        , who acknowledged himself/herself to be the                              of                            , and signed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of such entity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

Notary Public
My Commission Expires:

Exhibit A

EXHIBIT E

SURVEY REQUIREMENTS

The following information should be included on the Survey:

1.             Scale

2.             Date

3.             North arrow

4.             Legend

5.             Encroachments

6.             Adjoining street, road highway, alleys, right-of-way lines, names, right-of-way width, and distance to property.

7.             All points of reference should be tied to an identifiable monument or intersection of streets.

8.             Delineate all improvements in place and show their measurements:

(a)

Boundaries (all property line deflection points must have an iron pin set in place). All boundary distances should be expressed in feet and hundredths of feet, all courses in degrees, minutes and seconds.

(b)	Utilities (including connecting lines to this project from public utility lines).
(c)	Pavement and paved parking area, including size and number of spaces (please shade edges and show parking space lines).
(d)	Walkways (please “dot” concrete).
(e)	Ingress and egress (curb cuts and driveways).
(f)	Buildings, signs, structures.

9.             Building set-back lines shown on property (as defined by local zoning entity, plat map and/or restrictive covenants) and any other building restrictions including the volume and page number if recorded.

10.           Lot, block or square designation, if applicable, and written legal description by metes and bounds on the survey plat.

11.           Location and dimensions (with same information as boundaries) of all easements or encroachments identified in the Title Report together with complete recording information.

12.           Identification of all abutting owners, lot numbers and names of subdivisions.

13.           Section, township and range if applicable.

14.           Street address (of each building).

15.           Area of land and area of buildings; and distance of buildings to boundary of property and to building line.

16.           Height of all buildings.

17.           Vicinity sketch showing closest thoroughfare intersection.

18.           The point of beginning of description (labeled on plat map).

19.           True point of beginning of description (labeled on plat map).

20.           Certification of “True and Correct” survey by surveyor to include this terminology:

“The undersigned hereby certifies to Connecticut General Life Insurance Company, (name of partnership) and (name of title company), as of the date hereof, that this survey correctly shows, on the basis of a field transit survey and in accordance with the current Minimum Standard Detail Requirements of Land Title Survey jointly established and adopted by ALTA and ACSM: (i) a fixed and determinable position and location of the land described thereon (including the position of the point of beginning); (ii) the location of all buildings, structures and other improvements situated on the land; and (iii) all driveways or other cuts in the curbs along any street upon which the land abuts.  Except as shown on said print of survey there are no visible easements or rights of way affecting the land or other easements or rights of way of which the undersigned has been advised or which are of record nor, except as shown, are there any building restriction or set back lines, party walls, encroachments or overhangs of any improvements upon any easements, rights of way or adjacent land, or encroachments by improvements located on adjacent land upon the described land.  The print of survey reflects boundary lines of the described land which “close” by engineering calculation.

21.           Surveyor’s seal or stamp clearly showing registration number.

22.           Original surveyor’s signature on all copies of survey.

23.           Chart of curve data/information to support length of curves used on survey.

24.           Curve tangent points indicated on survey lines.

25.           Reference baseline for azimuth used.

26.           Note whether survey has been balanced and adjusted.

27.           Note whether a title report was used in defining easements and other recordings.

28.           Field notes on survey if applicable.

29.           Indicate on survey, at all survey line deflections, whether the survey monument was found or set; such as, “Found Iron Pin” or “Iron Pin Set”.

30.           State whether or not the property appears in any Flood Insurance Boundary Map, and if so, further state map number and whether or not the property appears to be in the “Flood Hazard Area” shown on that map.

Title and/or improvements may necessitate other requirements.

A second sheet to the survey may be added, should it become too crowded or complex to show everything on one sheet.  Both sheets should show buildings, roads and paved areas.

E-2

EXHIBIT F

SURVEYOR’S CERTIFICATE

“The undersigned hereby certifies to Connecticut General Life Insurance Company, (name of partnership) and (name of title company), as of the date hereof, that this survey correctly shows, on the basis of a field transit survey and in accordance with the current Minimum Standard Detail Requirements of Land Title Survey jointly established and adopted by ALTA and ACSM: (i) a fixed and determinable position and location of the land described thereon (including the position of the point of beginning); (ii) the location of all buildings, structures and other improvements situated on the land; and (iii) all driveways or other cuts in the curbs along any street upon which the land abuts.  Except as shown on said print of survey there are no visible easements or rights of way affecting the land or other easements or rights of way of which the undersigned has been advised or which are of record nor, except as shown, are there any building restriction or set back lines, party walls, encroachments or overhangs of any improvements upon any easements, rights of way or adjacent land, or encroachments by improvements located on adjacent land upon the described land.  The print of survey reflects boundary lines of the described land which “close” by engineering calculation.”

EXHIBIT G

FORM OF OPINIONS

As of           , 20

Connecticut General Life Insurance Company

c/o CIGNA Investments, Inc.

Wilde Building, A4-CR1

900 cottage Grove Road

Hartford, Connecticut   06152

Re:	$65,000,000 loan (the “Loan”) from Connecticut General Life Insurance Company (“Lender”) to the Borrowers (as defined below)

Ladies and Gentlemen:

We have acted as special counsel for (i) each of the entities listed on the attached Exhibit A-1 (each a Borrower and collectively, the “Borrowers”), and (ii) each of the entities listed on the attached Exhibit A-2 (each a “Manager” and collectively, the “Managers”), in connection with the amendment of the Loan.  Collectively, the Borrowers and the Managers are referred to as the “Parties.”

In connection with this opinion we have reviewed the following documents:

1.             The documents evidencing the Loan listed on the attached Exhibit B (the “Existing Loan Documents”) and the documents amending the Loan listed on the attached Exhibit B-1 (the “Additional Advance Documents,” and the Existing Loan Documents as amended or affected by the Additional Advance Documents, the “Loan Documents”);

2.             The Governmental Certificates regarding the organization of the Parties attached as Exhibit C and certain entity documents listed on the attached Exhibit D (collectively, the “Organizational Documents”); and

3.             The Opinion Certificate attached hereto as Exhibit E (the “Opinion Certificate”).

In addition to the above we have also examined and relied on as to matters of fact the representations and warranties contained in the Loan Documents, the Organizational Documents, the Opinion Certificate, and certificates or statements of public officials and officers of the

Parties and we have made no independent review or investigation of these or any other matters. Whenever in this opinion reference is made to our “knowledge”, such knowledge is based upon information obtained from the documents and certificates referred to above and is limited to the actual knowledge of the attorneys in our firm who are actively involved in representing the Parties in connection with this transaction.  No opinion is being expressed as to the effect of any event, fact or circumstance of which we have no actual knowledge.  Although we represent the Parties in connection with this transaction, we call to your attention that our engagement has been limited to specific matters as to which we have been consulted.

In examining all documents, we have assumed the competency of all signatories, the genuineness of all signatures, other than signatures on behalf of the Parties, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents furnished to us as copies and the accuracy and completeness of all documents.

Our opinions as to the legal existence and good standing of the Parties are based solely on the Governmental Certificates referred to in Exhibit C and are limited accordingly.  As to all such matters, our opinions are rendered as of the respective dates of such Governmental Certificates.

We have assumed that (i) the Loan Documents have been duly authorized, executed and delivered by the parties thereto (other than the Parties), are within their respective powers, and are their legal, valid and binding obligation(s) and that such parties are in compliance with all applicable laws, rules and regulations governing the conduct of their respective businesses and this transaction, (ii) the Loan Documents will be enforced in circumstances and in a manner which are commercially reasonable, (iii) the parties to the Loan Documents (other than the Parties) are not subject to any statute, rule or regulation or any impediment that requires them, or the Parties, to obtain the consent or to make any declaration or filing with any governmental authority or any other person in connection with the transactions contemplated, (iv) the correct name of the Lender is Connecticut General Life Insurance Company, (v) that there has not been any mutual mistake of fact or understanding, fraud, duress, coercion, or undue influence with respect to the Loan Documents; and (vi) that all applicable Loan Documents will be duly and correctly filed, indexed and recorded at the appropriate public records, with all applicable fees and charges paid.

Our opinions are subject to the qualifications that the legality, validity, binding effect or enforceability of the Loan Documents are, or may be, subject to limitations on account of (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other law, including decisional law, heretofore or hereafter affecting the rights and remedies of debtors, creditors and secured parties generally and to general equitable principles; (ii) the exercise of judicial discretion and/or principles of equity and of public policy including without limitation to availability of specific performance or other injunctive relief; (iii) provisions in the nature of penalties, forfeitures, waivers, rights of set off, exculpatory provisions, indemnification and contribution provisions, and self-help rights including rights allowing the Lender to act for or on behalf of the Borrower; (iv) such duties as creditors and secured parties may have to act in good faith and in a commercially reasonable manner and (v) provisions purporting to confer, waive or consent to the jurisdiction of any court.  Requirements in the Loan Documents specifying that provisions may only be waived in writing or that written consents are required may not be enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents.  In addition, to the extent that any mortgage, deed of trust, assignment of leases, or similar security instrument is governed in whole or in part by the law of a state other than Massachusetts, we express no opinion with respect to the enforceability of such instruments under the law of such other state, and our opinions as to the enforceability of any such security instrument under Massachusetts law are further limited to the extent such enforcement would be inconsistent with the laws of the state in which the applicable property is located.

We express no opinion herein as to the laws of any state or jurisdiction other than the federal laws of the United States of America, the laws of The Commonwealth of Massachusetts, the Delaware Limited Liability Company Act, all as in effect on the date hereof.  The attorneys participating in the preparation and issuance of this opinion are not authorized or qualified to practice in the State of Delaware, and our opinions with respect to the Delaware Limited Liability Company Act are based on our reasonable familiarity with such laws as a result of our prior involvement in transactions concerning such laws.  We express no opinion except as expressly stated in this letter.  Without limiting the foregoing, we express no opinion as to: (i) title to or ownership of any real or personal property or the existence, priority, or perfection of any security interest, lien or encumbrance, (ii) the compliance of the properties now or hereafter with applicable health, safety, zoning, building, environmental, pollution or other laws or regulations, or (iii) the application of choice of law or conflicts of law principles or the enforceability of any choice of law and/or governing law provisions of the Loan Documents.

In addition, we call your attention to the following:

(i)            the effectiveness of UCC financing statements generally lapses five years from the date of filing unless continuation statements are properly filed within six months prior to such lapse in accordance with Section 9-515 of Article 9 of the UCC;

(ii)           continued perfection of security interests may require the filing of new appropriate financing statements or of amendments to financing statements in the event of a change of the name, location, or legal identity or structure of a debtor, or, in certain cases, a change in the location of collateral;

(iii)          under certain circumstances described in Section 9-315 of Article 9 of the UCC, perfection of and the rights of a secured party to enforce a security interest in proceeds of collateral may be limited.

Further, Section 552 of the United States Bankruptcy Code (11 U.S.C. §552) limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a lien resulting from any security agreement entered into by the debtor before the commencement of the case.

Based upon and subject to the assumptions, limitations and qualifications set forth in this letter, it is our opinion that:

1.          The Borrowers are duly organized and validly existing Delaware limited liability companies, are in good standing in Delaware, and each has the full power, authority and legal right to enter into and perform the transactions contemplated for each of them by the Additional Advance Documents to which it is a signatory.

2.          The Managers are duly organized and validly existing Delaware limited liability companies and are in good standing in Delaware, and the Managers have the full power, authority and legal right to enter into and perform the transactions contemplated for each of them by the Additional Advance Documents to which it is a signatory.

3.          Each of the Additional Advance Documents has been duly and validly authorized, executed, acknowledged (if appropriate) and delivered by and on behalf of each of the Parties that is a party thereto.  To the extent governed by Massachusetts law, each of the Loan Documents is the legal, valid and binding obligation of each of the applicable Parties that is a party thereto, and is enforceable against each such party thereto in accordance with its terms.

4.          The execution and delivery of the Additional Advance Documents by each of the Borrowers and the Managers that is a signatory thereto do not, and the performance by each of the Borrowers and the Managers of their respective obligations under the Loan Documents will not, contravene or result in a breach of (a) any provision of the respective Organizational Documents of each of the Borrowers or the Managers, or (b) any presently existing provision of the laws of The Commonwealth of Massachusetts or of federal law to which any of the Borrowers or the Managers are subject, or (c) to our knowledge, any order, writ, injunction, determination, decree or judgment specifically naming and binding upon any of the Borrowers or the Managers, or (d) to our knowledge, any agreement executed by and binding upon any of the Borrowers or the Managers.

5.             Under existing provisions of law, no authorization or approval of any governmental authority of The Commonwealth of Massachusetts or of the United States of America is necessary in connection with the valid execution and delivery by the Borrowers or the Managers of the Additional Advance Documents.

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This opinion is limited to the matters stated herein and except as otherwise indicated herein, the opinions expressed are given as of the date hereof and we disclaim any obligation to advise you, and no opinion may be inferred beyond the matters expressly stated, in the event of changes in applicable law or facts or if additional information is brought to our attention.  This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed.  No portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned.  Further, this opinion may be relied upon only by the addressee hereof, its legal counsel and its permitted successors and assigns under the Loan Documents.

Very truly yours,

[BORROWER’S COUNSEL]

Exhibit A-1	List of Borrowers
Exhibit A-2	List of Managers
Exhibit B	List of Existing Loan Documents
Exhibit B-1	List of Additional Advance Documents
Exhibit C	Governmental Certificates
Exhibit D	Entity Documents
Exhibit E	Opinion Certificate

EXHIBIT A-1

Borrowers

EXHIBIT A-2

Managers

STAG GI Investments Holdings, LLC, in its capacity as member-manager of each of the other Borrowers.

STAG Industrial Operating Partnership L.P., in its capacity as member-manager of Prime Borrower.

STAG Industrial GP, LLC, as general partner of STAG Industrial.

EXHIBIT B

Existing Loan Documents

*All documents dated as of                          , 2011 unless otherwise noted below

1.                                       Master Loan Agreement by and among STAG GI Investments Holdings, LLC (“Prime Borrower”), and Lender.

2.                                       Real Estate Tax Escrow Agreement by and among Borrower and Lender.

3.                                       General Reserve Escrow Agreement by and among Borrower and Lender.

4.                                       Environmental Indemnification Agreement by Borrower to Lender.

5.                                       Agreement to Perform Closing Obligations by Borrower to Lender.

[List any previous amendments to the Loan Documents]

EXHIBIT B-1

Additional Advance Documents

*All documents dated as of the date hereof unless otherwise noted below

1.                                           Omnibus Amendment to Loan Documents by and among Borrowers and Lender.

2.               Promissory Note      made by Prime Borrower and New Borrower to the order of Lender.

3.               Deed of Trust/Mortgage, Security Agreement and Fixture Filing by New Borrower for the benefit of Lender.

4.               Assignment of Rents and Leases by New Borrower for the benefit of the Lender.

5.               Subordination, Non-Disturbance and Attornment Agreement by and among New Borrower, Lender and the tenant of the Portfolio Property owned by New Borrower.

6.               UCC Financing Statement naming New Borrower as the debtor and Lender as the secured party.

7.               Agreement to Perform Closing Obligations by New Borrower to Lender.

EXHIBIT C

Governmental Certificates

EXHIBIT D

Entity Documents

EXHIBIT E

Opinion Certificate

CERTIFICATE REGARDING

CERTAIN MATTERS COVERED IN LEGAL OPINION

(CIGNA Financing)

As of          , 20

Reference is made that certain opinion letter to be issued by                  (the “Borrowers’ Counsel”) on or about the date hereof (the “Opinion Letter”) in favor of Connecticut General Life Insurance Company (“Lender”).  Capitalized terms used herein without definition have the meanings given to them in the Opinion Letter.

The undersigned is an authorized signatory of the Borrowers.  The undersigned submits the following certifications in connection with Borrowers’ Counsel issuance of the Opinion Letter with respect to an amendment of an existing loan of up to $65,000,000 (the “Loan”) made to the Borrowers (and Site Borrowers (as defined in the Loan Agreement)) by Lender, secured or to be secured by those certain properties listed on Exhibit A hereto (each a “Property”, and collectively, the “Properties”).  In connection with the Opinion Letter, the undersigned hereby certifies to Borrowers’ Counsel, for its reliance, the truth, accuracy and completeness of the following matters, to the extent relating to factual questions:

1.                                       The Organizational Documents are the only documents creating or governing the internal affairs of the Parties.  The Organizational Documents have not been amended or modified.

2.                                       The execution and delivery by the respective Parties of the Additional Advance Documents to which any of them is a party have been duly authorized by each of them.  To the knowledge of the undersigned, each of the Parties has all requisite power and authority to own, lease, and operate their respective Properties, to borrow the Loan, and each of the Parties has all requisite power and authority to execute, deliver and perform each of their respective obligations under the Additional Advance Documents to which each of them is a party.

3.                                       Except with respect to any modifications set forth in the Additional Advance Documents, the terms and conditions of the Loan as reflected in the Loan Documents have not been amended, modified or supplemented, directly or indirectly, by any other agreement or understanding of the parties or waiver of any of the material provisions of the Loan Documents, and accurately reflect the complete understanding of the parties with respect to the transactions contemplated thereby.

4.                                       No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of or by any federal, state or local authority, agencies or other person is required with respect to the execution and delivery of any of the Additional Advance Documents.

5.                                       The execution and delivery of the Additional Advance Documents by the Parties of the Additional Advance Documents to which any of them is a party do not, and the performance and observance by each such Party of its respective obligations thereunder will not, (i)  cause any of the Parties to be in default under or violate the provisions of any of the Organizational Documents or any other agreement or obligation to which any Party may be subject or any provision of applicable law, or (ii) conflict with or result in a breach by any Party of or constitute a default or event of default under any order, writ, injunction, determination, decree or judgment specifically naming and binding upon any of the Parties, or any agreement executed by or binding upon any of the Parties.

6.                                       There are no judgments, orders, writs, injunctions, decrees, or rules of any court, administrative agency or other governmental authority, or any determination or award of any arbitrator affecting the Parties.  There are no legal or administrative proceedings pending or threatened before any court or governmental agency against the Parties.

7.                                       To the knowledge of the undersigned, the execution and delivery of the Additional Advance Documents and performance of the obligations of the Parties thereunder will not violate any laws, regulations, rules or guidelines of any federal, state or local authority, agencies or other person having jurisdiction over any of the Parties or the Properties.

8.                                       The undersigned has reviewed the contents of the Opinion and this Certificate and hereby certify that, to its knowledge, the facts and assumptions contained in the Opinions, insofar as they pertain to the respective Parties and their operations, are true, correct and complete.

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IN WITNESS WHEREOF, the undersigned has hereunto signed and sealed this Certificate as of the date first set forth above.

[ADD SIGNATURES]

Exhibit A

Borrowers and Properties

Borrower	Property Address

EXHIBIT H

PURCHASE PRICES

PROPERTY	PURCHASE PRICE

EXHIBIT I

FORM OF NOTE

MORTGAGE NOTE

Boston, Massachusetts

$	, 20

FOR VALUE RECEIVED, STAG GI INVESTMENTS HOLDINGS, LLC, a Delaware limited liability company (the “Prime Borrower”), and                                        [INSERT NAME OF SITE BORROWER], a Delaware limited liability company (“                                Borrower,” and together with Prime Borrower collectively referred to as the “Maker”), promise to pay to the order of CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, having its principal office at Wilde Building, A4-CRI, 900 Cottage Grove Road, Hartford, Connecticut 06152, together with its successors, affiliates, nominees, subsidiaries, investors, participants or assignees (the “Payee”), or such other place as the holder hereof may designate in writing (the legal holder from time to time of this Note, including Payee as the initial holder, referred to as the “Holder”), the principal sum of                                                                                                               and NO/100 DOLLARS ($                      ), or so much thereof as may be advanced to or for the benefit of Maker by Holder (the “Principal Indebtedness”), together with interest thereon at an annual rate of               and        /100 percent (   .    %) (the “Interest Rate”), in accordance with the provisions hereinafter set forth.

1.             Terms of Payment.  On the date on which any portion of the Principal Indebtedness is first advanced to Maker (the “Advancement Date”), unless such date is the first (1st) day of a calendar month, Maker shall pay to Holder interest on the Principal Indebtedness so advanced, at the Interest Rate, for the period from and including the Advancement Date to and including the last day of the calendar month in which the Advancement Date occurs.  Interest paid on the Advancement Date shall be calculated on the basis of a 365-day year and the actual number of days from and including the Advancement Date to and including the last day of the calendar month in which the Advancement Date occurs.

Commencing on the first (1st) day of the second (2nd) calendar month following the Advancement Date (or on the first (1st) day of the first (1st) calendar month following the Advancement Date, if the Advancement Date is the first (1st) day of the calendar month), and on the first (1st) day of each calendar month thereafter (such payment dates being hereinafter referred to as “Monthly Payment Dates”) through and including                               [12 months after the Initial Advance is made under the Loan Agreement], Maker shall pay to Holder interest only on the Principal Indebtedness from time to time outstanding, at the Interest Rate, for the immediately preceding calendar month (the “Monthly Interest Payments”).  Interest shall be calculated and applied on the basis of a 360-day year consisting of twelve (12) 30-day months.  The Monthly Interest Payments shall be applied first to any unpaid costs, expenses and other charges under the Loan (as hereinafter defined) and then to interest on the Principal Indebtedness at the Interest Rate.

Commencing on                                   [1st day of the 13th month after Initial Advance is made under the Loan Agreement] (the “Amortization Date”), and on the first (1st) day of each calendar month thereafter, through and including the Maturity Date (as hereinafter defined) (each such payment date also referred to as a “Monthly Payment Date”), Maker shall pay to Holder payments comprised of (a) interest on the Principal Indebtedness from time to time outstanding, at the Interest Rate, for the immediately preceding calendar month, together with (b) a portion of the Principal Indebtedness from time to time outstanding, amortized on the basis of a thirty (30) year amortization schedule calculated from the Amortization Date (the “Monthly Debt Service Payments,” and together with the Monthly Interest Payments, the “Monthly Payments”).  The Monthly Debt Service Payments shall be applied first to any unpaid costs, expenses and other charges under the Loan, then to interest on the Principal Indebtedness at the Interest Rate, with the balance to be applied in reduction of the Principal Indebtedness remaining unpaid.  The interest component of the Monthly Debt Service Payments shall be calculated and applied on the basis of a 360-day year consisting of twelve (12) 30-day months.  In the event of a permitted partial prepayment of the Principal Indebtedness under the Loan Documents, the amount of the Monthly Debt Service Payments shall be recalculated to account for changes in the amortization of the remaining Principal Indebtedness.

On                       , 2019 (the “Maturity Date”), Maker shall pay to Holder the entire Principal Indebtedness then remaining unpaid, together with accrued and unpaid interest thereon at the Interest Rate and any other charges due under this Note, the Master Loan Agreement dated as of                       , 2011 by and among Prime Borrower and Payee, among others, as amended by, inter alia,                        Omnibus Amendment and Agreement of even date herewith, by and among Maker and Payee, among others (as amended, modified, substituted or supplemented from time to time, the “Loan Agreement”) the Portfolio Mortgages (as defined in the Loan Agreement) and any other documents evidencing, securing or otherwise executed by Borrower (as defined in the Loan Agreement) in connection with the Indebtedness (as defined in the Loan Agreement) (as such documents may be amended, modified, supplemented or replaced, collectively, the “Loan Documents”).  The loan evidenced by the Loan Documents is referred to as the “Loan.”  The period from and including the date hereof to the Maturity Date is referred to as the “Term.”

Notwithstanding anything to the contrary set forth above, if a Monthly Payment Date in any calendar month is not a “Business Day,” then the Monthly Payment Date shall be extended until the next succeeding Business Day.  As used herein, “Business Day” shall have the meaning set forth in the Loan Agreement.

2.             Prepayment.  Each twelve (12) month period commencing on                        [the first (1st) day of the first (1st) calendar month after the Initial Advance is made under the Loan Agreement] is referred to as a “Loan Year.”  The Loan is closed to prepayment until the commencement of the second (2nd) Loan Year (the “Closed Period”).  Maker may only prepay the Principal Indebtedness during the Closed Period upon receipt of the written consent of the Holder, which consent may be withheld at Holder’s sole discretion.  Maker may prepay the Principal Indebtedness in full, but not in part, (i) on any Monthly Payment Date after the Closed Period, or (ii) during the Closed Period with the Holder’s consent as set forth above, provided that in each case Maker gives Holder at least thirty (30) days’ prior written notice and pays, along with all accrued, unpaid interest and all other sums due under any of the Loan Documents, a prepayment fee (the “Prepayment Fee”) equal to the greater of:

(a)           One percent (1%) of the outstanding Principal Indebtedness, or

(b)           Yield Maintenance (as defined below).

Notwithstanding the foregoing, the Loan may be prepaid at par during the last six (6) months of the Term.  The Prepayment Fee will be due when the Loan is prepaid prior to the date (the “Open Date”) that is six (6) months before the Maturity Date, whether such prepayment is voluntary or results from default, acceleration or any other cause.

“Yield Maintenance” is defined as the sum of Present Values (as defined below) on the date of prepayment of each Monthly Interest Shortfall (as defined below) for the remaining Term of the Loan, discounted at the monthly Treasury Yield (as defined below) plus fifty (50) basis points.

The “Monthly Interest Shortfall” is calculated for each Monthly Payment Date (including the Maturity Date) and is the product of (i) one-twelfth (1/12) of the positive difference, if any, of (x) the Semi-Annual Equivalent Rate (as defined below) less (y) the Treasury Yield plus fifty (50) basis points, times (ii) the outstanding principal balance of the Loan on each Monthly Payment Date (before application of any principal installment due for that month) for each full and partial month remaining in the Term.

The “Present Value” is then determined by discounting each Monthly Interest Shortfall at 1/12 the Treasury Yield plus fifty (50) basis points.

The “Semi-Annual Equivalent Rate” for this Loan is   .    %.

The “Treasury Yield” will be determined by reference to the end of day yields on U. S. Treasuries reported in the Federal Reserve Statistical Release H.15 (http://www.federalreserve.gov/releases/H15/update/), or in the event the website is discontinued or otherwise generally unavailable, any comparable electronic rate index that is readily available and verifiable to Maker, for the fifth (5th) Business Day prior to the prepayment date.  If the remaining Term is equal to or less than one (1) year, the Treasury Yield will equal the yield for Treasuries having a one (1) year maturity date.  If the remaining Term is equal to one of the reported two (2), five (5), ten (10) or thirty (30) year maturity dates, then the Treasury Yield will equal the yield for the Treasury with a maturity equaling the remaining Term.  If the remaining Term is longer than one (1) year but does not equal one of the reported maturity dates, then the Treasury Yield will be determined by straight-line interpolation of the yields of the two Treasuries maturing immediately before and immediately after the expiration of remaining Term.

Maker agrees that the Prepayment Fee does not constitute a penalty.  Maker agrees that the Prepayment Fee constitutes a negotiated alternative performance of Maker’s obligations under this Note.  Maker further agrees that the Prepayment Fee is a reasonable estimate, agreed to between Maker and Payee, of a fair compensation for the loss that may be sustained by Holder due to prepayment of the Principal Indebtedness prior to the Maturity Date.  The Prepayment Fee shall be paid without prejudice to the right of Holder to collect any of the amounts owing under this Note or the Portfolio Mortgages or otherwise, or to enforce any of its rights or remedies arising out of an Event of Default (as defined below).

Notwithstanding anything herein to the contrary, (1) to the extent provided in the Loan Agreement, no Prepayment Fee shall be due in the event of a reduction of the Principal Indebtedness by application of the proceeds of insurance or a condemnation proceeding, (2) in connection with the release of one or more Sites in accordance with the Loan Agreement, Maker has certain rights to prepay the Principal Indebtedness in part and in connection with any such prepayment only a pro rata share of the Prepayment Fee shall be required to be paid, all as further described in the Loan Agreement, and (3) under the terms of the Loan Agreement, Maker may have other rights to prepay some or all of the Principal Indebtedness with no or a reduced prepayment fee, in which event the terms of the Loan Agreement shall control.

The prepayment privilege set forth in this Section 2 is personal to Maker and shall not inure to the benefit of any assignee or transferee.

3.             Security.  This Note is further evidenced by, among other things, the Loan Agreement, pursuant to which, inter alia, Payee has agreed to make, subject to the terms of the Loan Agreement, (i) an Initial Advance of the Loan to Prime Borrower and one or more of its Affiliates (collectively, the “Site Borrowers”), (ii) Additional Advances of the Loan to Prime Borrower and its Affiliates, such that the Initial Advance and all Additional Advances shall be in the maximum aggregate original principal amount of SIXTY-FIVE MILLION and NO/100 Dollars ($65,000,000) (the Loan, including the Initial Advance and all Additional Advances, is also referred to as the “Portfolio Loan,” and the Maker and the Site Borrowers are collectively referred to as the “Borrowers”).  This Note is secured by, among other things, (a) the Portfolio Mortgages (as defined in the Loan Agreement) encumbering certain real property with the improvements thereon (as more particularly described in the Loan Agreement, the “Real Property”) and certain personal property situated thereon (as more particularly described in the Loan Agreement, collectively, the “Portfolio Properties”), (b) the other collateral described in the other Loan Documents, (c) the collateral described in the STAG IV Loan Documents, as defined in the Loan Agreement, and (d) the collateral described in the STAG V Loan Documents, as defined in the Loan Agreement (collectively, the “Security”), as limited to the extent provided in the Loan Agreement.  The terms and provisions of the Loan Agreement are hereby incorporated herein by reference, including, without limitation, the provisions of Section 5 thereof regarding usury.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

4.             Location and Medium of Payments.  Any amounts payable under this Note or under the other Loan Documents shall be paid to Holder by federal funds wire transfer instructions provided by Holder to Maker from time to time or National Automated Clearing

House transfer, or by such other means as Holder may from time to time hereafter designate to Maker in writing, in legal tender of the United States of America.

5.             Acceleration of Maturity.  At the option of Holder, upon any Event of Default (as defined in the Loan Agreement), the whole of the Principal Indebtedness then outstanding, together with all other Indebtedness, together with the Prepayment Fee and other charges due under any of the Loan Documents, shall immediately become due and payable without relief from valuation and appraisement laws (“Acceleration of Maturity”).

6.             Late Charges; Interest Following Event of Default.  Maker shall be obligated to pay late charges and interest on any and all sums due hereunder at the Default Rate as and when provided in the Loan Agreement.  The provision for such late charges and Default Rate interest shall not be construed to permit Maker to make any payment after its due date, to obligate Holder to accept any overdue payment, or to limit Holder’s rights and remedies for Maker’s default under this Note or the other Loan Documents.

7.             Collection and Enforcement Costs.  Maker, upon demand, shall pay Holder for all actual out-of-pocket costs and expenses, including without limitation attorneys’ fees, paid or incurred by Holder in connection with the collection of any sum due hereunder, or in connection with the enforcement of any of Holder’s rights or Maker’s obligations under this Note, the Portfolio Mortgages or any of the other Loan Documents.

8.             Continuing Liability.  The obligation of Maker to pay the Principal Indebtedness, interest and all other Indebtedness due hereunder or under the other Loan Documents shall continue in full force and effect and in no way be impaired, until the actual payment thereof to Holder, and in the case of a sale or transfer of all or any part of the Security, or in the case of any further agreement given to secure the payment of this Note, or in the case of any agreement or stipulation extending the time or modifying the terms of payment above recited, Maker shall nevertheless continue to be liable on this Note, as extended or modified by any such agreement or stipulation, unless expressly released and discharged in writing by Holder.

9.             Joint and Several Liability.  If more than one person, corporation, partnership or other entity shall execute this Note or any amendment, modification or extension hereof or any substitution or replacement hereof as Maker, then each person and entity shall be fully liable for all obligations of Maker hereunder, and such obligations shall be joint and several.

10.           No Oral Changes; Waivers.  This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of a change is sought.  The provisions of this Note shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the Portfolio Mortgages and/or the other Loan Documents, and any and all references herein to the Portfolio Mortgages and/or the Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations, or modifications thereof.

Maker and any future endorsers, sureties, and guarantors hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, notice of intent to accelerate, notice of acceleration, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default (except notice of default required hereby, if any), or enforcement of the payment of this Note, and they agree that the liability of each of them shall, subject to any explicit limits contained herein or in any other Loan Documents, be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Holder; and Maker and all future endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of the collateral, or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto or to any other Loan Document without notice to them or without affecting their liability hereunder or under any other Loan Document.

Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein;  a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.  The acceptance by Holder of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of Holder:  (a) constitute a waiver of the right to exercise any of Holder’s remedies at that time or at any subsequent time, (b) constitute an accord and satisfaction, or (c) nullify any prior exercise of any remedy.

No failure to cause an Acceleration of Maturity, acceptance of a past due installment, or any indulgence granted from time to time by Holder shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the Commonwealth of Massachusetts; and, to the maximum extent permitted by law, Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

To the maximum extent permitted by law, Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any statute of limitations and any moratorium laws and any and all present and future laws which (i) exempt any of the Security or any other real or personal property or any part of the proceeds of any sale of any such property from attachment, levy, foreclosure or sale under execution, (ii) provide for any reinstatement, marshaling, forbearance, valuation, stay of execution, extension of time for payment, redemption, appraisement or exemption from civil process as to Maker or any of the Security or any other real or personal property, or (iii) conflict with any provision of this Note or any other Loan Document.  As used herein, “laws” shall mean the Constitution and laws of the United States of America and of the Commonwealth of Massachusetts.

11.           Bind and Inure.  This Note shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

12.           Applicable Law; Severability.  Except as may be otherwise expressly provided in this Note, in the Portfolio Mortgages or in any other Loan Document, all claims relating, in any way, to the negotiation and/or consummation of the Portfolio Loan, Holder’s relationship with Maker in connection with the Portfolio Loan and/or the performance of any obligation under this Note or any of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts (the “State”) without regard to principles of conflicts of law.  Notwithstanding the foregoing choice of law:

(a)           the procedures governing the creation, perfection and priority of the liens pertaining to the Security and the enforcement by Holder of its rights and remedies under the Portfolio Mortgages and the other Loan Documents with respect to the Security, including without limitation, actions for foreclosure, for injunctive relief or for appointment of a receiver, shall be governed by the laws of the state where the Security is located; and

(b)           Holder shall comply with applicable law in the state where the Security is located to the extent required by the law of such jurisdiction in connection with the foreclosure of the liens created by the Portfolio Mortgages and the other Loan Documents with respect to the Security.

Nothing contained herein or in any provisions of the other Loan Documents shall be construed to provide that the substantive law of the state where the Security is located shall apply to any parties’ rights and obligations under any of the Loan Documents, which, except as expressly provided above, are and shall continue to be governed by the substantive law of the State.  In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of the state where the Security is located is not intended, nor shall it be deemed, in any way, to derogate the parties’ choice of law as set forth or referred to in this Note, the Portfolio Mortgages or in the other Loan Documents.  The parties further agree that, subject to clauses (a) and (b) above, Holder may enforce its rights under the Loan Documents, including, without limitation, its rights to sue Maker or to collect any outstanding indebtedness in accordance with the State law.

Maker hereby consents to personal jurisdiction in any state or federal court located within the State, as well as to the jurisdiction of all courts from which an appeal may be taken from the courts within the State, for the purposes of any suit, action or other proceeding arising out of, or with respect to, any of the Loan Documents, the negotiation and/or consummation of the Portfolio Loan, Holder’s relationship with Maker in connection with the Portfolio Loan and/or the performance of any obligation or the exercise of any remedy under any of the Loan Documents, and expressly waives any and all objections it may have as to venue in any of such courts.

If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be determined to be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law, except that if such provision relates to the payment of a monetary sum, then Holder may, at its option, declare the entire Indebtedness due and payable upon sixty (60) days’ prior written notice to Maker and, provided no Event of Default is then continuing, without Prepayment Fee.

13.           Notice.  Any notice, demand, request, statement or consent made hereunder shall be in writing signed by the party giving such notice, request, demand, statement or consent, and shall be deemed to have been properly given when either delivered in accordance with the terms of the Loan Agreement.

14.           Nonrecourse.  No direct or indirect owner of Maker, nor any officer, director, manager, advisor, trustee, employee, agent or representative of Maker, shall be personally liable for the payment of any Indebtedness due hereunder or under the other Loan Documents or for the performance of any obligations of Maker hereunder or under the other Loan Documents, nor, except as expressly provided below in this Section 14, shall Maker be personally liable for such obligations.  Except as provided below, no judgment for the repayment of the Principal Indebtedness or interest thereon will be enforced against the Maker personally or against any property of the Maker other than the Security and any other security furnished under the Loan Documents in any action to foreclose the Portfolio Mortgages or to otherwise realize upon any security furnished under the Loan Documents or to collect any amount payable hereunder or under the other Loan Documents.

Nothing herein contained, however, shall be construed as prohibiting Holder from exercising any and all remedies which the Loan Documents permit, including, without limitation, the right to bring actions or proceedings against Maker and to enter a judgment against Maker, so long as the exercise of any remedy does not extend to execution against or recovery out of any property other than the Security furnished to Holder under any of the Loan Documents.

Notwithstanding any of the foregoing:

(a)           Maker shall be fully and personally liable for the following acts and omissions to the extent shown below, after any applicable notice and cure periods (if any) set forth herein or in any applicable Loan Documents:

ACT OR OMISSION:	LIABILITY:

(i) Maker misappropriates any condemnation or insurance proceeds attributable to the Real Property,	To the extent of such misappropriation;

(ii) Maker misappropriates any security deposits or reserves attributable to the Real Property,	To the extent of such misappropriation;

(iii) Maker collects rents in advance in violation of any covenant under the Loan Documents,	To the extent of such rents collected in advance;

ACT OR OMISSION:	LIABILITY:

(iv) Maker commits any (1) fraud, (2) intentional and material misrepresentation, (3) grossly negligent misrepresentation, or (4) physical waste of the Real Property,	To the extent of any remedies available at law or in equity;

(v)   Gross revenues from the Real Property are sufficient to pay any regularly scheduled payment of the indebtedness then due and payable, operating and maintenance expenses (including real estate taxes) then due and payable, insurance premiums then due and payable, deposits then required to be made into a reserve account, or other sums then required to be paid by the Loan Documents, and Maker fails to make such payments or deposits when due,

To the extent of any funds diverted by Maker (or anyone acting on Maker’s behalf) from such payments or expenses during the period six (6) months prior to Holder’s notice of acceleration through the date Holder takes title to the Real Property; and

(vi)  Maker or, to the extent applicable, any tenant under a Lease that is obligated to maintain insurance pursuant to the terms of such Lease, fails to maintain the levels, coverages and maximum deductibles of insurance required under the Loan Documents, to the extent that a casualty or liability occurs or arises and insurance proceeds would have been available had such insurance been maintained,

In the amount of the loss incurred as the result of such uninsured casualty or uninsured liability.

(b)           There shall be no limitation on or prejudice to the rights of Holder to proceed against any person or entity, including, without limitation, Maker, or on the exercise of any of Holder’s rights under any indemnity from Maker to Holder;

(c)           There shall be no limitation on or prejudice to the rights of Holder to proceed against any entity or person whatsoever, including, without limitation, Maker, with respect to the enforcement of any guarantees of the Principal Indebtedness or other sums due hereunder or under any of the other Loan Documents or any part thereof, any master leases, or any similar rights of payment.

15.           Time of the Essence.  Time is of the essence in this Note and the other Loan Documents.

16.           Attorneys’ Fees.  Any reference to “attorney fees,” “attorney’s fees” or “attorneys’ fees” in this document includes but is not limited to the fees, charges and costs incurred by Holder through its retention of outside legal counsel and the reasonably allocated fees, costs and charges for services rendered by Holder’s in-house counsel.  Any reference to “attorney fees,” “attorney’s fees” or “attorneys’ fees” shall also include but not be limited to those attorneys or legal fees, costs and charges incurred by Holder following an Event of Default in the collection of any Indebtedness (or any portion thereof), the enforcement of any obligations hereunder or under any of the Loan Documents, the protection of the Security, the foreclosure of (or exercise of power under) the Portfolio Mortgages, the sale of the Security, the defense of actions arising hereunder and the collection, protection or set off of any claim Holder may have in a proceeding under Title 11, United States Code.  Attorney’s fees provided for hereunder shall accrue whether or not Holder has provided notice of an Event of Default or of an intention to exercise its remedies for such Event of Default.

17.          WAIVER OF TRIAL BY JURY.  MAKER AND HOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY AS TO ANY MATTER ARISING OUT OF OR CONCERNING THE SUBJECT MATTER OF THIS NOTE.

18.           Wire Transfer.  Payment by Maker to Holder of the entire indebtedness evidenced by the Note and the other Loan Documents, whether by prepayment, at the Maturity Date, by Acceleration of Maturity, or otherwise, shall be deemed made on a designated Business Day only if such funds are both sent by a federal wire transfer of immediately available funds and are received by Holder on such designated Business Day no later than 2:00 p.m. local time in the state where Holder’s account is located.   Funds not so received shall continue to bear interest at the applicable rate until payment is received in compliance with the foregoing.

19.           Business Purpose.  Maker warrants that the Portfolio Loan is being made solely to acquire or carry on a business or commercial enterprise, and Maker is a business or commercial organization.  Maker further warrants that all of the proceeds of the Portfolio Loan shall be used for commercial purposes and stipulates that the Portfolio Loan shall be construed for all purposes as a commercial loan, and is not made for personal, family, household or agricultural purposes.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Maker has duly executed this Note as a sealed instrument as of the day and year first above written.

WITNESS TO ALL:	MAKER:

PRIME BORROWER:
Name:
STAG GI INVESTMENTS HOLDINGS, LLC

By:
Name:
Title

BORROWER:

By:
Name:
Title:

[Signatures Continued on Next Page]

EXHIBIT J

FORM OF PORTFOLIO MORTGAGE

MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made as of the        day of                           , 20    , by                                                [INSERT NAME OF NEW SITE BORROWER], a Delaware limited liability company, having its principal place of business at c/o STAG Capital Partners, LLC, 99 Chauncy Street, Boston, Massachusetts 02111 (hereinafter referred to as “Mortgagor”), for the benefit of CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, having its principal place of business at Wilde Building, A4-CRI, 900 Cottage Grove Road, Hartford, Connecticut 06152, together with its successors, affiliates, nominees, subsidiaries, investors, participants or assignees (hereinafter referred to together as “Mortgagee”).

W I T N E S S E T H:

WHEREAS, Mortgagee has entered into a Master Loan Agreement with STAG GI INVESTMENTS HOLDINGS, LLC, a Delaware limited liability company (the “Prime Borrower”), dated as of                           , 2011, as amended by an Omnibus Amendment and Agreement by and among Prime Borrower, Mortgagor and Mortgagee, among others, of even date herewith (as amended, modified, substituted or supplemented from time to time, the “Loan Agreement”), pursuant to which, inter alia, Mortgagee has agreed, subject to the terms of the Loan Agreement, to make a mortgage loan to Prime Borrower and Site Borrowers (as defined below) in the maximum aggregate original principal amount of Sixty-Five Million and No/100 Dollars ($65,000,000) (the “Loan” or the “Portfolio Loan”);

WHEREAS, Prime Borrower intends to own all of the membership interests in one or more special purpose entities (each, a “Site Borrower” and, collectively, the “Site Borrowers” and, together with the Prime Borrower, collectively and individually, the “Borrower” or “Borrowers”) created to acquire various parcels of real property and all improvements thereon and all rights and appurtenances thereto (each, a “Site” and, collectively, the “Portfolio Properties”);

WHEREAS, the Portfolio Loan is evidenced and secured by (i) one or more promissory notes by Prime Borrowers and one or more Site Borrowers (collectively and individually referred to as the “Notes” or the “Portfolio Notes,” as the same may be amended, modified, substituted or supplemented from time to time), (iii) a mortgage, deed of trust, or indemnity deed of trust, assignment of leases, rents and contracts, security agreement and fixture filing that encumbers a Site (one from the applicable Site Borrower for each Site, each a “Portfolio Mortgage” and collectively the “Portfolio Mortgages,” as the same may be amended, modified, substituted or supplemented from time to time) and other items of collateral, and (iv) such other security agreements, loan agreements, disbursement agreements, supplemental agreements, environmental indemnity agreements, guaranties, assignments (both present and collateral) and other instruments of indebtedness or security, including, without limitation, those referenced in the Loan Agreement (including the Notes, the Portfolio Mortgages, the Loan Agreement and this Mortgage, as the same may be amended, modified, substituted or supplemented from time to time, the “Loan Documents”) (all of the indebtedness and obligations under the Loan Documents being herein called, the “Indebtedness”);

WHEREAS, pursuant to the terms of the Loan Agreement, Mortgagee will make an advance of the Loan proceeds to Prime Borrower and Mortgagor, in the original principal amount of                                            and No/100 Dollars ($                              ) (the “                      Advance”) together with interest thereon, as evidenced by a Mortgage Note          (“Note      “) of even date herewith, by Prime Borrower and Mortgagor payable to the order of Mortgagee (Note          constituting one of the “Notes” as defined above);

WHEREAS, the                                 Advance is secured by, in addition to the other Loan Documents, this Mortgage;

WHEREAS, Mortgagor constitutes a Site Borrower, the                                Advance constitutes [the Initial Advance/an Additional Advance] (as defined in the Loan Agreement), Note          constitutes [the Initial Note/a Note], and this Mortgage constitutes [the Initial Portfolio Mortgage/a Portfolio Mortgage];

WHEREAS, Mortgagee made a loan (the “STAG IV Loan”) to Prime Borrower and certain affiliates of the Prime Borrower (the “STAG IV Site Borrowers”) in the maximum aggregate original principal amount of Sixty-Three Million and No/100 Dollars ($63,000,000) (together with all other obligations under the STAG IV Loan, collectively referred to as the “STAG IV Indebtedness”), pursuant to a Master Loan Agreement dated as of July 9, 2010, by and between Prime Borrower and Mortgagee, among others (as the same may be amended, modified, substituted or supplemented from time to time, the “STAG IV Loan Agreement”), and evidenced by all of the other security agreements, loan agreements, disbursement agreements, supplemental agreements, environmental indemnity agreements, guaranties, assignments (both present and collateral) and other instruments of indebtedness or security related to the STAG IV Loan (including, without limitation, the STAG IV Loan Agreement, as the same may be amended, modified or supplemented from time to time, the “STAG IV Loan Documents”).  Pursuant to the Loan Agreement, Mortgagor agreed that Mortgagor would also be responsible for the STAG IV Indebtedness and that this Mortgage shall provide additional security for the payment of the STAG IV Indebtedness; and

WHEREAS, Mortgagee made a loan (the “STAG V Loan”) to Prime Borrower and certain affiliates of the Prime Borrower (the “STAG V Site Borrowers”) in the maximum aggregate original principal amount of Sixty-Five Million and No/100 Dollars ($65,000,000) (together with all other obligations under the STAG V Loan, collectively referred to as the “STAG V Indebtedness”), pursuant to a Master Loan Agreement dated as of October 12, 2010, by and between Prime Borrower and Mortgagee, among others (as the same may be amended, modified, substituted or supplemented from time to time, the “STAG V Loan Agreement”), and evidenced by all of the other security agreements, loan agreements, disbursement agreements, supplemental agreements, environmental indemnity agreements, guaranties, assignments (both present and collateral) and other instruments of indebtedness or security related to the STAG V Loan (including, without limitation, the STAG V Loan Agreement, as the same may be amended, modified or supplemented from time to time, the “STAG V Loan Documents”).  Pursuant to the Loan Agreement, Mortgagor agreed that Mortgagor would also be responsible for the STAG V Indebtedness and that this Mortgage shall provide additional security for the payment of the STAG V Indebtedness;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor does hereby mortgage, grant with MORTGAGE COVENANTS, bargain, sell, assign, pledge, transfer and convey unto Mortgagee and to Mortgagee’s successors and assigns forever, all of the following described land, improvements, real and personal property, rents and leases, and all of its estate, right, title and interest therein (hereinafter collectively called the “Security”):

The land described in Exhibit A attached hereto and made a part hereof, situate, lying and begin in the City/Town of                               , County of                               , and State/Commonwealth of                                (the “Land”);

TOGETHER with all buildings and other improvements now or hereafter located on the Land or any part thereof, including but not limited to, all extensions, betterments, renewals, renovations, substitutes and replacements of, and all additions and appurtenances to the Security (the “Improvements”);

TOGETHER with all of the right, title and interest of Mortgagor in and to the land lying in the bed of any street, road, highway or avenue in front of or adjoining the Land to the center lines thereof;

TOGETHER with all easements now or hereafter located on or appurtenant to the Land and/or the Improvements or under or above the same or any part thereof, rights-of-way, licenses, permits, approvals, and privileges, belonging or in any way appertaining to the Land and/or the Improvements including without limitation (i) any drainage ponds or other like drainage areas not located on the Land which may be required for water run-off, (ii) any easements necessary to obtain access from the Land to such drainage areas, or to any other location to which Mortgagor has a right to drain water or sewage, (iii) any land required to be maintained as undeveloped land by the zoning rules and regulations applicable to the Land, (iv) any easements and agreements which are or may be established to allow satisfactory ingress to, egress from and operation of the Land and/or the Improvements, and (v) any sanitary sewer, drainage, water and utility service agreements benefiting the Real Property (as hereinafter defined) or any part thereof;

TOGETHER with any and all awards heretofore made and hereafter to be made by any governmental, municipal or State (as hereinafter defined) authorities to the present and all subsequent owners of the Security for the taking of all or any portion of the Security by power of eminent domain, including, without limitation, awards for damage to the remainder of the Security and any awards for any change or changes of grade of streets affecting the Security, which said awards are hereby assigned to Mortgagee, and Mortgagee, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness, notwithstanding the fact that such amount may not then be due and payable; and Mortgagor hereby covenants and agrees to and with Mortgagee, upon request by Mortgagee, to make, execute and deliver, at Mortgagor’s expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid awards to Mortgagee, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever (all of the foregoing Land, Improvements, rights, easements, rights-of-way, licenses, privileges, and awards, collectively, the “Real Property”);

TOGETHER with all proceeds, insurance or otherwise, paid for the damage done to any of the Security and all proceeds of the conversion, voluntarily or involuntarily, of any of the Security into cash or liquidated claims;

TOGETHER with all fixtures, machinery, equipment, goods, and every other article of personal property, tangible and intangible, now or hereafter attached to or used in connection with the Real Property, or placed on any part thereof and whether or not attached thereto, appertaining or adapted to the use, management, operation or improvement of the Real Property, insofar as the same and any reversionary right thereto may now or hereafter be owned or acquired by Mortgagor, including, without limitation:  all partitions; screens; awnings; shades; blinds; floor coverings; hall and lobby equipment; heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevator, escalator, air conditioning and communication plants or systems with appurtenant fixtures; vacuum cleaning systems; call systems; sprinkler systems and other fire prevention and extinguishing apparatus and materials; all equipment, manual, mechanical and motorized, for the construction, maintenance, repair and cleaning of, and removal of snow from, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; all equipment, manual, mechanical and motorized, for the transportation of customers or employees to and from the store facilities on the Real Property; all telephone, computer and other electronic equipment and appurtenances thereto, including software; and all other machinery, pipes, poles, appliances, equipment, wiring, fittings, panels and fixtures; and any proceeds therefrom, any replacements thereof or additions or accessions thereto; and all building materials, supplies and other property delivered to the Real Property for incorporation into the Improvements thereon, all of which are declared to be a part of the realty and covered by the lien hereof, but said lien shall not cover any fixture, machinery, equipment or article of personal property which is owned by a lessee and not required for the operation or maintenance of the Real Property, provided said fixture, machinery, equipment or article of personal property is not permanently affixed to the realty and may be removed without material damage thereto and is not a replacement of any item which shall have been subject to the lien hereof; but said lien shall include any other fixture, machinery, equipment or article of personal property so incorporated into the Improvements so as to constitute realty under applicable law, whether or not owned by the Mortgagor;

TOGETHER with all of Mortgagor’s books of account and records relating to the Security, including all computerized or electronic books and records;

TOGETHER with all contracts for sale, leases in the nature of sales and all leases and subleases of the Real Property, or any portion thereof, now and hereafter entered into and all right, title and interest of Mortgagor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees or contract purchasers; all rents, royalties, issues and profits; all proceeds and revenue arising from or out of the Real Property or any part thereof; all licenses, permits, franchises, governmental approvals and all sanitary sewer, drainage, water and utility service agreements benefiting the Real Property or any part thereof, together with all accounts, accounts receivable, credit card receipts, contract rights, reserve accounts required to be established hereunder, general intangibles, documents, instruments and chattel paper, and proceeds of any of the foregoing arising from or in connection with the Real Property, including all books and records in connection therewith; and all rights of Mortgagor under any leases, covenants, agreements, easements, restrictions or declarations recorded with respect to, or as an appurtenance to, the Real Property or any part thereof (all of the tangible and intangible personal property described in this and the previous paragraphs, and Mortgagor’s interest, as lessee, under any lease of property included within the description of the tangible and intangible personal property described above, collectively, the “Personal Property”);

TOGETHER with all of the right, title and interest of Mortgagor in and to all and singular the tenements, hereditaments and appurtenances belonging to or in any way pertaining to the Security; all the estate, right, title and claim whatsoever of Mortgagor, either in law or in equity, in and to the Security; and any and all other, further or additional title, estate, interest or right which may at any time be acquired by Mortgagor in or to the Security, and if Mortgagor shall at any time acquire any further estate or interest in or to the Security, the lien of this Mortgage shall attach, extend to, cover and be a lien upon such further estate or interest automatically without further instrument or instruments, and Mortgagor, upon request of Mortgagee, shall execute such instrument or instruments as shall reasonably be requested by Mortgagee to confirm such lien, and Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor’s attorney-in-fact (which appointment is coupled with an interest) to execute all such instruments if Mortgagor shall fail to do so within ten (10) days after demand;

TO HAVE AND TO HOLD the Security, and each and every part thereof, unto Mortgagee and its successors and assigns forever, for the purposes and uses herein set forth.

THIS MORTGAGE IS GRANTED TO SECURE THE INDEBTEDNESS, THE STAG IV INDEBTEDNESS AND THE STAG V INDEBTEDNESS AS PROVIDED IN THE LOAN AGREEMENT, THE STAG IV LOAN AGREEMENT AND THE STAG V LOAN AGREEMENT, AS THE INDEBTEDNESS, THE STAG IV INDEBTEDNESS AND THE STAG V INDEBTEDNESS MAY BE ALLOCATED AND RE-ALLOCATED AMONG THE BORROWERS, ALL AS MORE PARTICULARLY PROVIDED IN THE LOAN AGREEMENT, THE STAG IV LOAN AGREEMENT AND THE STAG V LOAN AGREEMENT.

AND, Mortgagor hereby further covenants, agrees and warrants as follows:

1.             Payment of Indebtedness.  Mortgagor and each Borrower (except as otherwise provided in the Loan Agreement) will pay the Indebtedness in accordance with the provisions of the Notes and the Loan Agreement and all prepayment charges, late charges and fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof, and will keep and perform all of the covenants, promises and agreements, and pay all sums provided in (i) each of the Notes or any other promissory note or notes at any time hereafter issued to evidence the Indebtedness, (ii) the Portfolio Mortgages, (iii) the Loan Agreement, and (iv) any and all other Loan Documents, all in the manner herein or therein set forth.

2.             Covenants of Title.  Mortgagor has good, clear record and marketable title to the entire Real Property in fee simple; has absolute unencumbered title to the Personal Property; and has good right and full power to sell, mortgage and convey the same; the Security is free and clear of easements, restrictions, liens, leases and encumbrances, in each case except those easements, restrictions, liens, leases and encumbrances listed on Schedule B of the policy or policies of title insurance delivered to Mortgagee as of the recordation of this Mortgage (the “Permitted Encumbrances”), to which this Mortgage is expressly subject, or which may hereafter be created in accordance with the terms hereof; and Mortgagor will warrant and defend title to the Security against all claims and demands whatsoever except the Permitted Encumbrances.  Mortgagee shall have the right, at its option and at such time or times as it, in its sole discretion, shall deem necessary, to take whatever action it may deem necessary to defend or uphold the lien of this Mortgage and, subject to the notice and cure rights set forth herein and in the other Loan Documents, to enforce any of the rights of Mortgagee hereunder or any obligation secured hereby, including without limitation, the right to institute appropriate legal proceedings for such purposes.

3.             Loan Agreement.  The terms of the Loan Agreement are hereby incorporated herein by reference.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.  Mortgagor agrees to pay and perform all obligations and covenants set forth in the Loan Agreement as if fully set forth herein.  This Mortgage also secures Mortgagor’s obligations under the Loan Agreement, to the extent provided therein.

4.             Independence of Security.  Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Security or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Security or any interest therein to be so used.  Similarly, no part of the Security shall rely on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any governmental or municipal requirement.  Mortgagor shall not by act or omission impair the integrity of the Real Property as one or more zoning lots that are separate and apart from any premises not subject to the lien of this Mortgage, and as one or more complete tax parcels, separate and apart from all other premises.  Any act or omission by Mortgagor which would result in a violation of any of the provisions of this Section shall be void.

5.             No Transfer.  Except as otherwise set forth in the Loan Agreement, Mortgagor shall not transfer, sell or assign the Security, any interest in the Security, or any interest in Mortgagor.

6.             No Other Liens.  Mortgagor shall not consent, agree to, or permit any mortgage, lien or security interest, upon or affecting the Security or any part thereof except as granted or permitted in this Mortgage and any other lien or security interest granted to Mortgagee, and shall not pledge or otherwise encumber all or any of the interests in Mortgagor, as security for any financings.

Mortgagor will promptly pay and discharge any and all amounts which are now or hereafter become liens against the Security whether or not superior to the lien hereof or to any assignment of rents and leases given to Mortgagee.

The covenants of this Section shall survive any foreclosure and sale of the Security and any conveyance thereof by deed in lieu of foreclosure with respect to any such liens in existence as of the date of transfer of title.

7.             Assignment of Rents and Leases.  Subject to the limited license granted by Mortgagor in the Assignment of Rents and Leases (defined below), Mortgagor hereby presently, irrevocably, absolutely and unconditionally transfers, assigns and sets over unto Mortgagee all of its right, title and interest in and to all present and future leases, subleases, license agreements, concession agreements, lease termination agreements and other occupancy agreements of any nature, oral or written, of all or any portion of the Real Property, together with all modifications, supplements, extensions, renewals and replacements thereof now existing or hereafter made (each a “Lease” and collectively, the “Leases”), and also together with the rights to sue for, collect and receive all rents, prepaid rents, additional rents, royalties, security deposits, damages payable upon default by tenant, or other sums in any of the Leases provided to be paid to the landlord thereunder, profits, income, license fees, concession fees, lease termination fees and issues of the Security (collectively, “Rents”), to be applied by Mortgagee in payment of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness and also together with the rights of Mortgagor to receive, hold and apply all bonds and security in all of the Leases provided to be furnished to the landlord thereunder, and also together with any and all guaranties of the obligations of the tenants thereunder and the rights of Mortgagor to enforce any and all of the agreements, terms, covenants and conditions in all of the Leases provided and to give notices thereunder.  Mortgagee may receive and collect the Rents, personally or through a receiver, upon the occurrence of an Event of Default.  Mortgagor agrees to consent to a receiver if this is believed necessary or desirable by Mortgagee to enforce its rights under this Section.

Mortgagor shall not otherwise assign or pledge, or contract, expressly or by implication, to assign or pledge, any Lease or the rights to sue for, collect and receive any Rents, or the rights to receive, hold and apply any bonds and security in any of the Leases provided to be furnished to the landlord thereunder, or the rights to enforce any of the agreements, terms, covenants or conditions of the Leases or to give notices thereunder, unless in each instance the written consent thereto of Mortgagee be first obtained.

Nothing in this Mortgage shall be construed to obligate Mortgagee, expressly or by implication, to perform any of the covenants of Mortgagor as landlord under any of the Leases hereinabove assigned or to pay any sum of money or damages therein provided to be paid by the landlord.

If Mortgagee shall from time to time suffer or permit Mortgagor to sue for, collect or receive any Rents, or to receive, hold or apply any bonds or security under the Leases, or to enforce any of the agreements, terms, covenants or conditions thereunder or to give notices thereunder, neither such sufferance nor permission shall constitute a waiver or relinquishment by Mortgagee of the rights hereunder and hereby assigned to Mortgagee with respect to any subsequent Rents or with respect to any subsequent receipt, holding or application of bonds or security or any subsequent enforcement of such agreements, terms, covenants or conditions or any subsequent notices.

Reference is made to that certain Assignment of Rents and Leases, executed by Mortgagor in favor of Mortgagee, of even date and record herewith (the “Assignment of Rents and Leases”).  To the extent not provided herein, the terms and provisions of the Assignment of Rents and Leases are by this reference incorporated herein as though fully set forth herein.  This Mortgage also secures Mortgagor’s obligations under the Assignment of Rents and Leases.

8.             Future Leases.  Except as otherwise set forth in the Loan Agreement, Mortgagor will not hereafter make any Lease to any tenant, or amend, modify, terminate, renew or extend any Lease (other than a renewal, extension or expansion to which a tenant is entitled under the terms of an existing Lease or contained in a Lease that is subsequently approved by Mortgagee), affecting the Security unless Mortgagee shall first consent in writing to the terms of the Lease and the form of the Lease.  Except as otherwise set forth in the Loan Agreement, all Leases and subleases and any amendments, modifications, replacements, extensions, renewals or terminations thereof executed after the date hereof must be submitted to Mortgagee for prior written approval.  Notwithstanding the foregoing, (i) Mortgagee’s consent to the above matters shall be required only to the extent provided for in the Loan Agreement, and (ii) whenever such consent is required, the standards and procedures for the giving (or deemed giving) or withholding of such consent shall be as set forth in the Loan Agreement.

Mortgagor shall promptly deliver to Mortgagee a fully-executed copy (certified by Mortgagor to be true, complete and correct) of each approved Lease, together with a Lease estoppel certificate and subordination, non-disturbance and attornment agreement (an “SNDA”), each in form reasonably acceptable to Mortgagee.

All Leases must be subordinate to the lien of this Mortgage unless Mortgagee otherwise specifies.  Unless otherwise approved by Mortgagee, each Lease must contain a provision that, upon notice to tenant by Mortgagee, the Lease shall become superior, in whole or in part, to the lien of the Mortgage.  Without limiting the foregoing, Mortgagee hereby reserves the right to subordinate this Mortgage to any Lease subsequently made by recording with the                                            [INSERT RECORDING OFFICE] in which this Mortgage is recorded, a declaration to that effect, executed by Mortgagee, which declaration once so recorded shall be binding upon the tenant under such Lease and such tenant’s successors and assigns.

Mortgagor will from time to time upon reasonable demand of Mortgagee, confirm in writing the assignment to Mortgagee of any or all Leases of the Land and space in the Improvements, and such written confirmation shall be in such form as Mortgagee shall reasonably require and as shall be necessary to make the same recordable.

Nothing in this Mortgage shall be construed to obligate Mortgagee, expressly or by implication, to perform any of the covenants of Mortgagor as landlord under any of the Leases hereinabove assigned or to pay any sum of money or damages therein provided to be paid by the landlord.

9.             Mortgagor’s Obligations as Landlord.  (a) Mortgagor shall, at Mortgagor’s cost and expense, promptly and fully perform in all material respects each and every covenant, condition, promise and obligation on the part of the landlord to be performed pursuant to the terms of each and every Lease or letting, written or oral, now or hereafter made with respect to the Security or any part or parts thereof, and shall not suffer or permit there to exist any default in such performance on the part of such landlord or permit any event to occur which would give the tenant under any such Lease the right to terminate the same or to offset Rent.

(b)          Mortgagor shall give Mortgagee prompt notice of any default under any Lease upon Mortgagor becoming aware of such matter, and immediate notice of the receipt by Mortgagor of any notice of default from the tenant or its successors or assigns under a Lease, and Mortgagor shall furnish to Mortgagee promptly any and all information which Mortgagee may reasonably request concerning the performance and observance of all covenants, agreements and conditions contained in the Leases by the landlord thereunder to be kept, observed and performed and concerning the compliance with all terms and conditions of the Leases.  Mortgagor hereby authorizes Mortgagee and its representatives to make reasonable investigations and examinations concerning such performance, observance and compliance, and Mortgagor, upon reasonable request, shall promptly deposit with Mortgagee any and all documentary evidence relating to such performance, observance and compliance and copies of any and all notices, communications, plans, specifications or other instruments or documents received or given by Mortgagor in any way relating to or affecting the Leases which may concern or affect the estate of the landlord or the tenant in or under the Leases or in the premises thereby demised.

(c)           In the event of any failure by Mortgagor to keep, observe or perform any covenant, agreement or condition contained in the Leases or to comply with the terms and conditions of the Leases, any performance, observance or compliance by Mortgagee pursuant to this Mortgage on behalf of Mortgagor shall not remove or waive, as between Mortgagor and Mortgagee the corresponding Event of Default under the terms of this Mortgage.

10.           Leases; Foreclosure.  Any proceedings or other steps taken by Mortgagee to foreclose this Mortgage, or otherwise to protect the interests of Mortgagee hereunder, shall not operate to terminate the rights of any present or future tenant of space in the Improvements, notwithstanding that said rights may be subject and subordinate to the lien of this Mortgage, unless Mortgagee specifically elects otherwise in the case of any particular tenant.  The failure to make any such tenant a defendant in any such foreclosure proceeding and to foreclose such tenant’s rights will not be asserted by Mortgagor or any other defendant in such foreclosure proceeding as a defense to any proceeding instituted by Mortgagee to foreclose this Mortgage or otherwise protect the interests of Mortgagee hereunder.

11.           Events of Default.  Each of the following shall constitute an “Event of Default” hereunder and shall entitle the Mortgagee to exercise its remedies hereunder and under any of the other Loan Documents, the STAG IV Loan Documents and/or the STAG V Loan Document or as otherwise provided by law:

(a)           An Event of Default occurs under the Loan Agreement;

(b)           An Event of Default occurs under any other Loan Document or under any STAG IV Loan Document or under any STAG V Loan Document, including, without limitation, any other Portfolio Mortgage;

(c)           Breach of the provisions of Section 5 or 6 of this Mortgage; provided, however, that if such breach was the result of an involuntary transfer or lien, such breach shall constitute an Event of Default only if such breach remains uncured for more than thirty (30) days following notice from Mortgagee to Mortgagor with respect thereto.

12.           Remedies Upon Default.  Immediately upon the occurrence of any Event of Default, Mortgagee shall have the option, in addition to and not in lieu of or substitution for all other rights and remedies provided in this Mortgage, any other Loan Document, any STAG IV Loan Document and/or any STAG V Loan Documents or provided by law or in equity, and is hereby authorized and empowered by Mortgagor, to do any or all of the following, to the extent permitted by applicable law:

(a)                 Declare without notice the entire unpaid amount of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness immediately due and payable and, at Mortgagee’s option, (i) to bring suit therefor, or (ii) to bring suit for any delinquent payment of or upon the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness, or (iii) to take any and all steps and institute any and all other proceedings in law or in equity that Mortgagee deems necessary to enforce payment of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness and performance of other obligations secured hereunder and to protect the lien of this Mortgage.

(b)                Commence foreclosure proceedings against the Security, in a single parcel or in several parcels, through judicial proceedings, by advertisement or as otherwise provided by law, at the option of Mortgagee, pursuant to the statutes in such case made and provided, and to sell the Security or to cause the same to be sold at public sale, and to convey the same to the purchaser, in accordance with said statutes in a single parcel or in several parcels at the option of Mortgagee.

(c)                 Proceed against the Personal Property in accordance with Mortgagee’s rights and remedies with respect to the Personal Property including the right to sell the Personal Property together with the Real Property separately and without regard to the remainder of the Security in accordance with Mortgagee’s rights and remedies provided by the                                [INSERT STATE] Uniform Commercial Code as well as other rights and remedies available at law or in equity.

(d)                Cause to be brought down to date a title examination and tax histories of the Security, procure title insurance or title reports or, if necessary, procure new abstracts and tax histories.

(e)                 Procure an updated or entirely new environmental audit of the Security including building, soil, ground water and subsurface investigations; have the Improvements inspected by an engineer or other qualified inspector and procure a building inspection report; procure an MAI or other appraisal of the Security or any portion thereof; enter upon the Security at any time and from time to time to accomplish the foregoing and to show the Security to potential purchasers and potential bidders at foreclosure sale; make available to potential purchasers and potential bidders all information obtained pursuant to the foregoing and any other information in the possession of Mortgagee regarding the Security.

(f)                 Either by itself or by its agent to be appointed by it for that purpose or by a receiver appointed by a court of competent jurisdiction, as a matter of strict right, without notice and without regard to the adequacy or value of any security for the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness or the solvency of any party bound for its payment, to take possession of and to operate the Security, Mortgagor hereby waiving any right Mortgagor might have to object to or oppose any such possession, and whether or not Mortgagee has taken possession of the Security, to collect and apply the Rents, including those past due and unpaid, after payment of all necessary charges and expenses, in reduction of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness.  The receiver shall have all of the rights and powers permitted under the laws of the State/Commonwealth of                                [INSERT STATE].  Except for damage caused by Mortgagee’s willful misconduct, Mortgagor hereby waives any claim Mortgagor may have against Mortgagee for mismanagement of the Security during Mortgagee’s operation of the Security under this subparagraph or as mortgagee in actual possession under applicable statutes.

(g)                Mortgagee may, at its option, without waiving any Event of Default, pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Rate hereunder.  Mortgagee shall be the sole judge of the necessity for any such actions and of the amounts to be paid.  Mortgagee is hereby empowered to enter and to authorize others to enter upon the Security or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor.

(h)                Apply against the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness in such order as Mortgagee shall determine any funds held for the benefit of Mortgagor in escrow by Mortgagee or by any third-party escrow agent under any of the Loan Documents, including without limitation, any funds held under the Tax Escrow Agreement and/or the General Reserve Escrow Agreement (as each are defined in the Loan Agreement).

(i)                  Upon any foreclosure sale, Mortgagee may bid for and purchase the Security and shall be entitled to apply all or any part of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness as a credit to the purchase price.  In the event of any sale of the Security by foreclosure, through judicial proceedings, by advertisement or otherwise, the proceeds of any such sale which are applied in accordance with this Mortgage shall be applied in the following order to:  (i) all expenses incurred for the collection of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness and the foreclosure of this Mortgage, including reasonable attorneys’ fees, or such attorneys’ fees as are permitted by law; (ii) all sums expended or incurred by Mortgagee directly or indirectly in carrying out the terms, covenants and agreements of the Notes evidencing the Indebtedness, the STAG IV Indebtedness, the STAG V Indebtedness, this Mortgage, any other Loan Documents, the STAG IV Loan Documents and/or the STAG V Loan Documents, together with interest thereon as therein provided; (iii) all late payment charges, prepayment fees, advances and other amounts due under any of the Loan Documents, the STAG IV Loan Documents and/or the STAG V Loan Documents; (iv) all accrued and unpaid interest upon the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness; (v) the unpaid principal amount of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness; and (vi) the surplus, if any, to the person or persons legally entitled thereto.

Mortgagor will pay to Mortgagee upon demand all costs and expenses incurred by Mortgagee in the exercise of Mortgagee’s rights and remedies under this Mortgage, the other Loan Documents, the STAG IV Loan Documents and/or the STAG V Loan Documents for collection of the Indebtedness, the STAG IV Indebtedness, and/or the STAG V Indebtedness, the foreclosure on the Security or otherwise, including without limitation title insurance fees and premiums, environmental consultant’s charges and appraisal, engineering and inspection fees, receiver’s fees, costs and agent’s compensation, auctioneer’s fees and foreclosure sale advertising costs, any deed excise tax stamps required to be affixed to the foreclosure deed and court filing fees, together with attorneys’ fees and costs which shall include without limitation all attorneys’ fees and costs incurred in connection with (A) the exercise of Mortgagee’s rights and remedies as aforesaid, (B) any negotiations, other services and advice rendered regarding restructuring of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness prior to any foreclosure sale, whether or not any such restructuring is actually accomplished, and (C) any petition filed by or against Mortgagor under Title 11 of the Bankruptcy Code.  Any such amounts incurred by Mortgagee shall be secured hereby and shall be immediately repaid by Mortgagor to Mortgagee upon demand with interest thereon at the Default Rate.

To the maximum extent permitted under applicable law, Mortgagor hereby waives any right Mortgagor may have to interfere with any foreclosure auction sale held upon the Security and agrees that after such sale, Mortgagor will have no right to possess or remain upon the Security, Mortgagor acknowledging Mortgagor’s status as a trespasser in such circumstances.

In the event of any acceleration of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness pursuant to the first paragraph of this Section, Mortgagor shall pay to Mortgagee together with the principal indebtedness and interest thereon, an amount equal to the Prepayment Fee provided for in the Notes and any promissory notes evidencing the STAG IV Indebtedness and/or the STAG V Indebtedness such fee shall be included as part of the Indebtedness.

Failure to exercise any option to accelerate in the event of a default or other circumstance permitting the exercise of such option, shall not constitute a waiver of the default or of the right to exercise such option at a later time, or a waiver of the right to exercise such option in the event of any other default or circumstance specified above.

13.           Waiver of Statutory Rights.  Mortgagor agrees, to the full extent permitted by law, that in an Event of Default on the part of Mortgagor hereunder, neither Mortgagor nor anyone claiming through or under Mortgagor will set up, claim, or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, homestead, extension, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the sale of the Security or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully do so, the benefit of all such laws, and any and all rights to have the assets subject to the security interest of this Mortgage marshaled upon any foreclosure or sale under the power granted herein.

14.           Security Interest.  This Mortgage shall, as to any equipment and other Personal Property covered hereby, be deemed to constitute a security agreement, and Mortgagor, as debtor, hereby grants to Mortgagee, as secured party, a security interest therein pursuant to the                                [INSERT STATE] Uniform Commercial Code (the “UCC”).  Mortgagor agrees, upon reasonable request of Mortgagee, to furnish an inventory of Personal Property owned by Mortgagor and subject to this Mortgage and, upon request by Mortgagee, to execute any supplements to this Mortgage, any separate security agreement and any financing statements and continuation statements in order to include specifically said inventory of Personal Property or otherwise to perfect the security interest granted hereby, provided that the same are consistent with and do not materially increase the obligations of Mortgagor under the Loan Documents.  Upon any Event of Default, Mortgagee shall have all of the rights and remedies provided in the UCC or otherwise provided by law or by this Mortgage, including but not limited to the right to require Mortgagor to assemble such Personal Property and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties, the right to take possession of such Personal Property with or without demand and with or without process of law and the right to sell and dispose of the same and distribute the proceeds according to law.  The parties hereto agree that any requirement of reasonable notice shall be met if Mortgagee sends such notice to Mortgagor at least five (5) days prior to the date of sale, disposition or other event giving rise to the required notice, and that the proceeds of any disposition of any such Personal Property may be applied by Mortgagee first to the reasonable expenses in connection therewith, including reasonable attorneys’ fees and legal expenses incurred, and then to payment of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness in such order as the Mortgagee in its sole discretion shall determine.  With respect to the Personal Property that has become so attached to the Real Property that an interest therein arises under the real property law of the State of                                [INSERT STATE], this Mortgage shall also constitute a financing statement and a fixture filing under the UCC.

15.           Right of Entry.  Mortgagee and Mortgagee’s representatives may at all reasonable times and upon reasonable prior notice to Mortgagor enter upon the Security and inspect the same, or cause it to be inspected by agents, employees or independent contractors of Mortgagee, and show the same to others, provided that (a) Mortgagee shall not be obligated to make any such entry or inspection, (b) any entry, inspection or other activities shall be subject to the rights of tenants under Leases and shall not unreasonably interfere with any activities of any tenant at the Real Property, and (c) upon any Event of Default, Mortgagee and Mortgagee’s representatives may make such entry and carry on such activities at all times and without notice to Mortgagor, but subject to the rights of any tenant of the Real Property.

16.           Rights Cumulative.  Each right and remedy of Mortgagee under this Mortgage, the Notes, any other Loan Documents, the STAG IV Loan Documents and/or the STAG V Loan Documents shall be in addition to every other right and remedy of Mortgagee and such rights and remedies may be enforced separately or in any combination.

17.           Subrogation.  To the extent that proceeds of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness are used to pay any outstanding lien, charge or encumbrance affecting the Security, such proceeds have been advanced by Mortgagee at Mortgagor’s request, and Mortgagee shall be subrogated to all rights, interest and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances are released of record; provided, however, that the terms and provisions hereof shall govern the rights and remedies of Mortgagee and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Mortgagee is subrogated hereunder.

18.           No Waiver.  Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions hereof to be performed by Mortgagor.

19.           Mortgage Extension.  The lien hereof shall remain in full force and effect during any postponement or extension of the time of payment of the Indebtedness, or of any part thereof, and any number of extensions or modifications hereof, or any additional notes taken by Mortgagee, shall not affect the lien hereof or the liability of Mortgagor or of any subsequent obligor to pay the Indebtedness unless and until such lien or liability be expressly released in writing by Mortgagee.

20.           Indemnification.  Mortgagor shall indemnify and hold Mortgagee harmless from and against all obligations, liabilities, losses, costs, expenses, fines, penalties or damages (including attorneys’ fees) which Mortgagee may incur by reason of this Mortgage or with regard to the Security prior to the exercise of any remedies under this Mortgage; provided, however, that such indemnity shall not apply to (i) any liabilities, losses, costs, expenses, fines, penalties or damages arising on account of the gross negligence or willful misconduct of Mortgagee, or (ii) any income or franchise taxes imposed on Mortgagee.  Mortgagor shall defend Mortgagee against any claim or litigation involving Mortgagee for the same, and should Mortgagee incur such obligation, liability, loss, cost, expense, fine, penalty or damage, then Mortgagor shall reimburse Mortgagee upon demand.  Any amount owed Mortgagee under this provision shall bear interest at the Default Rate and shall be secured hereby.

21.           Nonrecourse.  The provisions set forth in Section 14 of the Notes are hereby incorporated herein by reference, mutatis mutandis, and shall be applicable to this Mortgage as if set forth in full herein.

22.           Attorneys’ Fees.  Any reference to “attorney fees”, “attorneys’ fees”, or “attorney’s fees” in this document includes but is not limited to the fees, charges and costs incurred by Mortgagee through its retention of outside legal counsel and the reasonably allocated fees, costs and charges for services rendered by Mortgagee’s in-house counsel.  Any reference to “attorney fees”, “attorneys’ fees”, or “attorney’s fees” shall also include but not be limited to those attorneys or legal fees, costs and charges incurred by Mortgagee following an Event of Default in the collection of the Indebtedness (or any portion thereof), the STAG IV Indebtedness (or any portion thereof) or the STAG V Indebtedness (or any portion thereof), the enforcement of any obligations hereunder or under any of the Loan Documents, the STAG IV Loan Documents and/or the STAG V Loan Documents, the protection of the Security, the foreclosure of (or exercise of power under) this Mortgage, the sale of the Security, the defense of actions arising hereunder and the collection, protection or set off of any claim the Mortgagee may have in a proceeding under Title 11 of the Bankruptcy Code.  Attorneys fees provided for hereunder shall accrue whether or not Mortgagee has provided notice of an Event of Default or of an intention to exercise its remedies for such Event of Default.

23.           Administrative Fees.  Mortgagee shall have the right to charge administrative fees during the term of the Notes as Mortgagee may determine, in its sole reasonable discretion, in connection with any servicing requests made by Mortgagor requiring Mortgagee’s evaluation, preparation and processing of any such requests.  Administrative fees shall not be charged for routine servicing matters contemplated by the Loan Documents including, without limitation:  processing payments; processing insurance and UCC continuation documentation; processing escrow draws; review of tenant leases, SNDAs and tenant estoppels on standard forms approved by Mortgagee without material modifications.  Such administrative fees shall apply without limitation to requests for matters not permitted or contemplated by the Loan Documents (including, without limitation, requests for transfers or assignments, and requests for partial releases; requests for review of new easements), and to requests, which, while contemplated by the Loan Documents, because of the nature of the request, will require significantly more time than an institutional lender, acting reasonably, would contemplate for such request (including without limitation, requests for the approval of tenant leases, tenant estoppels and SNDAs which contain material differences from Mortgagee’s standard forms and approvals for transfers or assignments or partial releases requiring the review of substantial materials by Mortgagee).  Mortgagee shall also be entitled to reimbursement for professional fees it incurs for such administration, including without limitation, those of architects, engineers and attorneys (whether (i) employed by Mortgagee or its affiliate, or (ii) engaged by Mortgagee or its affiliates as independent contractors).

24.           Protection of Security; Costs and Expenses.  Mortgagor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Mortgagee, and shall pay all costs and expenses, including without limitation cost of evidence of title and reasonable attorneys’ fees, in any such action or proceeding in which Mortgagee may appear, and in any suit brought by Mortgagee to foreclose this Mortgage or to enforce or establish any other rights or remedies of Mortgagee hereunder.  If Mortgagor fails to perform any of the covenants or agreements contained in this Mortgage, or if any action or proceeding is commenced which affects Mortgagee’s interest in the Security or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Mortgagee may, but without obligation to do so and without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation hereunder, make such appearances, disburse such sums and take such action as Mortgagee deems necessary or appropriate to protect Mortgagee’s interest, including, but not limited to, disbursement of attorneys’ fees, entry upon the Security to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of Mortgagee appears to be prior or superior hereto.  Mortgagor further agrees to pay all expenses of Mortgagee incurred upon an Event of Default (including without limitation fees and disbursements of counsel) incident to the protection of the rights of Mortgagee hereunder, or to enforcement or collection of payment of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness, whether by judicial or non-judicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Mortgagor, or otherwise.  Any amounts disbursed by Mortgagee pursuant to this Section shall be additional indebtedness of Mortgagor secured by the Loan Documents, the STAG IV Loan Documents and the STAG V Loan Documents as of the date of disbursement and shall bear interest at the Default Rate (as defined in the Loan Agreement).  All such amounts shall be payable by Mortgagor immediately without demand.  Nothing contained in this Section shall be construed to require Mortgagee to incur any expense, make any appearance, or take any other action.

25.           Notices.  Any notice, demand, request, statement or consent made hereunder shall be in writing, signed by the party giving such notice, request, demand, statement, or consent, and shall be deemed to have been properly given when delivered in accordance with the terms of the Loan Agreement.

26.           Release.  As provided in Section 3 and Section 20 of the Loan Agreement, upon the satisfaction in full of the Allocated Loan Amount (as defined in the Loan Agreement), or upon the satisfaction of the applicable conditions in the Loan Agreement relating to the substitution or partial release of the Security, Mortgagee shall release of record the Security from the lien hereof and shall surrender this Mortgage and all notes evidencing indebtedness secured by this Mortgage to Mortgagor.  Mortgagor shall pay all costs of recordation.

27.           Applicable Law.  Except as may be otherwise expressly provided in this Mortgage or in any other Loan Document, all claims relating, in any way, to the negotiation and/or consummation of the Portfolio Loan, Mortgagee’s relationship with the Borrowers in connection with the Portfolio Loan and/or the performance of any obligation under any of the Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts (the “State”) without regard to principles of conflicts of law.  Notwithstanding the foregoing choice of law:

(a)           the procedures governing the creation, perfection and priority of the liens pertaining to the Security and the enforcement by Mortgagee of its rights and remedies under this Mortgage and the other Loan Documents with respect to the Security, including without limitation, actions for foreclosure, for injunctive relief or for appointment of a receiver, shall be governed by the laws of the state where the Security is located; and

(b)           Mortgagee shall comply with applicable law in the state where the Security is located to the extent required by the law of such jurisdiction in connection with the foreclosure of the liens created by the Mortgage and the other Loan Documents with respect to the Security.

Nothing contained herein or in any provisions of the other Loan Documents shall be construed to provide that the substantive law of the state where the Security is located shall apply to any parties’ rights and obligations under any of the Loan Documents, which, except as expressly provided above, are and shall continue to be governed by the substantive law of the State.  In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of the state where the Security is located is not intended, nor shall it be deemed, in any way, to derogate the parties’ choice of law as set forth or referred to in this Mortgage or in the other Loan Documents.  The parties further agree that Mortgagee may enforce its rights under the Loan Documents, including, without limitation, its rights to sue Mortgagor or to collect any outstanding indebtedness in accordance with the State law, subject to clauses (a) and (b) above.

Mortgagor hereby consents to personal jurisdiction in any state or federal court located within the State, as well as to the jurisdiction of all courts from which an appeal may be taken from the courts within the State, for the purposes of any suit, action or other proceeding arising out of, or with respect to, any of the Loan Documents, the negotiation and/or consummation of the Portfolio Loan, Mortgagee’s relationship with Mortgagor or any other Borrower in connection with the Portfolio Loan and/or the performance of any obligation or the exercise of any remedy under any of the Loan Documents, and expressly waives any and all objections it may have as to venue in any of such courts.

28.           Invalidity.  If any provision of this Mortgage shall be held invalid or unenforceable, the same shall not affect in any respect whatsoever the validity of the remainder of this Mortgage, except that if such provision relates to the payment of a monetary sum, then the Mortgagee may, at its option, declare the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness due and payable upon sixty (60) days prior written notice to Mortgagor and, provided there exists no Event of Default hereunder, without prepayment fee or premium.

29.           Captions; Counterparts.  The captions in this instrument are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be any part hereof.  This Mortgage and all of the Loan Documents may be signed in any number of counterparts, each of which may be signed by any one or more of the parties hereto, but all of which shall constitute one and the same instrument and shall be binding and effective when all parties have signed at least one counterpart.

30.           Modifications.  This Mortgage may not be changed or terminated except in writing signed by both parties.  The provisions of this Mortgage shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the other Loan Documents, the STAG IV Loan Documents and the STAG V Loan Documents, and any and all references herein to the Loan Documents, the STAG IV Loan Documents and/or the STAG V Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.

31.           Bind and Inure.  The provisions of this Mortgage shall be binding on the Mortgagor and its heirs, successors and assigns, and any subsequent owners of the Security.  The covenants of Mortgagor herein shall run with the land, and this Mortgage and all of the covenants herein contained shall inure to the benefit of the Mortgagee, and its affiliates, nominees, subsidiaries, investors, participants, successors and assigns.

32.           Replacement of Notes.  Upon receipt of evidence reasonably satisfactory to Mortgagor of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Mortgagor or, in the case of any such mutilation, upon surrender and cancellation of any Note, Mortgagor will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to such Note and dated as of the date of such Note and upon such execution and delivery all references in this Mortgage to the Notes shall be deemed to refer to such replacement Note or Notes.

33.           Time of the Essence.  Time is of the essence with respect to each and every covenant, agreement and obligation of Mortgagor under this Mortgage, the Notes, any other Loan Document, any STAG IV Loan Document, any STAG V Loan Document and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness.

34.           Waiver of Trial by Jury.  Mortgagor and Mortgagee hereby waive their respective rights to a trial by jury as to any matter arising out of or concerning the subject matter of this Mortgage.

35.           Statutory Condition; Statutory Power of Sale.  This Mortgage is upon the STATUTORY CONDITION for any breach of which, or upon the breach of any other of Mortgagor’s covenants and undertakings hereunder, Mortgagee shall have the STATUTORY POWER OF SALE.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Mortgagor has duly executed this Mortgage as a sealed instrument as of the date first above written.

MORTGAGOR:

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On this                day of                             , 20      , before me, the undersigned notary public, personally appeared                               , proved to me through satisfactory evidence of identification, which was personal knowledge of identity, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as the                    of                                                 .

Notary Public
My commission expires:

EXHIBIT A

TO

MORTGAGE AND SECURITY AGREEMENT

Description of Real Property

EXHIBIT K

FORM OF OMNIBUS AMENDMENT TO LOAN DOCUMENTS

OMNIBUS AMENDMENT AND AGREEMENT

THIS OMNIBUS AMENDMENT AGREEMENT (this “Agreement”) is executed and delivered as of                                 , 20       by and between STAG GI INVESTMENTS HOLDINGS, LLC, a Delaware limited liability company (the “Prime Borrower”);                     , a Delaware limited liability company (“                       Borrower”) [INSERT ANY EXISTING SITE BORROWERS] (                     Borrower also known as a “Site Borrower,” and together with Prime Borrower collectively and individually referred to as the “Borrower” or “Borrowers”);                                                  [INSERT NEW BORROWER NAME] (“                                      Borrower”); CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation (together with its successors, affiliates, nominees, subsidiaries, investors, participants and assignees, “Lender”); and MIDLAND LOAN SERVICES, INC., a Delaware corporation (the “Escrow Holder”).

Recitals

A.            Lender and Prime Borrower are parties to that certain Master Loan Agreement (as amended, modified, substituted or supplemented from time to time, the “Loan Agreement”), dated as of                     , 2011, pursuant to which, inter alia, Lender has agreed, subject to the terms of the Loan Agreement, to make a mortgage loan to Prime Borrower and Site Borrowers in the maximum aggregate original principal amount of Sixty-Five Million and No/100 Dollars ($65,000,000) (the “Loan” or the “Portfolio Loan”), as more particularly provided in the Loan Agreement.

B.            [FOR ADDITIONAL ADVANCES ONLY]  [Pursuant to the terms of the Loan Agreement, Lender advanced to Prime Borrower and                      Borrower an advance of the Loan proceeds in the original principal amount of $                           (the “Initial Advance”).

C.            Pursuant to the terms of the Loan Agreement, Prime Borrower, together with each Site Borrower, may elect to obtain one or more additional advances of the Loan proceeds prior to the expiration of the Advancement Period (as defined in the Loan Agreement) in the maximum aggregate original principal amount as of the date hereof of up to                                                    and No/100 Dollars ($                    ) (individually and collectively, the “Additional Advances”), as evidenced by one or more Notes.]

D.            The Portfolio Loan is evidenced and secured by (i)  one or more promissory notes by Prime Borrower and Affiliates of Prime Borrower (the “Site Borrowers,” and together with Prime Borrower, also part of the “Borrowers”) (collectively and individually referred to as the “Notes” or the “Portfolio Notes,” as the same may be amended, modified, substituted or supplemented from time to time), (ii) the Portfolio Mortgages (as defined in the Loan Agreement), and (iii) the other Loan Documents (as defined in the Loan Agreement).

E.             In connection with the Loan, Lender, Borrowers and Escrow Holder are parties to (i) a General Reserve Escrow and Security Agreement (the “General Reserve Escrow

Agreement,” as the same may be amended, modified, substituted or supplemented from time to time), dated as of                           , 2010, pursuant to which Borrowers and Lender appointed Escrow Holder to act as holder of the Escrow Funds thereunder on the terms and conditions set forth therein, and (ii) a Real Estate Tax Escrow and Security Agreement (the “Tax Escrow Agreement,” as the same may be amended, modified, substituted or supplemented from time to time), dated as of                             , 2010, pursuant to which Borrowers and Lender appointed Escrow Holder to act as holder of the Escrow Funds thereunder on the terms and conditions set forth therein.

F.             In connection with the Loan, Borrowers have executed and delivered to Lender an Environmental Indemnification Agreement (the “Environmental Indemnification Agreement,” as the same may be amended, modified, substituted or supplemented from time to time), dated as of                                   , 2010.

G.            Pursuant to the terms of the Loan Agreement, Lender will make an [Initial Advance, as defined in the Loan Agreement,/Additional Advance] to Prime Borrower and                                      [INSERT NAME OF SITE BORROWER], a Delaware limited liability company (“                           Borrower”), an Affiliate of Prime Borrower, in the original principal amount of                                            and No/100 Dollars ($                              ) together with interest thereon (the “                            Advance”), as evidenced by a Mortgage Note          (as the same may be amended, modified, substituted or supplemented from time to time, “Note        “) of even date herewith, by Prime Borrower and                                Borrower payable to the order of Lender.

H.                                           Borrower is or will be the owner of the parcels of real property and all improvements thereon and all rights and appurtenances thereto located in the State/Commonwealth of                               , and more particularly described in Exhibit A attached hereto (the “                               Site”).

I.              The                                Advance is secured by, among other documents, a mortgage, assignment of leases, rents and contracts, security agreement and fixture filing of even date herewith that encumbers the                                Site (the “                              Portfolio Mortgage”).

J.             Lender, Borrowers and                                Borrower desire to amend the Loan Agreement to reflect the approval and grant of the                                Advance to Prime Borrower and                                Borrower as [the Initial Advance/an Additional Advance] under the Loan Agreement.

K.            Lender, Borrowers, Escrow Holder and                                Borrower desire to amend the General Reserve Escrow Agreement and the Tax Escrow Agreement to reflect the approval and grant of the                                Advance to Prime Borrower and                                Borrower as [the Initial Advance/an Additional Advance] under the Loan Agreement.

L.             Lender and Borrowers desire to amend the Environmental Indemnification Agreement to reflect the approval and grant of the                                Advance to Prime

Borrower and                        Borrower as [the Initial Advance/an Additional Advance] under the Loan Agreement and the addition of the                        Site as an additional Portfolio Property.

M.           Capitalized terms used in this Agreement and not otherwise defined herein have the meanings given to them in the Loan Agreement.

Agreements

NOW THEREFORE, for and in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Borrowers and                                Borrower, and Lender, Borrowers, Escrow Holder and                                Borrower, hereby amend the Loan Agreement, and the General Reserve Escrow Agreement and the Tax Escrow Agreement, respectively, and agree as follows:

1.                                            Borrower shall constitute a Site Borrower under the Loan Agreement, the General Reserve Escrow Agreement and the Tax Escrow Agreement.

2.             The                                Advance shall constitute [the Initial Advance/an Additional Advance] under the Loan Agreement.

3.             Note            shall constitute [the Initial Note/an Additional Note] under the Loan Agreement.

4.             The                                Portfolio Mortgage shall constitute [the Initial Portfolio Mortgage/an Additional Portfolio Mortgage] under the Loan Agreement.

5.             The                                Site shall constitute (i) [the Initial Site/an Additional Portfolio Property] under the Loan Agreement, (ii) a Portfolio Property under the General Reserve Escrow Agreement and the Tax Escrow Agreement, and (iii) a part of the Security under the Portfolio Mortgages and the Environmental Indemnity Agreement.

6.             [FOR THE INITIAL ADVANCE ONLY]  Section 21 of the Loan Agreement is amended by adding the following new subsections (h)-(w):

“(h)         Except as disclosed in writing to Lender, no actions, suits, investigations, litigation, bankruptcy, reorganization or other proceedings are pending at law or in equity before any Governmental Authority, or to its actual knowledge, are threatened by any Governmental Authority, against or affecting the operations of any of the Portfolio Properties, nor has any Borrower received written notice of any such matter with respect to any tenant of any of the Portfolio Properties which: (i) would, as of the date hereof, affect the validity or priority of the lien of any of the Portfolio Mortgages, (ii) could reasonably be expected to materially and adversely affect the ability of any Borrower to perform its obligations pursuant to and as contemplated by the terms and provisions of this Loan Agreement or the Loan Documents, or (iii) could reasonably be expected to materially and adversely affect the operations or financial condition of any Borrower, any Constituent Owner or any Portfolio Property.

(i)            The execution, delivery and performance of this Agreement, the Notes, any of the Portfolio Mortgages, or any of the other Loan Documents will not constitute a breach or default under any other agreement to which any Borrower or any other party thereto (other than Lender or Escrow Holder) is or may be bound or affected, or a violation of any law or court order which may affect any of the Portfolio Properties, any part thereof, any interest therein, or the use thereof.

(j)            To the actual knowledge of Borrower, no Borrower is in violation of or in default with respect to any term or provision of any other loan commitment, mortgage, deed of trust, indenture, contract, or instrument applicable to such Borrower or any of the Portfolio Properties or by which such Borrower is bound or with respect to any order, writ, injunction, decree or demand of any court or any governmental agency or authority.

(k)           The rent roll attached as Exhibit N accurately reflects in all material respects the Leases and income from the Portfolio Properties as of the date indicated thereon.

(l)            No Borrower has entered into any Leases nor, to the actual knowledge of Borrower, are there any unrecorded Leases or other arrangements for occupancy of space within any of the Portfolio Properties other than the Leases reflected in the rent roll attached as Exhibit N.

(m)          No Borrower has received written notice of any condemnation of any portion of any of the Portfolio Properties nor, to any Borrower’s actual knowledge, is any such action contemplated by any governmental authority.

(n)           To Borrower’s actual knowledge, all factual information set forth in the Commitment and its exhibits, all financial statements, operating statements, Leases and rent rolls previously furnished by or on behalf of any Borrower to Lender in connection with the Portfolio Loan and all other submissions referred to herein or required by the Commitment are true, complete and correct in all material respects as of the date indicated thereon, are not misleading in any material respect as of their respective dates and do not omit any information required to prevent such statements, loan submissions or materials from being materially misleading under the circumstances; provided that as to any third party reports provided to Lender by or on behalf of Borrower, the foregoing representation of Borrower is limited to having provided true and complete copies of such reports, and does not constitute a representation of Borrower that all statements and conclusions therein are accurate (although Borrower is not aware of any inaccuracy).

(o)           Except as disclosed to Lender in writing, to the actual knowledge of Borrower, no material adverse change in the operations of any of the Portfolio Properties or in the financial condition of any Borrower has occurred since the date of preparation of the most recent financial statements and operating statements delivered to Lender.

(p)           Except as otherwise disclosed in writing to Lender, to Borrower’s actual knowledge, the operation of the Portfolio Properties complies in all material respects with all applicable zoning, environmental protection or control codes and fire, electrical and building codes, rules and regulations.  Except as otherwise disclosed in writing to Lender, to Borrower’s actual knowledge, there is no license, approval or permit, necessary for either the lawful operation of any of the Portfolio Properties or the lawful occupancy thereof, including, without limitation, utility, building, zoning, subdivision control, land and water use, environmental protection and flood hazard permits, which has not been obtained.

(q)           To Borrower’s actual knowledge, and except as otherwise disclosed in any estoppel certificate provided to Lender, in the Leases or rent roll delivered by any Borrower to Lender or as otherwise disclosed to Lender in writing, (1) no Borrower is in default in any material respect under any Lease; (2) no tenant of any of the Portfolio Properties has committed an uncured monetary default under its Lease; (3) all conditions precedent to any tenant’s obligation to pay rent have been satisfied and no tenant of any of the Portfolio Properties has committed a non-monetary default under its Lease; and (4) no tenant Lease contains any option or right of first refusal to purchase any interest in any of the Portfolio Properties.

(r)            To Borrower’s actual knowledge, there are no unrecorded contracts to purchase any of the Portfolio Properties or any interest therein.

(s)           Except as otherwise disclosed to Lender in writing prior to the date hereof, each Site consists of a separate tax lot or lots assessed separately and apart from any other property owned by any Borrower or any other owner.

(t)            Except as otherwise disclosed on the respective surveys of the Portfolio Properties delivered to Lender in connection with the Portfolio Loan, to Borrower’s actual knowledge, no Portfolio Property lies in a 100 year flood plain that has been identified by the Secretary of Housing and Urban Development or any other governmental authority.

(u)           Attached hereto as Exhibit H is a true and accurate list of each of the Sites and the purchase price paid by the applicable Borrower for each Site as of the date hereof.

(v)           Borrower represents, warrants and covenants as of the date hereof and until such time as the Indebtedness is paid in full that, unless otherwise agreed to in writing by Lender, each Site Borrower shall be a single-purpose entity, and in furtherance thereof:

(i)            No Site Borrower shall dissolve or liquidate (or suffer any liquidation or dissolution).

(ii)           No Site Borrower will enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any entity, except as expressly contemplated by this Loan Agreement.

(iii)          Except as otherwise provided in this Loan Agreement, no Site Borrower will guarantee or otherwise hold out its credit as being available to satisfy obligations of any other person or entity.

(iv)          Each Site Borrower was organized for the sole purpose of acquiring leasing, managing and operating its respective Portfolio Property and activities ancillary thereto.

(v)           No Site Borrower has engaged or shall engage in any business unrelated to the acquisition, ownership, leasing, management and operation of the Portfolio Properties and activities ancillary thereto; and the same shall conduct and operate its business as presently conducted and operated at all times relevant hereto.

(vi)          No Site Borrower has made or shall make any loans or advances to any third party and will not pledge such Borrower’s assets for the benefit of any third party.

(vii)         Each Site Borrower shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate thereof) and shall otherwise conduct its business and own its assets in its own name and shall correct any known misunderstanding regarding its separate identity.

(viii)        The sole assets of each Site Borrower are, and for the entire Term of the Loan shall be, its respective Portfolio Property(ies).

(ix)           Each Site Borrower shall observe all in all material respects the formalities applicable to its form of organization.”

7.             Section 21 of the Loan Agreement is amended by adding the following new subsection (    ):

“(    )                                      Borrower has good and marketable fee simple title to the                                Site, and good title to the Security described in the                                Portfolio Mortgage, free and clear of all liens or encumbrances other than the Permitted Exceptions set forth in the                                Portfolio Mortgage and those which shall be released or removed on or prior to the date hereof.”

8.             Exhibit A of the Loan Agreement is hereby amended by incorporating the legal description of the                                Site attached as Exhibit A hereto.

9.             Exhibit B of the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

10.           Exhibit H of the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit H attached hereto.

11.           Exhibit L of the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit L attached hereto.

12.           Exhibit M of the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit M attached hereto.

13.           Exhibit N of the Loan Agreement is hereby amended by incorporating the rent roll for the                      Site attached as Exhibit N hereto.

14.           The third paragraph of Section 3(a) of the General Reserve Escrow Agreement is amended by deleting the words “                                                   and No/100 Dollars ($            )” and replacing it with the following:  “                                               and No/100 Dollars ($            )”.  [increase by 8 basis points of new advance]

15.           [On the date hereof and pursuant to the Tax Escrow Agreement, Prime Borrower and                              Borrower have deposited with Escrow Holder the sum of $                .  The deposit shall be deposited by Escrow Holder into the Escrow Account and shall be governed by the applicable terms of the Tax Escrow Agreement.]  [No deposit is required from Prime Borrower and                    Borrower pursuant to the Tax Escrow Agreement.]

16.           [FOR INITIAL DEPOSIT INTO TAX ESCROW ONLY:  The third paragraph of Section 3(a) of the Tax Escrow Agreement is amended by deleting the first sentence thereof and substituting the following two sentences in its place:

“Lender hereby informs Borrowers and Escrow Holder that the monthly deposit to the Escrow Account shall be in the amount of                                                  and     /100 Dollars ($                ).  Hereafter, if Lender reasonably determines that the amount of such monthly deposit must increase or decrease, Lender shall notify Borrower and Escrow Holder in writing at least ten (10) Business Days (as defined in the Portfolio Mortgages) prior to the next monthly deposit date of the new amount of such monthly deposit and provide Borrowers with information substantiating the redetermination of the calculation.”] [FOR ADVANCES FOLLOWING SUCH INITIAL DEPOSIT][The third paragraph of Section 3(a) of the Tax Escrow Agreement is amended by deleting the figure “$                ” and replacing it with the figure “$              ”.]  [The third paragraph of Section 3(a) of the Tax Escrow Agreement is unamended by this Agreement.]

17.           [FOR THE INITIAL ADVANCE ONLY]  Section 6 of the Environmental Indemnification Agreement is amended by adding the following new subsections (b)-(f):

“(b)         Indemnitors have identified and made available to Beneficiary all environmental investigations, studies, audits, tests and other technical analyses conducted by, for, or in the possession or control of Indemnitors in relation to the Security (the “Environmental Reports”) as of the date of this Agreement, and all such Environmental Reports are identified in Exhibit B attached hereto and made a part hereof.  Except to the extent disclosed in any of the Environmental Reports,  (i) Indemnitors have not used and are not using, and to the Indemnitors’ actual knowledge, no prior owner or current or prior tenant, subtenant, or other occupant of all or any part of the Security has used or is using Hazardous Materials at, on, or from the Security which constitutes a Violation, (ii) to the best of Indemnitors’ knowledge, there has been no

Disposal with respect to the Security that could reasonably be expected to give rise to a liability under any Hazardous Materials Law, (iii) to the best of Indemnitors’ knowledge, no Disposal or threatened Disposal has occurred or is occurring at, on, under, in, or from the Security for which any Hazardous Materials Law requires notice to any person, further investigation, or any form of response action, and (iv) to any Indemnitor’s actual knowledge, no underground storage tanks or underground deposits of Hazardous Materials are or were located on any of the Security and subsequently removed or filled;

(c)           Except to the extent disclosed in any of the Environmental Reports, Indemnitors have not received, and to the Indemnitors’ actual knowledge, no prior owner or current or prior tenant, subtenant, or other occupant of all or any part of the Security have received, any notice from any person or entity, public or private, alleging any Violation of or potential liability or obligation to perform any investigation or remediation activity under any Hazardous Materials Law with regard to the Security.  Nor have Indemnitors, nor to the best of Indemnitors’ knowledge has any of the third parties described above, received any administrative order or entered into any administrative consent order with any governmental agency with respect to Hazardous Materials on or at the Security;

(d)           To the Indemnitors’ actual knowledge, except to the extent disclosed in any of the Environmental Reports, the Security does not contain, and has not in the past contained, any asbestos containing material in friable form, and to the best of Indemnitors’  knowledge there is no current or potential airborne contamination of the Security by asbestos fiber at concentrations exceeding those allowed by the Hazardous Materials Laws, including any potential contamination that would be caused by maintenance or tenant finish activities in the Security;

(e)           All Indemnitors have received adequate consideration for the execution, delivery and performance of obligations under this Agreement, Indemnitors acknowledging that Beneficiary’s making the Loan to Borrower has provided substantial benefit to Indemnitors and Beneficiary would not have made the Loan to Borrower if Indemnitors had not executed and delivered this Agreement to Beneficiary; and

(f)            Indemnitors represent and warrant that prior to its acquisition of the Security, Borrower performed “all appropriate inquiry” as defined under CERCLA.”

18.           All references in the Loan Documents, including, without limitation, the Loan Agreement, to the General Reserve Escrow Agreement, the Tax Escrow Agreement and the Environmental Indemnification Agreement shall be deemed to refer to the General Reserve Escrow Agreement, the Tax Escrow Agreement and the Environmental Indemnification Agreement as amended by this Agreement.

19.           All references in the Loan Documents, including, without limitation, the General Reserve Escrow Agreement, the Tax Escrow Agreement and the Environmental Indemnification Agreement, to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended by this Agreement.

20.           As an inducement to Lender to execute this Agreement, Borrowers hereby represent and warrant to and for the benefit of Lender, taking effect of this Agreement, that each of the representations and warranties of the Borrowers contained in the Loan Agreement, the General Reserve Escrow Agreement, the Tax Escrow Agreement and the Environmental Indemnification Agreement were true as of the date on which they were made and are also true as of the date hereof.

21.                                          Borrower (i) hereby agrees to be bound by all of the terms of the Loan Agreement, the General Reserve Escrow Agreement, the Tax Escrow Agreement and the Environmental Indemnification Agreement, as amended by this Agreement, applicable to Site Borrowers and to perform the express and/or implied obligations of Site Borrowers set forth therein, and (ii) hereby represents and warrants to and for the benefit of Lender that each of the representations and warranties contained in the Loan Agreement, the General Reserve Escrow Agreement, the Tax Escrow Agreement and the Environmental Indemnification Agreement relative to the undersigned as a Site Borrower and the                                Site as an Additional Portfolio Property or a Portfolio Property are true as of the date hereof.

22.           Except as expressly set forth herein, the Loan Agreement, the General Reserve Escrow Agreement, the Tax Escrow Agreement and the Environmental Indemnification Agreement remain unchanged and are hereby ratified and confirmed to be and remain in full force and effect.

*         *         *         *         *

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed under seal as of the date first above written.

WITNESS:		PRIME BORROWER:

STAG GI INVESTMENTS HOLDINGS, LLC

By:		By:
	Name:	Name:
Title:

SITE BORROWERS:

By:		By:
	Name:	Name:
Title:

LENDER:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut Corporation

By:	CIGNA INVESTMENTS, INC.,
Its Authorized Agent

By:
Name:
Title:

ESCROW AGENT:

MIDLAND LOAN SERVICES, INC., a Delaware Corporation

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

SCHEDULE OF LOAN DOCUMENTS

GENERAL

Master Loan Agreement

Real Estate Tax Escrow Account

General Reserve Escrow Account

Environmental Indemnification Agreement

Omnibus Amendment and Agreement

PORTFOLIO PROPERTIES

(CITY, STATE)

Mortgage Note A

Mortgage, Security Agreement and Fixture Filing

Assignment of Rents and Leases

UCC Financing Statement

Subordination, Non-Disturbance and Attornment Agreement

Agreement to Perform Closing Obligations

ADDITIONAL PORTFOLIO PROPERTIES

EXHIBIT H

PURCHASE PRICES

EXHIBIT L

ALLOCATED LOAN AMOUNTS

EXHIBIT M

ORGANIZATIONAL CHARTS

EXHIBIT N

RENT ROLL

EXHIBIT L

ALLOCATED LOAN AMOUNTS

Site	Allocated Loan Amount

(CITY, STATE)	$

Total Advanced	$

EXHIBIT M

ORGANIZATIONAL CHARTS

EXHIBIT N

RENT ROLL

EXHIBIT O

FORM OF ADDITIONAL ASSIGNMENT

ASSIGNMENT OF RENTS AND LEASES

This ASSIGNMENT OF RENTS AND LEASES (this “Assignment”) is made as of the        day of                           , 20      , by                                                    [INSERT NAME OF NEW SITE BORROWER], a Delaware limited liability company, having its principal place of business at c/o STAG Capital Partners, LLC, 99 Chauncy Street, Boston, Massachusetts 02111 (“Assignor”), for the benefit of CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, having its principal place of business at Wilde Building, A4-CRI, 900 Cottage Grove Road, Hartford, Connecticut 06152, together with its successors, affiliates, nominees, subsidiaries, investors, participants or assignees (collectively, “Lender”).

W I T N E S S E T H:

WHEREAS, Lender has entered into a Master Loan Agreement with STAG GI INVESTMENTS HOLDINGS, LLC, a Delaware limited liability company (the “Prime Borrower”), dated as of                           , 2011, as amended by an Omnibus Amendment and Agreement by and among Prime Borrower and Assignor, among others, of even date herewith (as amended, modified, substituted or supplemented from time to time, the “Loan Agreement”), pursuant to which, inter alia, Lender has agreed, subject to the terms of the Loan Agreement, to make a mortgage loan to Prime Borrower and Site Borrowers (as defined below) in the maximum aggregate original principal amount of Sixty-Five Million and No/100 Dollars ($65,000,000) (the “Loan” or the “Portfolio Loan”);

WHEREAS, Prime Borrower intends to own all of the membership interests in one or more special purpose entities (each, a “Site Borrower” and, collectively, the “Site Borrowers” and, together with the Prime Borrower, collectively and individually, the “Borrower” or “Borrowers”) created to acquire various parcels of real property and all improvements thereon and all rights and appurtenances thereto (each, a “Site” and, collectively, the “Portfolio Properties”);

WHEREAS, the Portfolio Loan is evidenced and secured by (i) one or more promissory notes by Prime Borrowers and one or more Site Borrowers (collectively and individually referred to as the “Notes” or the “Portfolio Notes,” as the same may be amended, modified, substituted or supplemented from time to time), (ii) a mortgage, deed of trust, or indemnity deed of trust, assignment of leases, rents and contracts, security agreement and fixture filing that encumbers a Site (one from the applicable Site Borrower for each Site, each a “Portfolio Mortgage,” and collectively the “Portfolio Mortgages,” as the same may be amended, modified, substituted or supplemented from time to time) and other items of collateral, and (iii) such other security agreements, loan agreements, disbursement agreements, supplemental agreements, environmental indemnity agreements, guaranties, assignments (both present and collateral) and other instruments of indebtedness or security, including, without limitation, those referenced in the Loan Agreement (including the Notes, the Portfolio Mortgages, the Loan Agreement and this Assignment, as the same may be amended, modified, substituted or supplemented from time to time, the “Loan Documents”) (all of the indebtedness and obligations under the Loan Documents being herein called, the “Indebtedness”);

WHEREAS, pursuant to the terms of the Loan Agreement, Lender will make an advance of the Loan proceeds to Prime Borrower and Assignor, in the original principal amount of                                            and No/100 Dollars ($                              ) (the “                           Advance”) together with interest thereon, as evidenced by a Mortgage Note          (“Note     “) of even date herewith, by Prime Borrower and Assignor payable to the order of Lender (“Note          constituting one of the “Notes” as defined above);

WHEREAS, the                                 Advance is secured by, in addition to the other Loan Documents, a Mortgage Security Agreement and Fixture Filing, of even date and record herewith, by Assignor to Lender (the “                            Mortgage”);

WHEREAS, Assignor constitutes a Site Borrower, the                                Advance constitutes [the Initial Advance/an Additional Advance] (as defined in the Loan Agreement), Note            constitutes [the Initial Note/an Additional Note] (as defined in the Loan Agreement), and the                                Mortgage constitutes [the Initial Portfolio Mortgage/a Portfolio Mortgage];

WHEREAS, Lender made a loan (the “STAG IV Loan”) to Prime Borrower and certain affiliates of the Prime Borrower (the “STAG IV Site Borrowers”) in the maximum aggregate original principal amount of Sixty-Three Million and No/100 Dollars ($63,000,000) (together with all other obligations under the STAG IV Loan, collectively referred to as the “STAG IV Indebtedness”), pursuant to a Master Loan Agreement dated as of July 9, 2010, by and between Prime Borrower and Lender, among others (as the same may be amended, modified, substituted or supplemented from time to time, the “STAG IV Loan Agreement”) and evidenced by all of the other security agreements, loan agreements, disbursement agreements, supplemental agreements, environmental indemnity agreements, guaranties, assignments (both present and collateral) and other instruments of indebtedness or security related to the STAG IV Loan (including, without limitation, the STAG IV Loan Agreement, as the same may be amended, modified or supplemented from time to time, the “STAG IV Loan Documents”).  Pursuant to the Loan Agreement, Assignor agreed that Assignor would also be responsible for the STAG IV Indebtedness and that this Assignment shall provide additional security for the payment of the STAG IV Indebtedness;

WHEREAS, Lender made a loan (the “STAG V Loan”) to Prime Borrower and certain affiliates of the Prime Borrower (the “STAG V Site Borrowers”) in the maximum aggregate original principal amount of Sixty-Five Million and No/100 Dollars ($65,000,000) (together with all other obligations under the STAG V Loan, collectively referred to as the “STAG V Indebtedness”), pursuant to a Master Loan Agreement dated as of October 12, 2010, by and between Prime Borrower and Lender, among others (as the same may be amended, modified, substituted or supplemented from time to time, the “STAG V Loan Agreement”) and evidenced by all of the other security agreements, loan agreements, disbursement agreements, supplemental agreements, environmental indemnity agreements, guaranties, assignments (both present and collateral) and other instruments of indebtedness or security related to the STAG V Loan (including, without limitation, the STAG V Loan Agreement, as the same may be amended, modified or supplemented from time to time, the “STAG V Loan Documents”).  Pursuant to the Loan Agreement, Assignor agreed that Assignor would also be responsible for the STAG V Indebtedness and that this Assignment shall provide additional security for the payment of the STAG V Indebtedness; and

WHEREAS Lender has required an assignment of rents and leases affecting the real property and all of the improvements thereon in the City/Town of                               , County of                                 , and State/Commonwealth of                                described in Exhibit A hereto (as more particularly described in the                                , the “Real Property”) as additional security for the Indebtedness, the STAG IV Indebtedness and the STAG V Indebtedness.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Assignor, in consideration of the foregoing, hereby agree as follows:

I.  ASSIGNMENT

1.1.             Assignment of Leases.  Assignor hereby presently, irrevocably, absolutely and unconditionally transfers, assigns and sets over unto Lender all of Assignor’s right, title, and interest in and to all present and future leases, subleases, license agreements, concession agreements, lease termination agreements, and other occupancy agreements of any nature, oral or written, encumbering or affecting all or any part of the Real Property (collectively, the “Leases”), including but not limited to the leases listed on Exhibit B attached hereto (the “Schedule of Leases”), together with all extensions, modifications, supplements, renewals, and replacements thereof, now existing or hereafter made, and together with any and all guarantees of the obligations of the tenants, licensees, concessionaires and occupants thereunder (collectively, the “Tenants”), and also together with the rights of Assignor to receive, hold and apply all bonds and security in all of the Leases provided to be furnished to the lessor thereunder, and also together with the rights of Assignor to enforce any and all of the agreements, terms, covenants and conditions in all of the Leases provided and to give notices thereunder.

1.2.             Assignment of Rents.  Assignor hereby presently, irrevocably, absolutely and unconditionally transfers, assigns and sets over unto Lender all of Assignor’s right, title, and interest in and to all present and future rents (including, without limitation, prepaid rents and additional rents), parking revenues, income, profits, royalties, issues, security and other deposits, refunds, rebates, receipts, fees (including, without limitation, license fees, concession fees, lease termination fees, option payments, reimbursements, and lease modification and extension fees), damages, charges, and all other income and revenue of every kind and nature now existing or hereafter arising out of, related to, or generated by the Leases, including all proceeds and products thereof (collectively, the “Rents”).

1.3.             Assignment of Security Deposit.  If any of the Leases provide for a security deposit paid by any Tenant to Assignor (the “Security Deposits”), Assignor hereby assigns its right, title and interest in and to the Security Deposits to Lender.  Assignor, however, shall have the right to retain the Security Deposits so long as no Event of Default exists hereunder, provided Lender shall not be obligated to any Tenant for any Security Deposit until Lender obtains possession or control of the Security Deposit after an Event of Default.

1.4.             Assignment Absolute.  This Assignment shall be a present, irrevocable, absolute and unconditional assignment, and shall, immediately upon execution, give Lender the right to sue for, collect and receive all Rents and Security Deposits and to deal with the Leases as the lessor thereunder.  Lender shall have the right to notify the Tenants of the existence of this Assignment, but Lender will not exercise its right to collect Rents or any other rights under this Article I unless an Event of Default (as hereinafter defined) occurs hereunder, under any of the other Loan Documents, under any of the STAG IV Loan Documents or under any of the STAG V Loan Documents.  So long as there is no Event of Default, the assignment in this Article I shall be subject to the limited license set forth in Article II.

II.  LICENSE TO COLLECT

Lender grants to Assignor a revocable license to hold and administer the Security Deposits and to collect the Rents as they respectively become due and to enforce the Leases and to exercise the rights of lessor thereunder, so long as there is no Event of Default by Assignor hereunder.  Assignor hereby irrevocably authorizes and directs that upon the occurrence of any Event of Default, each of the Tenants under the Leases, upon receipt of a written notice from Lender so demanding, are to pay all Rent and Security Deposits due or which becomes due under its Lease to Lender.

III.  WARRANTIES AND COVENANTS

3.1.             Warranties of Assignor.  Assignor hereby warrants and represents the following:

(a)              Assignor is the sole holder of the landlord’s or owner’s interest under the Leases and has good right to sell, assign, transfer and set over the Leases and the Rents to Lender;

(b)              Assignor has made no assignment other than this Assignment of any of Assignor’s rights in any of the Leases or the Rents (and other than any assignment with respect to any loan being repaid in full with the proceeds of the Loan);

(c)              Except as otherwise disclosed in writing to Lender, all of the Leases provide for Rent to be paid monthly in advance, all Rent due to date has been collected and no Rent has been collected more than one month in advance;

(d)              To the best of Assignor’s actual knowledge, and except as otherwise disclosed in writing to Lender, no Tenant under any of the Leases has any defense, set off or counterclaim against Assignor;

(e)              The Schedule of Leases attached as Exhibit B lists all of the Leases currently in effect for the Real Property;

(f)               Each of the Leases and any amendments thereto submitted by Assignor to Lender constitutes the entire agreement between the parties thereto, and to Assignor’s actual knowledge there are no agreements, undertakings, representations, or warranties, either oral or written, which have not been submitted to Lender;

(g)              To the best of Assignor’s actual knowledge, each of the Leases is valid, in full force and effect, and enforceable in accordance with its terms; and

(h)              Except as otherwise disclosed in writing to Lender, no rental concession in the form of any period of free rent or any other waiver, release, reduction, discount or other alteration of the Rent due or to become due has been granted by Assignor or, to the best of Assignor’s actual knowledge, any prior landlord to any Tenant under the Leases for any period subsequent to the effective date of this Assignment.

3.2.             Covenants of Assignor.  Assignor hereby covenants and agrees that Assignor shall:

(a)              Fulfill, perform and observe in all material respects all of the obligations of landlord under the Leases;

(b)              Give prompt written notice to Lender of any default or claim of default by Assignor or by any Tenant under any of the Leases, of which Assignor has notice, along with a complete copy of any written notice of such default or claim of default;

(c)              Enforce, short of termination, the performance in all material respects of the Leases by the Tenants;

(d)              Except as otherwise provided in the Loan Agreement, not alter, modify, amend, terminate or cancel any of the Leases, nor accept a surrender of any of the Leases, nor waive any term or condition of any of the Leases without the prior written consent of Lender;

(e)              Not collect or accept Rent more than one (1) month in advance of the time any such Rent becomes due;

(f)               Except as otherwise provided in the Loan Agreement, not execute any future Leases (or any amendments, modifications, extensions or renewals thereof), nor consent to the assignment of Tenant’s interest under any of the Leases, nor consent to the subletting thereunder without the prior written consent of Lender;

(g)              Not execute any further assignment of the landlord’s interest under any of the Leases or of the Rents or any interest therein or suffer or permit such to occur by operation of law;

(h)              Not permit any of the Leases to become subordinate to any lien other than the lien of the                  Mortgage;

(i)               Except as otherwise provided in the Loan Agreement, not alter, modify, change, release, waive, cancel, nor terminate the terms of any guarantee of any of Tenant’s obligations under any of the Leases in whole or in part without the prior written consent of Lender; and

(j)               Not take any action which will cause or permit the estate of any Tenants under the Leases to merge with Assignor’s interest in the Real Property.

3.3.          Covenant of Lender.  Upon the payment in full of the Indebtedness, or upon the satisfaction of the applicable conditions in the Loan Agreement relating to substitution or partial release of the Property, this Assignment shall be terminated and released by Lender without further action and shall thereupon be of no further force or effect.

ARTICLE IV.  DEFAULTS; LENDER’S REMEDIES

4.1.          Events of Default.  The occurrence of an “Event of Default” under, and as defined and described in, the Loan Agreement, the Notes, the Portfolio Mortgages, any other of the Loan Documents, any STAG IV Loan Document or any STAG V Loan Document shall constitute an “Event of Default” hereunder.

4.2.             Remedies.  Upon an Event of Default, Lender may at any time thereafter, at its option and without notice or demand of any kind, and without regard to the adequacy of security for payment of the Indebtedness, the STAG IV Indebtedness or the STAG V Indebtedness, exercise any or all of the following remedies to the extent permitted by applicable law and subject to the Loan Agreement:

(a)              Declare all of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness immediately due and payable;

(b)              Take physical possession of the Real Property and of all books, records, documents and accounts relating to the Real Property and the Assignor’s business thereon, and manage and operate the Real Property and the Assignor’s business thereon without interference from Assignor, at Assignor’s expense, including, without limitation, the right to rent and lease the Real Property and to hire a manager for the Real Property;

(c)              With or without taking possession of the Real Property, collect the Rents and any other sums owing under any of the Leases, either by itself or through a receiver, the license to collect Rents given to Assignor by Lender pursuant to Article II hereof being deemed automatically revoked upon an Event of Default, and Assignor hereby consenting to the appointment of a receiver upon the occurrence of an Event of Default;

(d)              In Assignor’s or Lender’s name, institute any legal or equitable action which Lender, in its sole discretion, deems desirable to collect any or all of the Rents;

(e)              Perform any or all obligations of Assignor under any of the Leases or this Assignment and take such actions as Lender deems appropriate to protect its security, including, without limitation:  (i) appearing in any action or proceeding affecting any of the Leases or the Real Property; (ii) executing new leases and modifying, terminating or canceling existing Leases; (iii) collecting, modifying and compromising any Rents payable under the Leases; and (iv) enforcing any of the Leases, including, if necessary, evicting tenants; and

(f)               Any other remedies permitted to Lender under applicable law.

The foregoing remedies are in addition to any remedies afforded Lender under any other of the Loan Documents, the STAG IV Loan Documents, the STAG V Loan Documents or in law or equity, by statute or otherwise, all of which rights and remedies are reserved by Lender.  All of the remedies of Lender shall be cumulative and may be exercised at Lender’s option concurrently or successively and the exercise or beginning of exercise by Lender of any such remedies shall not preclude the simultaneous or subsequent exercise of the same remedy or any other remedy available to Lender.  No failure or delay on the part of Lender to exercise any remedy shall operate as a waiver thereof.

4.3.             Application of Proceeds.  Any amounts collected by Lender hereunder shall be applied by Lender, to pay, in such order as Lender shall elect, the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness, including all principal; accrued, unpaid interest; prepayment fees; late charges; advances; and all costs and expenses, including attorneys’ fees, incurred by Lender in operating, protecting, preserving and realizing on Lender’s interest in the Real Property including any fees incurred in the representation of Lender in any proceeding under Title 11, United States Code; and any other amount due under the Loan Agreement, the Notes, the Portfolio Mortgages, any other of the other Loan Documents, any of the STAG IV Loan Documents and/or any of the STAG V Loan Documents.

It is understood and agreed that neither the assignment of the Rents to Lender nor the exercise by Lender of any of its rights or remedies under this Assignment shall be deemed to make Lender a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Real Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Lender, in person or through its authorized agent, assumes actual possession thereof and executes and records a Certificate of Entry under M.G.L. Chapter 244, Sections 1 and 2 [confirm whether any local law provision], nor shall appointment of a receiver by any court at the request of Lender or by agreement with Assignor or the entering into possession of the Real Property or any part thereof by such receiver be deemed to make Lender a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Real Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

ARTICLE V.  NO LIABILITY, INDEMNIFICATION

5.1.             No Liability.  Nothing in this Assignment shall be construed to impose upon Lender any obligation or responsibility to any Tenant under any of the Leases or to any other third party for the control, care, management or repair of the Real Property, the performance of any of the landlord’s obligations under the Leases, or for any dangerous or defective condition on the Real Property.

5.2.             Indemnification.  Assignor shall indemnify and hold Lender harmless from and against all obligations, liabilities, losses, costs, expenses, civil fines, penalties or damages (including attorneys’ fees) which Lender may incur by reason of this Assignment or in connection with any of the Leases or with regard to the Real Property prior to such time as Lender takes actual physical possession (to the exclusion of Assignor) of the Real Property after an Event of Default, provided that such indemnity shall not apply to (i) any liabilities, losses, costs, expenses, fines, penalties or damages, etc., arising on account of the gross negligence or willful misconduct of Lender or (ii) any income or franchise taxes imposed on Lender.  Assignor shall, with counsel reasonably satisfactory to Lender, defend Lender against any claim or litigation involving Lender for the same.  Should Lender incur such obligation, liability, loss, cost, expense, civil fine, penalty or damage, Assignor shall reimburse Lender upon demand.  Any amount owed Lender under this provision shall bear interest at the “Default Rate” defined and described in the Loan Agreement and shall be secured by the Loan Documents.

ARTICLE VI.  MISCELLANEOUS

6.1.             Modifications, Etc.  Assignor hereby consents and agrees that Lender may at any time and from time to time, without notice to or further consent from Assignor, either with or without consideration, surrender any property or other security of any kind or nature whatsoever held by Lender or by any person, firm or corporation on Lender’s behalf or for its account, securing the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness; substitute for any collateral so held by Lender, other collateral of like kind, or of any kind; agree to modification of the terms of the Loan Agreement, the Notes, the Portfolio Mortgages, any of the other Loan Documents, any of the STAG IV Loan Documents and/or any of the STAG V Loan Documents; extend or renew the Loan Agreement, the Notes, the Portfolio Mortgages, any of the other Loan Documents, any of the STAG IV Loan Documents and/or any of the STAG V Loan Documents for any period; grant releases, compromises and indulgences with respect to the Loan Agreement, the Notes, the Portfolio Mortgages, any of the other Loan Documents, any of the STAG IV Loan Documents and/or any of the STAG V Loan Documents to any person or entities now or hereafter liable thereunder or hereunder; release any guarantor or endorser of the Loan Agreement, the Notes, the Portfolio Mortgages, any of the other Loan Documents, any of the STAG IV Loan Documents and/or any of the STAG V Loan Documents; or take or fail to take any action of any type whatsoever; and no such action which Lender shall take or fail to take in connection with the Loan Documents, the STAG IV Loan Documents, the STAG V Loan Documents or any of them, or any security for the payment of the Indebtedness, the STAG IV Indebtedness and/or the STAG V Indebtedness or for the performance of any obligations or undertakings of Assignor, nor any course of dealing with Assignor or any other person, shall release Assignor’s obligations hereunder, affect this Assignment in any way or afford Assignor any recourse against Lender, other than for Lender’s gross negligence or willful misconduct.  The provisions of this Assignment shall extend and be applicable to all renewals, amendments, extensions, consolidations and modifications of the Loan Documents, the STAG IV Loan Documents and/or the STAG V Loan Documents and the Leases, and any and all references herein to the Loan Documents, the STAG IV Loan Documents, the STAG V Loan Documents or the Leases shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.

6.2.             Further Assurance.  At any time and from time to time, upon reasonable request by Lender, Assignor will make, execute and deliver, or cause to be made, executed and delivered, to Lender and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Lender, any and all such other and further assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the reasonable opinion of Lender, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligations of Assignor under this Assignment and (b) the security interest created by this Assignment as a first and prior security interest upon the Leases and the Rents, provided that the same are consistent with and do not materially increase the obligations of Assignor under the Loan Documents.  Upon any failure by Assignor so to do, Lender may make, execute, record, file, re-record and/or refile any and all such assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Assignor, and Assignor hereby irrevocably appoints Lender the agent and attorney in fact of Assignor so to do.

6.3.             Successors and Assigns.  All of the terms and conditions of this Assignment are hereby made binding upon the executors, heirs, administrators, successors and permitted assigns of both Lender and Assignor, including any trustee or debtor-in-possession appointed in any proceeding under Title 11, United States Code.

6.4.             Notices.  Any notice, demand, request, statement, consent or other communication made hereunder shall be in writing, signed by the party giving such notice, request, demand, statement, consent or other communication, and shall be deemed to have been properly given when delivered in accordance with the terms of the Loan Agreement.

6.5.             Governing Law.  Except as may be otherwise expressly provided in this Assignment or in any other Loan Document, all claims relating, in any way, to the negotiation and/or consummation of the Portfolio Loan, Lender’s relationship with the Borrowers in connection with the Portfolio Loan and/or the performance of any obligation under any of the Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts (the “State”) without regard to principles of conflicts of law.  Notwithstanding the foregoing choice of law:

(a)           the procedures governing the creation, perfection and priority of the liens pertaining to the Real Property and the enforcement by Lender of its rights and remedies under this Assignment and the other Loan Documents with respect to the Real Property, including without limitation, actions for foreclosure, for injunctive relief or for appointment of a receiver, shall be governed by the laws of the state where the Real Property is located; and

(b)           Lender shall comply with applicable law in the state where the Real Property is located to the extent required by the law of such jurisdiction in connection with the foreclosure of the liens created by this Assignment and the other Loan Documents with respect to the Real Property.

Nothing contained herein or in any provisions of the other Loan Documents shall be construed to provide that the substantive law of the state where the Real Property is located shall apply to any parties’ rights and obligations under any of the Loan Documents, which, except as expressly provided above, are and shall continue to be governed by the substantive law of the State.  In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of the state where the Real Property is located is not intended, nor shall it be deemed, in any way, to derogate the parties’ choice of law as set forth or referred to in this Assignment or in the other Loan Documents.  The parties further agree that Lender may enforce its rights under the Loan Documents, including, without limitation, its rights to sue Assignor or to collect any outstanding indebtedness in accordance with the State law, subject to clauses (a) and (b) above.

Assignor hereby consents to personal jurisdiction in any state or federal court located within the State, as well as to the jurisdiction of all courts from which an appeal may be taken from the courts within the State, for the purposes of any suit, action or other proceeding arising out of, or with respect to, any of the Loan Documents, the negotiation and/or consummation of the Portfolio Loan, Lender’s relationship with Assignor or any other Borrower in connection with the Portfolio Loan and/or the performance of any obligation or the exercise of any remedy under any of the Loan Documents, and expressly waives any and all objections it may have as to venue in any of such courts.

6.6.             Captions; Counterparts.  The captions of this Assignment are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be any part hereof.  This Assignment and all of the other Loan Documents may be signed in any number of counterparts, each of which shall be an original and all of which, together, shall constitute one and the same instrument.

6.7.             Exhibits.  All Exhibits referred to herein and attached hereto are hereby incorporated and made a part of this Assignment.

6.8.             No Oral Modifications; Amendments.  No oral amendment to this Assignment shall be binding on the parties hereto.  Any modification of or amendment to this Assignment must be in writing signed by both parties.

6.9.             Terms.  Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require.

6.10.           Invalidity.  If any provision of this Assignment shall be held invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Assignment.

6.11.           Attorneys’ Fees.  Any reference to “attorney fees,” “attorney’s fees” or “attorneys’ fees” in this document includes but is not limited to the fees, charges and costs incurred by Lender through its retention of outside legal counsel and the reasonably allocated fees, costs and charges for services rendered by Lender’s in-house counsel.  Any reference to “attorney fees”, “attorney’s fees,” or “attorneys’ fees” shall also include but not be limited to those attorneys or legal fees, costs and charges incurred by Lender following an Event of Default in the collection of any Indebtedness (or any portion thereof), the STAG IV Indebtedness (or any portion thereof) and/or the STAG V Indebtedness (or any portion thereof), the enforcement of any obligations hereunder, the protection of the Real Property, the foreclosure of (or exercise of power under) the Portfolio Mortgages, the sale of the Real Property, the defense of actions arising hereunder and the collection, protection or set off of any claim the Lender may have in a proceeding under Title 11, United States Code.  Attorney’s fees provided for hereunder shall accrue whether or not Lender has provided notice of an Event of Default or of an intention to exercise its remedies for such Event of Default.

6.12.           WAIVER OF TRIAL BY JURY.  ASSIGNOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY AS TO ANY MATTER ARISING OUT OF OR CONCERNING THE SUBJECT MATTER OF THIS ASSIGNMENT.

6.13.           Joint and Several Liability.  If more than one person, corporation, partnership or other entity shall execute this Assignment, then each person and entity shall be fully liable for all obligations of Assignor hereunder, and such obligations shall be joint and several.

6.14            Nonrecourse.  The provisions set forth in Section 14 of the Notes are hereby incorporated herein by reference, mutatis mutandis, and shall be applicable to this Assignment as if set forth in full herein.

6.15.           Definitions.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to those terms in the Loan Agreement.

[SIGNATURES ON NEXT PAGE]

In Witness whereof, Assignor has duly executed this Assignment as a sealed instrument on the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On this                day of                 , 20    , before me, the undersigned notary public, personally appeared                                   , proved to me through satisfactory evidence of identification, which was personal knowledge of identity, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as the              of                                                   .

Notary Public
My commission expires:

EXHIBIT A

TO

ASSIGNMENT OF RENTS AND LEASES

Description of Real Property

EXHIBIT B

TO

ASSIGNMENT OF RENTS AND LEASES

Schedule of Leases

Lease dated                               , by and between                                          [predecessor in interest to [INSERT NAME OF SITE BORROWER]], as Landlord, and                                         , as tenant, as amended by First Amendment to Lease dated                                         .

MASTER LOAN AGREEMENT

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EXHIBIT A	Legal Description of Portfolio Properties
EXHIBIT B	Schedule of Loan Documents
EXHIBIT C	Tenant Estoppel Certificate
EXHIBIT D	Subordination, Non-Disturbance and Attornment Agreement
EXHIBIT E	Survey Requirements
EXHIBIT F	Surveyor’s Certificate
EXHIBIT G	Form of Opinions
EXHIBIT H	Purchase Prices
EXHIBIT I	Form of Note
EXHIBIT J	Form of Additional Portfolio Mortgage
EXHIBIT K	Form of Omnibus Amendment to Loan Documents
EXHIBIT L	Allocated Loan Amounts
EXHIBIT M	Organizational Charts
EXHIBIT N	Rent Roll
EXHIBIT O	Form of Additional Assignment

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